SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT BANK OF AMERICA, N.A. As Lender And AEROPOSTALE, INC. The Borrower November 13, 2007

TABLE OF CONTENTS

Article 1 -	Definitions:	-1-

Article 2 -	The Revolving Credit:	-23-

2-1.	Establishment of Revolving Credit.	-23-
2-2.	Intentionally Omitted.	-23-
2-3.	Intentionally Omitted.	-23-
2-4.	Risks of Value of Collateral	-23-
2-5.	Loan Requests.	-23-
2-6.	Making of Loans Under Revolving Credit.	-25-
2-7.	The Loan Account.	-26-
2-8.	The Revolving Credit Notes	-27-
2-9.	Payment of The Loan Account.	-27-
2-10.	Interest Rates.	-28-
2-11.	Additional Fees.	-28-
2-12.	Intentionally Omitted.	-29-
2-13.	Line (Unused Fee).	-29-
2-14.	Intentionally Omitted	-29-
2-15.	Concerning Fees.	-29-
2-16.	Lender’s Discretion.	-29-
2-17.	Procedures For Issuance of L/C’s.	-29-
2-18.	Fees For L/C’s.	-30-
2-19.	Cash Collateralization of L/Cs.	-31-
2-20.	Concerning L/C’s.	-31-
2-21.	Changed Circumstances.	-33-
2-22.	Increased Costs	-34-
2-23.	Lender’s Commitments.	-35-

Article 3 -	Conditions Precedent:	-36-

3-2.	Corporate Due Diligence.	-36-
3-3.	Opinion	-36-
3-4.	Additional Documents	-36-
3-5.	Officers’ Certificates	-36-
3-6.	Representations and Warranties	-37-
3-7.	Borrowing Base Certificate	-37-
3-8.	All Fees and Expenses Paid	-37-
3-9.	Financial Projections	-37-
3-10.	Borrower’s Assets	-37-
3-11.	Lien Search	-37-
3-12.	Perfection of Collateral	-37-
3-13.	Insurance	-37-
3-14.	No Suspension Event	-38-
3-15.	No Adverse Change	-38-
3-16.	Execution and Delivery of Agreement	-38-

Article 4 -	General Representations, Covenants and Warranties:	-38-

4-1.	Payment and Performance of Liabilities	-38-
4-2.	Due Organization - Corporate Authorization - No Conflicts.	-38-
4-3.	Trade Names.	-39-
4-4.	Intellectual Property.	-39-
4-5.	Locations.	-40-
4-6.	Title to Assets.	-41-
4-7.	Indebtedness	-42-
4-8.	Insurance Policies.	-43-
4-9.	Licenses	-43-
4-10.	Leases	-44-
4-11.	Requirements of Law	-44-
4-12.	Maintain Properties	-44-
4-13.	Pay Taxes/Tax Shelter Regulations.	-45-
4-14.	No Margin Stock	-46-
4-15.	ERISA	-46-
4-16.	Hazardous Materials.	-46-
4-17.	Litigation	-47-
4-18.	Dividends or Investments	-47-
4-19.	Loans	-48-
4-20.	Protection of Assets	-48-
4-21.	Line of Business	-48-
4-22.	Affiliate Transactions	-49-
4-23.	Additional Assurances.	-49-
4-24.	Adequacy of Disclosure.	-50-
4-25.	Investments	-50-
4-26.	Prepayments of Indebtedness.	-50-
4-27.	Other Covenants	-51-

Article 5 -	Financial Reporting and Performance Covenants:	-51-

5-1.	Maintain Records	-51-
5-2.	Access to Records.	-51-
5-3.	Prompt Notice to Lender.	-52-
5-4.	Intentionally Omitted.	-53-
5-5.	Borrowing Base Certificates	-53-
5-6.	Monthly Reports	-53-
5-7.	Quarterly Reports	-53-
5-8.	Annual Reports.	-54-
5-9.	Intentionally Omitted.	-54-
5-10.	Inventories, Appraisals, and Audits.	-54-
5-11.	Additional Financial Information.	-56-
5-12.	Intentionally Omitted.	-56-

Article 6 -	Use and Collection of Collateral:	-56-

6-1.	Use of Inventory Collateral.	-56-
6-2.	Adjustments and Allowances	-57-

6-3.	Validity of Accounts.	-57-
6-4.	Notification to Account Debtors	-57-

Article 7 -	Cash Management. Payment of Liabilities:	-58-

7-1.	Depository Accounts.	-58-
7-2.	Credit Card Receipts.	-58-
7-3.	The Concentration, Blocked, and Operating Accounts.	-59-
7-4.	Proceeds and Collection of Accounts.	-59-
7-5.	Payment of Liabilities.	-60-
7-6.	The Operating Account	-61-

Article 8 -	Grant of Security Interest:	-61-

8-1.	Grant of Security Interest	-61-
8-2.	Extent and Duration of Security Interest	-62-

Article 9 -	Lender As Borrower’s Attorney-In-Fact:	-63-

9-1.	Appointment as Attorney-In-Fact.	-63-
9-2.	No Obligation to Act.	-63-

Article 10 -	Events of Default:	-64-

10-1.	Failure to Pay Revolving Credit.	-64-
10-2.	Failure To Make Other Payments.	-64-
10-3.	Failure to Perform Covenant or Liability (No Grace Period).	-64-
10-4.	Failure to Perform Covenant or Liability (Limited Grace Period).	-64-
10-5.	Failure to Perform Covenant or Liability (Grace Period).	-64-
10-6.	Misrepresentation.	-65-
10-7.	Default of Other Debt.	-65-
10-8.	Default of Leases.	-65-
10-9.	Uninsured Casualty Loss.	-65-
10-10.	Judgment. Restraint of Business.	-65-
10-11.	Business Failure.	-65-
10-12.	Bankruptcy.	-66-
10-13.	Indictment - Forfeiture	-66-
10-14.	Default by Guarantor or Subsidiary	-66-
10-15.	Termination of Guaranty.	-66-
10-16.	Challenge to Loan Documents.	-66-
10-17.	Intentionally Omitted.	-66-
10-18.	Change in Control.	-67-

Article 11 -	Rights and Remedies Upon Default:	-67-

11-1.	Rights of Enforcement	-67-
11-2.	Sale of Collateral.	-67-
11-3.	Occupation of Business Location.	-68-
11-4.	Grant of Nonexclusive License	-69-
11-5.	Assembly of Collateral.	-69-
11-6.	Rights and Remedies.	-69-

Article 12 -	Notices:	-69-

12-1.	Notice Addresses.	-69-
12-2.	Notice Given.	-70-

Article 13 -	Term:	-71-

13-1.	Termination of Revolving Credit.	-71-
13-2.	Effect of Termination	-71-

Article 14 -	General:	-71-

14-1.	Protection of Collateral	-71-
14-2.	Successors and Assigns.	-72-
14-3.	Severability.	-72-
14-4.	Amendments. Course of Dealing.	-72-
14-5.	Power of Attorney.	-72-
14-6.	Application of Proceeds	-73-
14-7.	Costs and Expenses of Lender.	-73-
14-8.	Copies and Facsimiles.	-73-
14-9.	Massachusetts Law.	-73-
14-10.	Consent to Jurisdiction.	-74-
14-11.	Indemnification	-74-
14-12.	Rules of Construction.	-75-
14-13.	Intent.	-76-
14-14.	Right of Set-Off.	-77-
14-15.	Maximum Interest Rate	-77-
14-16.	Waivers.	-77-
14-17.	Confidentiality.	-78-
14-18.	Press Releases	-79-
14-19.	No Advisory or Fiduciary Responsibility	-79-
14-20.	USA PATRIOT Act Notice	-80-
14.21.	Existing Loan Agreement Amended and Restated.	-80-

v

EXHIBITS

2-8                      :           Revolving Credit Note
4-2                      :           Related Entities
4-3                      :           Trade Names
4-5                      :           Locations, Leases, and Landlords
4-6                      :           Encumbrances
4-7                      :           Indebtedness
4-8                      :           Insurance Policies
4-10                    :           Capital Leases
4-13                    :           Taxes
4-17                    :           Litigation
4-22                    :           Permitted Management Fees and Other Affiliated Transactions
4-23                    :           Excluded Assets
5-5                      :           Form of Borrowing  Base Certificate
6-3                      :           Bonds and Deposits
7-1                      :           DDAs
7-2                      :           Credit Card Arrangements

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

November 13, 2007

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is made between

Bank of America, N.A. (the “Lender”), a national banking association with offices at 100 Federal Street, Boston, Massachusetts  02110

and

Aeropostale, Inc., (hereinafter, the “Borrower”), a Delaware corporation with its principal executive offices at 1372 Broadway,  New York, New York  10020 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

WITNESSETH:

WHEREAS, Aeropostale, Inc., f/k/a MSS-Delaware, Inc. entered into an Amended and Restated Loan and Security Agreement dated as of October 7, 2003 with Fleet Retail Finance Inc, as agent for the lenders party thereto and such lenders (as amended and in effect, the “Existing Loan Agreement”); and

WHEREAS, Fleet Retail Finance, Inc. has assigned all of its right, title and interest under the Existing Loan Agreement to Bank of America, N.A.;

WHEREAS, Aeropostale, Inc., is the successor in interest by merger to MSS-Delaware, Inc. and

WHEREAS, the Borrower desires to amend and restate the Existing Loan Agreement in order (a) to increase the amount of the Loan Ceiling (as hereinafter defined) to $150,000,000, and (b) to make certain other amendments to the terms and conditions of the Existing Loan Agreement; and

NOW, THEREFORE, the parties hereto agree that the Existing Loan Agreement shall be amended and restated in its entirety to read as follows:

Article 1 - Definitions:

As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

“Acceptable Blank Stock Inventory”:  Inventory of the Loan Parties which consists of blank t-shirts and other items of apparel which are in the possession of third Persons for processing, which Inventory otherwise would be deemed Acceptable Inventory and as to which the Lender has received an agreement from such processor in form and substance reasonably acceptable to the Lender.

“Acceptable L/C Inventory”:  Inventory which is the subject of a Documentary L/C in favor of a foreign manufacturer or vendor of such Inventory, which Inventory is to be manufactured for, or delivered to, the Loan Parties and will become Acceptable In-Transit Inventory within seventy-five (75) days after the date of issuance of the Documentary L/C.

“Acceptable In-Transit Inventory”:  Inventory-in-transit to a Loan Party, title to which has passed to the Loan Party which Inventory has been placed with a carrier (f.o.b.) for shipment to the Loan Parties , and which Inventory is scheduled to be received within fifty (50) days at a Loan Party’s distribution center, as to which Inventory the Lender has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances (it being understood, however, that the Lender will not require possession of the Documents of Title or any foreign filings to be deemed “perfected”); provided that such Inventory shall be deemed to be Acceptable In-Transit Inventory only if the Lender has received an agreement (to the extent relevant to such Inventory) with (i) each sourcing agent under any of the Loan Party’s sourcing agreements, and (ii) each Loan Party’s custom brokers, each satisfactory in form and substance to the Lender.  Notwithstanding the foregoing, the Lender, periodically (but in no event in months other than July through October of any year), may, in its reasonable discretion, include Inventory which otherwise satisfies the requirements of this definition but for the fact that title has not yet passed to a Loan Party as Acceptable In-Transit Inventory, but only if the Lender has received written confirmation from the applicable sourcing agent that title to such Inventory will pass to a Loan Party upon receipt of payment of a sum certain and the Borrower has requested the Lender to make, and has Availability for, a Revolving Credit Loan to pay such sourcing agent in such amount.

“Acceptable Inventory”:  Such of the Loan Parties Inventory, at such locations, and of such types, character, qualities and quantities, as the Lender in its sole discretion from time to time determines to be acceptable for borrowing, including, without limitation, Acceptable In-Transit Inventory and Acceptable L/C Inventory (but excluding Acceptable Blank Stock Inventory), as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances.  Without limiting the generality of the foregoing, Acceptable Inventory shall in no event include Inventory that is not salable, non-merchandise categories (such as labels, bags and packaging), Inventory not located in the United States (other than Acceptable In-Transit Inventory and Acceptable L/C Inventory), samples, damaged goods, return-to-vendor merchandise, and packaway Inventory.

“Accounts” and “Accounts Receivable” include, without limitation, “accounts” as defined in the UCC, and also all:  accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all “contract rights” as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; and all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

“ACH”: Automated clearing house.

"Account Debtor": Has the meaning given that term in the UCC and includes all credit card processors of the Borrower.

"Adjusted Eurodollar Rate": With respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent) equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

"AGC": Aero GC Management LLC, a Virginia Limited Liability Company with an address of 112 West 34th Street., New York, New York 10120, a single member managed LLC, where Borrower is the sole member.

“Aeropostale Canada”: Aeropostale Canada, Inc., an Ontario Canada corporation with a United States address of 112 West 34th Street., New York, New York 10120, a wholly owned Subsidiary of the Borrower.

“Affiliate”: With respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than twenty-five percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority  of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) not less than twenty- five percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

“Aggregate Outstandings”: At any time of determination, the sum of (a) the Revolving Credit Loans outstanding, plus (b) the Stated Amount of L/Cs outstanding.

“Applicable Margin”: Shall mean the following percentages based upon the following performance criteria:

Level	Average Outstandings	Eurodollar Loans Margin	Prime Rate Margin	Line (Unused) Fee
I	Less than $50,000,000	0.75%	0%	0.125%
II	Greater than or equal to $50,000,000 and less than $100,000,000	1.00%	0%	0.125%
III	Greater than or equal to $100,000,000	1.25%	0%	0.15%

The Applicable Margin shall be adjusted quarterly as of the first day of each February, May, August, and November, commencing February 1, 2008, based upon the Borrower’s Average Outstandings calculated for the most recent quarter then ended. Upon the occurrence of an Event of Default, at the option of the Lender, interest shall be determined in the manner set forth in Section 2-10(f).

“Appraised Value”: The net appraised liquidation value of the Loan Parties’ Inventory as set forth in the Loan Parties’ stock ledger (expressed as a percentage of the Cost of such Inventory), each as reasonably determined from time to time by the Lender in accordance with its customary procedures and based upon the most recent appraisal conducted hereunder by an independent appraiser reasonably satisfactory to the Lender.

“Availability”: The lesser of the Loan Ceiling or the Borrowing Base;

Minus

(I) The then unpaid principal balance of the Loan Account.

Minus

(II) The then Stated Amount of all L/C’s.

Minus

(III) Unreimbursed L/C Obligations.

"Average Outstandings": For any three month period, the sum of (a) the average Revolving Credit Loans outstanding during such period, plus (b) the average Stated Amount of L/Cs outstanding during such period.

“AWI”: Aeropostale West, Inc., a Delaware corporation with an address of 201 Willowbrook Blvd., Wayne, New Jersey 07470, a wholly owned Subsidiary of the Borrower.

“Bank Products”: Any services or facilities provided to a Loan Party by the Lender or any of its Affiliates (but excluding Cash Management Services), including without limitation, on account of leasing, swap and other hedging contracts.

“Bank Product Reserves”: Such reserves as the Lender from time to time determine in its discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

"Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

"Base Rate Loan": Each Revolving Credit Loan while bearing interest at the Prime Rate.

“Blocked Account”: Is defined in Section 7-3.

"Borrower": Is defined in the Preamble.

“Borrowing Base”: The amounts calculated to the following formulae, as applicable:

(a)	If the outstanding amount of Revolving Credit Loans and the Stated Amount of L/Cs is less than or equal to $75,000,000 in the aggregate, the result of the following:

(i)          95% of the book value (as determined in accordance with GAAP) of Acceptable Inventory,

plus

(ii)          85% of the face amount of Eligible Credit Card Receivable;

minus

(iii)          Reserves.

(b)	If the outstanding amount of Revolving Credit Loans and the Stated Amount of L/Cs is greater than $75,000,000 in the aggregate, the result of the following:

(i)          85% of the most recent Appraised Value of Acceptable Inventory multiplied by the Cost of Acceptable Inventory,

plus

(ii)          85% of the face amount of Eligible Credit Card Receivable;

minus

(iii)          Reserves.

“Borrowing Base Certificate”: Is defined in Section 5-5.

“Business Day”: Any day other than (a) a Saturday or  Sunday; (b) any day on which banks in Boston, Massachusetts or New York, New York, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Lender is not open to the general public to conduct business, and, if such day relates to any Eurodollar Loan, means any such day on which dealings in dollar deposits are conducted by and between banks in the London interbank market.

"Business Plan": The Borrower’s then current business plan and any revision, amendment, or update of such business plan to which the Lender has provided its written sign-off.

"Capital Expenditures": The expenditure of funds or the incurrence of liabilities which are capitalized in accordance with GAAP, provided that for purposes of this Agreement, capital expenditures funded by the proceeds from the incurrence of Indebtedness permitted hereunder, by the proceeds received from the sale of assets permitted pursuant to §4-12(d) hereof, by casualty insurance proceeds or condemnation proceeds shall, to the extent of such proceeds, not be deemed Capital Expenditures.

“Capital Lease”: Any lease which is capitalized in accordance with GAAP.

“Cash Dominion Event”: Either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability in an amount greater than 15% of the then Borrowing Base.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded 15% of the then Borrowing Base for 30 consecutive Business Days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for 30 consecutive Business Days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) occasion(s) during any calendar year.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition by such Person, (ii) time deposits and certificates of deposit of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than twelve (12) months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (i) above, provided that there shall be no restriction on the maturities of such underlying securities pursuant to this clause (iii) entered into with a bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Group or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing not more than twelve (12) months after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

“Cash Management Reserves ”: Such reserves as the Lender, from time to time, determines in its discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services”: Any one or more of the following types or services or facilities provided to a Loan Party by the Lender or any of its Affiliates: (a) automated clearinghouse transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, and (e) merchant card services.

“Change in Control”: The occurrence of any of the following:

(a)           The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 30% or more of the issued and outstanding capital stock of the Borrower (on a fully diluted basis) having the right, under ordinary circumstances, to vote for the election of directors of the Borrower.

(b)            Persons (“Continuing Directors”) who (i) were directors of the Borrower on the first day of any period consisting of twelve (12) consecutive calendar months (the first of which twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower cease, for any reason other than death or disability or replacement (in the ordinary course of business and not as a result of any change in the equity ownership of the Borrower), to constitute a majority of the directors of the Borrower.

“Chattel Paper”: Has the meaning given that term in the UCC.

“Collateral”: Is defined in Section 8-1.

“Commercial Tort Claim”: Has the meaning given that term in the UCC.

“Commitment”: Subject to the provisions of Section 2-23, as of the Second Amendment Effective Date, as follows:

LENDER	DOLLAR COMMITMENT	COMMITMENT PERCENTAGE
Bank of America, N.A.	$150,000,000.00	100%

“Commitment Percentage”: As provided in the Definition of “Commitment”, above.

“Concentration Account”: Is defined in Section 7-3.

“Consolidated”: With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

“Cost”: The lower of

(a)           the calculated cost of purchases, as determined from invoices received by the Borrower, the Borrower’s purchase journal or stock ledger, based upon the Borrower’s accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed; or

(b)           the cost equivalent of the lowest ticketed or promoted price at which the subject inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrower’s accounting system), which cost equivalent is determined in accordance with the retail method of accounting, reflecting the Borrower’s historic business practices.

“Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower’s calculation of cost of goods sold.

“Cost Factor”: The result of 1 minus the Borrower’s then cumulative markup percent derived from the Borrower’s purchase journal on a rolling 12-month basis.

“Costs of Collection”: Includes, without limitation, all reasonable attorneys’ fees and reasonable out-of-pocket expenses incurred by the  Lender’s attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender’s:  administration and management of the Liabilities (other than customary overhead expenses); negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender’s Rights and Remedies and/or any of the Lender’s rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts).  The Costs of Collection are Liabilities, and at the Lender’s option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower. Notwithstanding the foregoing, the entitlement of any Lender to “Costs of Collection” is limited to the extent provided in §14-7 hereof.

"DDA": Any checking or other demand daily depository account maintained by a Loan Party.

"Default Interest Event": The occurrence of any of the following:

(a)           The acceleration of the time for payment of the Liabilities upon the occurrence of an Event of Default.

(b)           The occurrence of any Event of Default under Sections 10-1, 10-2, 10-11 or 10-12 hereof.

(c)The failure of the Borrower to comply with the provisions of Section 5-5(which failure continues for five Business Days), or Sections 5-6 or 5-7 (which failures continue for fifteen (15) Business Days), or Article 7.

“Deposit Account”: Has the meaning given that term in the UCC.

"Documents": Has the meaning given that term in the UCC.

“Documents of Title”: Has the meaning given that term in the UCC.

“Dollar Commitment”: As provided in the Definition of “Commitment”, above.

“Eligible Credit Card Receivables”:  As of any date of determination, Accounts due to a Loan Party from VISA, MasterCard, American Express, Diners Club, Discovercard, and other major credit card processors reasonably acceptable to the Lender, in its reasonable discretion, as arise in the ordinary course of business, and which have been earned by performance and are deemed by the Lender in its discretion to be eligible for inclusion in the calculation of the Borrowing Base.  None of the following shall be deemed to be Eligible Credit Card Receivables:

(a)           Accounts that have been outstanding for more than five (5) Business Days from the date of sale;

(b)           Accounts with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Lender);

(c)           Accounts that are not subject to a first priority security interest in favor of the Lender;

(d)           Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e)           Accounts as to which the credit card processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor;

(f)           Accounts arising from the use of a private label credit card of a Loan Party; or

(g)           Accounts (other than VISA, Master Card, American Express, Diners Club and Discovercard) which the Lender determines in its reasonable commercial discretion acting in good faith to be unlikely to be collected.

“Employee Benefit Plan”: As defined in Section 3(2) of ERISA.

“Encumbrance”: Each of the following:

(a)           Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale (to the extent of recourse) of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

(b)           The filing of any financing statement under the UCC or comparable law of any jurisdiction.

“End Date”: The date upon which both (a) all Liabilities (other than indemnities, not then due and payable, which survive repayment of the Revolving Credit Loans and L/Cs and termination of the Commitments) have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

“Environmental Laws”: All of the following:

(a)           Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

(b)           The common law relating to damage to Persons or property from Hazardous Materials.

“Equipment”: Includes, without limitation, “equipment” as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower’s business, and any and all accessions or additions thereto, and substitutions therefor.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”: Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

“Eurodollar Business Day”: Any day which is both a Business Day and a day on which the principal Eurodollar market in which Bank of America, N.A. participates is open for dealings in United States Dollar deposits.

“Eurodollar Loan”: Any Revolving Credit Loan which bears interest at the Adjusted Eurodollar Rate.

"Eurodollar Rate”: For any Interest Period with respect to a Eurodollar Loan, (a) the rate per annum equal to the rate determined by the Lender to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Lender to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Lender as the rate of interest at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America, N.A. and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Events of Default”: Is defined in Article 10.

“Existing Loan Agreement”: Has the meaning set forth in the Recitals hereto.

“Federal Funds Effective Rate”: For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions.

“Fee Letter”: The letter agreement, dated November 13, 2007, between the Borrower and the Lender with respect to certain fees payable to the Lender in connection with this Agreement..

“Fixtures”: Has the meaning given that term in the UCC.

“GAAP”: Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Lender, the Borrower shall include, with its monthly,  quarterly, and annual financial statements a schedule, certified by the Borrower’s chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

“General Intangibles”: Includes, without limitation, “general intangibles” as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to a Loan Party; credit memoranda in favor of a Loan Party; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of a Loan Party to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Loan Parties in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold or leased, by a Loan Party or credit extended or services performed, by a Loan Party, whether intended for an individual customer or the general business of a Loan Party, or used or useful in connection with research by a Loan Party.

“Goods”: Has the meaning given that term in the UCC.

“Guarantor” and “Guarantors”: means individually and collectively AWI, Jimmy’Z, AGC and any other subsidiary of the Borrower which executes and delivers a Guarantor Agreement.

“Guarantor Agreement”: Each instrument and document executed by a Guarantor of the Liabilities to evidence or secure the Guarantor’s guaranty thereof.

“Hazardous Materials”: Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

“Indebtedness”: All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

(a)           In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

(b)           In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

(c)           In connection with the sale or discount of accounts receivable or chattel paper of such Person other than the sale of retail Accounts to credit card processors.

(d)           On account of deposits or advances.

(e)           As lessee under Capital Leases.

(f)           On account of net obligations under any swap or hedging contract.

(g)           With respect to obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

“Indebtedness” also includes:

(x)           Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

(y)           Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any Indebtedness of any third party, other than endorsements of negotiable instruments for collection in the ordinary course of business.

(z)           The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer to the extent that the holder of such Indebtedness has recourse to such Person.

“Indemnified Claim”: Is defined in Section 14-11.

“Indemnified Person”: Is defined in Section 14-11.

“Instruments”: Has the meaning given that term in the UCC.

“Interest Payment Date”: With reference to:

Each Eurodollar Loan: The last day of the Interest Period relating thereto and, in addition, if such Eurodollar Loan has an Interest Period of greater than three months, the last day of the third month of such Interest Period; the Termination Date; and the End Date.

Each Base Rate Loan: the first day of each month; the Termination Date; and the End Date.

“Interest Period”:	(a)	With respect to each Eurodollar Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Eurodollar Loan and ending one, two, three or six months thereafter, as the Borrower may elect by notice (pursuant to Section 2-5(a)) to the Lender.

(b)	With respect to each Base Rate Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Rate Loan and ending on that date (i) as of which the subject Base Rate Loan is converted to a Eurodollar Loan, as the Borrower may elect by notice (pursuant to Section 2-5(a)) to the Lender, or (ii) on which the subject Base Rate Loan is paid by the Borrower.

(c)	The setting of Interest Periods is in all instances subject to the following:

(i)           Any Interest Period for a Base Rate Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

(ii)           Any Interest Period for a Eurodollar Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

(iii)           Subject to Subsection (iv), below, any Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

(iv)           Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(v)           The number of Interest Periods in effect at any one time is subject to Section 2-10(d) hereof.

“Inventory”: Includes, without limitation, “inventory” as defined in the UCC and also all:  packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower’s business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing

“Investment Property”: Has the meaning given that term in the UCC.

“ISP”: With respect to any L/C, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer”: Bank of America, N.A.

"Jimmy’Z”: Jimmy’Z Surf Co., Inc., a Delaware corporation with an address of 112 West 34th Street, New York, New York 10120, a wholly owned Subsidiary of the Borrower.

“L/C”: Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any banker’s acceptance made on account of such letter of credit.

“Lease”: Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

“Lender”: Defined in the Preamble to this Agreement.

“Lender’s Rights and Remedies”: Is defined in Section 11-6.

“Letter of Credit Rights”: Has the meaning given that term in the UCC and also shall refer to any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or at the time is entitled to demand payment or performance.

“Liabilities” (in the singular, “Liability”): Includes, without limitation, all and each of the following, whether now existing or hereafter arising:

(a)           Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description under the Loan Documents.

(b)           Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender under the Loan Documents (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower under the Loan Documents.

(c)           All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender with respect to the Loan Documents, each of every kind, nature, and description.

(d)           All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower under the Loan Documents and/or which may be due from the Borrower to the Lender under the Loan Documents from time to time.

(e)           All costs and expenses incurred or paid by the Lender in respect of any of the Loan Documents (including, without limitation, Costs of Collection, reasonable attorneys’ fees, and all court and litigation costs and expenses).

(f)           Any and all covenants of the Borrower to or with the  Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with under Loan Documents.

(f)           All obligations on account of Bank Products and Cash Management Services.

(g)           Each of the foregoing as if each reference to the “Lender “ therein were to each Affiliate of the Lender.

"Line (Unused) Fee”: Is defined in Section 2-13.

“Liquidity Requirement”: With respect to any acquisition or payment, (i) no Suspension Event or Event of Default then exists or would arise from the consummation of the specified transaction and the making of any payments with respect thereto, (ii) the Borrower has furnished the Lender with a pro forma balance sheet, income statement and cash flow statement (including, without limitation, a projection of Availability) for the subsequent 12 month period, after giving effect to the consummation of the specified transaction and the making of any payments with respect thereto; and (iii) the Lender is reasonably satisfied that Availability, after giving effect to such specified transaction and the making of any payments with respect thereto, will be at least equal to 20% of the Borrowing Base for the 12 months following such specified transaction and the making of such payments; and (iv) the Lender is reasonably satisfied that, after giving effect to such specified transaction and the making of any payments with respect thereto, the Borrower will be solvent.

“Loan Account”: Is defined in Section 2-7.

“Loan Ceiling”: $150,000,000.00.

“Loan Documents”: This Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction which arises out of any depository, letter of credit, interest rate protection, foreign exchange or other hedging agreement, or equipment leasing services provided by the Lender or any Affiliate of the  Lender, as each may be amended from time to time.

“Loan Party” or “Loan Parties”: individually and collectively the Borrower and each Guarantor.

“Material Accounting Change”: Any change in GAAP applicable to accounting periods subsequent to the Borrower’s fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrower’s financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place.

“Material Adverse Effect”: A material adverse effect upon (i) the  Loan Parties  business, properties, operations or financial affairs, taken as a whole, or (ii) the Collateral, taken as a whole, or (iii) the ability of the Loan Parties to perform their respective obligations under this Agreement and the other Loan Documents, taken as a whole, or (iv) the validity, enforceability, perfection or priority of this Agreement or the other Loan Documents or of the rights and remedies of the Lender under any Loan Document, taken as a whole.

“Maturity Date”: November 13, 2012.

“Operating Account”: Is defined in Section 7-3.

“Participant”: Is defined in Section 14-14, hereof.

“Payment Intangibles”: Has the meaning given that term in the UCC and shall also refer to any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Permitted Acquisition”: The investment in, the purchase of stock of, or the purchase of all or a substantial part of the assets or properties of any Person, or the entering into of any transaction, merger (with the Borrower as the surviving entity), consolidation or exchange of securities with any Person, in which each of the following conditions are satisfied:

(a)           The type of business of such Person is generally the same type of business (or is included in the types of business) in which the Borrower is engaged or a business reasonably related thereto.

(b)           Immediately after giving effect to the transaction, the Liquidity Requirement is satisfied.

(c)           Prior to and immediately after giving effect to the transaction, no Suspension Event exists or will arise.

(d)           The aggregate consideration (exclusive of the value of any common equity of the Borrower issued or delivered in connection with such transaction) however classified, whether cash, property or assumption of Indebtedness, in connection with all such transactions shall not exceed $100,000,000.00 in any fiscal year.

(e)           All action required to be undertaken pursuant to Section 4-18(f) by any Subsidiary created in connection with such transaction has been completed to the reasonable satisfaction of the Lender.

“Permitted Encumbrances”: Those Encumbrances permitted as provided in Section 4-6(a) hereof.

“Person”: Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

“Prime Rate”: For any day, the higher of: (a) the variable annual rate of interest then most recently announced by Bank of America, N.A. at its head office in Charlotte, North Carolina as its  “Prime Rate”; and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% (0.50%) per annum.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Lender to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Bank of America’s Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Bank of America’s Prime Rate or the Federal Funds Effective Rate, respectively.

“Proceeds”: Includes, without limitation, “Proceeds” as defined in the UCC (defined below), and each type of property described in Section 8-1 hereof.

“Receipts”: All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

“Receivables Collateral”: That portion of the Collateral which consists of the Loan Parties’ Accounts, Accounts Receivable, General Intangibles for the payment of money, Chattel Paper, Instruments, Investment Property, letters of credit for the benefit of a Loan Party, and bankers’ acceptances held by a Loan Party, and any rights to payment.

"Related Entity": (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, Subsidiary, or Affiliate, of the Borrower; could have such enterprise’s tax returns or financial statements consolidated with the Borrower’s; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; controls or is controlled by the Borrower or by any Affiliate of the Borrower.

(b)           Any Affiliate.

"Requirement of Law": As to any Person:

(a)           (i)           All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator’s decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, governmental panel, or other governmental body which has jurisdiction over such Person, or any property of such Person.

(b)           That Person’s charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and

(c) that Person’s by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

“Reserves”: Without duplication of any other reserves or items that are otherwise addressed or excluded either through eligibility criteria or in the most recent appraisal conducted hereunder by an independent appraiser reasonably satisfactory to the Lender, such reserves as the Lender from time to time determines in its reasonable discretion exercised in good faith as being necessary or appropriate (a) to reflect the impediments to the Lender’s ability to realize upon the Collateral, (b) to reflect costs, expenses and other amounts that the Lender may incur or be required to pay to realize upon the Collateral, including, without limitation, on account of rent, customs and duties and Permitted Encumbrances, (c) to reflect changes in the determination of the saleability, at retail, of Acceptable Inventory, (d) to reflect such other factors as negatively affect the market value of the Acceptable Inventory, (e) on account of gift cards, gift certificates, merchandise credits and customer deposits, (f) Cash Management Reserves, and (g) Bank Product Reserves.

“Responsible Officer”: means the chief executive officer, chief operating officer, president, chief financial officer, general counsel, chief accounting officer, treasurer, controller, vice president of finance of a Loan Party or any of the other individuals designated in writing to the Lender by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revolving Credit”: Is defined in Section 2-1.

“Revolving Credit Note”: Is defined in Section 2-8.

“Revolving Credit Loan”: A term of convenience which refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period.

“Second Amendment Effective Date”: The date upon which the conditions precedent set forth in Article 3 hereof have been satisfied or waived and this Agreement has become effective.

“Secured L/Cs”: L/Cs which have been secured in the manner provided pursuant to Section 2-19 hereof.

"Seller": Federated Specialty Stores, Inc., an Ohio corporation.

“Statutory Reserve Rate”: A fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Lender is subject with respect to the Adjusted Eurodollar Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stated Amount”: The maximum amount for which an L/C may be honored.

“Subordinated Indebtedness”: Indebtedness the payment of principal and interest of which is expressly subordinated in right of payment to the Liabilities, in such form and on such terms (which may include the payment of current interest until the occurrence, and during the continuance, of a Suspension Event) as are reasonably acceptable to the Lender.

“Subsidiary”: As to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which at least fifty percent (50%) or more of the ordinary voting power (or equivalent interests) for the election of a majority of the board of directors (or other equivalent governing body) of such entity is held or controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person; or which is otherwise controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person through the exercise of voting power or otherwise.

“Supporting Obligation”: Has the meaning given that term in the UCC and shall also refer to a Letter of Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument or Investment Property.

“Suspension Event”: Any occurrence, circumstance, or state of facts which (a) is an Event of Default, which is continuing; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

“Termination Date”: The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-12 hereof; or (c) date set by notice by the Lender to the Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-12 hereof.

“Trust Deposit Accounts”:  Depository accounts established by the Loan Parties the proceeds of which are to be utilized solely for the payment of sales taxes, ad valorem taxes, withholding taxes and other similar taxes, and other depository accounts established by the Loan Parties for which such Loan Party is a trustee or other fiduciary for any other Persons.

“UCC”: The Uniform Commercial Code as presently in effect in Massachusetts, provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; providedfurther that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Massachusetts, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Unreimbursed L/C Obligations”: The then unpaid reimbursement obligations in respect of L/Cs which have been drawn, but which have not been repaid either by an advance under the Revolving Credit in accordance with the provisions of Section 2-17(e) hereof or otherwise.

Article 2 - The Revolving Credit:

2-1. Establishment of  Revolving Credit.

(a) The Lender hereby establishes a revolving line of credit (the “Revolving Credit”) in the Borrower’s favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein, up to the maximum amount of the Lender’s Dollar Commitment; provided that the outstanding amount of Revolving Credit Loans and the Stated Amount of L/Cs shall not at any time in the aggregate exceed the lesser of (A) the Loan Ceiling, or (B) the Borrowing Base.

(b) The proceeds of borrowings under the Revolving Credit shall be used solely for working capital and general corporate purposes of the Borrower, including, without limitation, the repurchase of the Borrower’s capital stock, and for its Capital Expenditures, all solely to the extent permitted by this Agreement.

2-2. Intentionally Omitted.

2-3. Intentionally Omitted.

2-4. Risks of Value of Collateral»

.           The Lender’s reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question.  All risks concerning the collectability of the Borrower’s Accounts and the saleability of the Borrower’s Inventory are and remain upon the Borrower.  All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

2-5. Loan Requests.

(a) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Borrower shall be made pursuant hereto, provided that:

(i) Availability will not be exceeded;

(ii) If Aggregate Outstandings exceed $75,000,000, no loans, advances or other financial accommodations shall be made if as a result thereof the Aggregate Outstandings would exceed $100,000,000 until such time as the Lender has completed, and received the results of a commercial finance audit and inventory appraisal in accordance with the provisions of Section 5-10 hereof.

(iii) The Revolving Credit has not been suspended as provided in Section 2-5(h).

(b) Requests for loans and advances under the Revolving Credit may be requested by the Borrower in such manner as may from time to time be reasonably acceptable to the Lender.

(c) Subject to the provisions of this Agreement, the Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving the Lender notice no later than the following:

(i) If such Revolving Credit Loan is or is to be converted to a Base Rate Loan: By 1:00 PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted.  Base Rate Loans requested by the Borrower, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $10,000.00 (or the then Availability if less than $10,000.00).

(ii) If such Revolving Credit Loan is, or is to be continued as, or converted to, a Eurodollar Loan: By 1:00 PM two (2) Eurodollar Business Days before the end of the then applicable Interest Period.  Eurodollar Loans and conversions to Eurodollar Loans shall each be not less than $1,000,000.00 and in increments of $1,000,000.00 in excess of such minimum.

(iii) Any Eurodollar Loan which matures while a Suspension Event is extant shall be converted, at the option of the Lender to a Base Rate Loan notwithstanding any notice from the Borrower that such Loan is to be continued as a Eurodollar Loan.

(d) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Eurodollar Business Day, as applicable.  Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be reasonably acceptable to the Lender

(e) The Borrower may request that the Lender cause the issuance of L/C’s for the account of the Borrower as provided in Section 2-17.

(f) The Lender may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Lender, in good faith, reasonably believes to have been made by a Person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Lender’s being furnished with such documentation concerning that Person’s authority to act as may be reasonably satisfactory to the Lender.

(g) A request by the Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

(i) There has been no material adverse change in the Borrower’s financial condition from the most recent financial information furnished to the Lender pursuant to this Agreement.

(ii) All or a portion of any loan or advance so requested will be set aside by the Borrower to cover all of the Borrower’s obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

(iii) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete in all material respects as of and as if made on the date of such request (other than those which are as of a specific date, in which case such representation was true and complete in all material respects as of such date).

(iv) No Suspension Event is then extant.

(h) Upon the occurrence, and during the continuance, from time to time of any Suspension Event:

(i) The Lender may suspend the Revolving Credit immediately.

(ii) The Lender shall not be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

(iii) The Lender may suspend the right of the Borrower to request any Eurodollar Loan or to convert any Base Rate Loan to a Eurodollar Loan.

2-6. Making of Loans Under Revolving Credit.

(a) A loan or advance under the Revolving Credit  shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrower.

(b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrower shall be indebted to the Lender for the amount thereof immediately) at the following:

(i) The Lender’s initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower’s instructions (if such loan or advance is of funds requested by the Borrower).

(ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

(c) There shall not be any recourse to or liability of the Lender, on account of:

(i) Any delay in the making of any loan or advance requested under the Revolving Credit unless due to the Lender’s gross negligence or willful misconduct.

(ii) Any delay in the proceeds of any such loan or advance constituting collected funds.

(iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

2-7. The Loan Account.

(a) An account (“Loan Account”) shall be opened on the books of the Lender. A record may be kept in the Loan Account of all loans made under or pursuant to this Agreement and of all payments thereon.

(b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

(c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits.  The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

(d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand.

(e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability’s being exceeded.  Such action on the part of the Lender shall not constitute a waiver of the Lender’s rights and Borrower’s obligations under Section 2-9(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2-7(e) shall bear interest, subject to Section 2-10(f), at the Prime Rate.

(f) Absent manifest error, any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within sixty (60) days from the receipt of such statement, which written objection shall indicate, with particularity, the reason for such objection.  The Loan Account and the Lender’s books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

2-8. The Revolving Credit Notes»

.  The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a promissory note (a “Revolving Credit Note”) in the form of EXHIBIT 2-8, annexed hereto, executed by the Borrower.  Neither the original nor a copy of the Revolving Credit Note shall be required, however, to establish or prove any Liability.  In the event that the Revolving Credit Note is ever lost, mutilated, or destroyed, upon receipt of an indemnification with respect to the lost Revolving Credit Note from the Lender in form and substance reasonably satisfactory to the Borrower and the Lender, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

2-9. Payment of The Loan Account.

(a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to Base Rate Loans and only then to Eurodollar Loans.

(b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the unpaid balance of the Loan Account does not exceed Availability. Such payments shall be applied first to Base Rate Loans and only then to Eurodollar Loans.

(c) Subject to the provisions of Section 7-5(c) hereof, the Lender shall endeavor to cause those applications of payments (if any), pursuant to Sections 2-9(a) and 2-9(b) against Eurodollar Loans then outstanding in such manner as results in the least cost to the Borrower, but shall not have any affirmative obligation to do so nor liability on account of the Lender’s failure to have done so.  In no event shall action or inaction taken by the Lender excuse the Borrower from any indemnification obligation under Section 2-9(e).

(d) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

(e) The Borrower shall indemnify the Lender and hold the Lender harmless from and against any loss, cost or expense (excluding loss of anticipated profits) which the Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

(i) Default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans.

(ii) Default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

(iii) The making of any payment on a Eurodollar Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain any such Loans as “breakage fees” (so-called).

2-10. Interest Rates.

(a) Each Revolving Credit Loan shall bear interest at the Prime Rate plus the Applicable Margin for Base Rate Loans unless timely notice is given (as provided in Section 2-5(a)) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Eurodollar Loan.

(b) Each Revolving Credit Loan which consists of a Eurodollar Loan shall bear interest at the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Loans.

(c) Subject to the provisions hereof, the Borrower, by notice to the Lender, may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Prime Rate or the Adjusted Eurodollar Rate as specified from time to time by the Borrower.

(d) The Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Prime Rate, there are more than six (6) Interest Periods for Eurodollar Loans applicable to the Revolving Credit Loans at any one time.

(e) The Borrower shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

(i) On the applicable Interest Payment Date for that Revolving Credit Loan.

(ii) On the Termination Date and on the End Date.

(iii) Following the occurrence, and during the continuance, of any Event of Default, with such frequency as may be determined by the Lender.

(f) Following the occurrence, and during the continuance, of any Default Interest Event (and whether or not the Lender exercises the Lender’s rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Lender, at a rate which is the aggregate of the interest rate then in effect plus two percent (2%) per annum.

(g) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).

2-11. Additional Fees.

In addition to any other fee paid by Borrower on account of the Revolving Credit, the Borrower shall pay the Lender a Line (Unused) Fee (so referred to herein) in arrears, on the first day of each month, commencing with the first month immediately following the Second Amendment Effective Date (and on the Termination Date).  The Line (Unused) Fee shall be equal to Applicable Margin for Line (Unused) Fee per annum multiplied by the difference during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between Loan Ceiling and the Average Outstandings.

2-12. Intentionally Omitted.

2-13. Line (Unused Fee).

In addition to any other fee paid by Borrower on account of the Revolving Credit, the Borrower shall pay the Lender a Line (Unused) Fee (so referred to herein) in arrears, on the first day of each month, commencing with the first month immediately following the Second Amendment Effective Date (and on the Termination Date).  The Line (Unused) Fee shall be equal to Applicable Margin for Line (Unused) Fee per annum multiplied by the difference during the month just ended (or relevant period with respect to the payment being made on the Termination Date) between Loan Ceiling and the Average Outstandings.

2-14. Intentionally Omitted

2-15. Concerning Fees.

The Borrower shall not be entitled to any credit, rebate or repayment of the Commitment Fee, Line (Unused) Fee or other fee previously earned by the Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Lender’s obligation to make loans and advances hereunder.

2-16. Lender’s Discretion.

Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to its exercise of its reasonable judgement, in good faith, based upon the Lender’s consideration of any such factor as the Lender reasonably deems appropriate.

2-17. Procedures For Issuance of L/C’s.

(a) The Borrower may request that the Lender cause the issuance of L/C’s for the account of the Borrower.  Each such request shall be in such manner as may from time to time be acceptable to the Lender.

(b) Subject to the provisions of Section 2.5(a)(ii), the Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2-5(h) and if so issued:

(i) The aggregate Stated Amount of all L/C’s then outstanding, does not exceed Forty Million Dollars and No Cents ($40,000,000.00).

(ii) The expiry of the L/C is not later than the Maturity Date.

(iii) Availability would not be exceeded.

(iv) Intentionally Omitted.

(c) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be reasonably required by the Issuer.

(d) There shall not be any recourse to, nor liability of, the Lender on account of

(i) Any delay by an Issuer to issue an L/C;

(ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.

(e) The Borrower shall reimburse the Issuer for the amount of any drawing under an L/C on the same Business Day of such drawing.  The Lender, without the request of the Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrower, the Issuer, or the Lenders become obligated on account of, or in respect to, any L/C.  Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Availability’s being exceeded.  Such action shall not constitute a waiver of the Lender’s rights under Section 2-9(b) hereof.

2-18. Fees For L/C’s.

(a) The Borrower shall pay to the Lender a fee, on account of L/C’s, the issuance of which had been procured by the Lender, monthly in arrears, and on the Termination Date and on the End Date, equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the three month period then ended:

(i) Standby Letters of Credit: At a per annum rate equal to the then Applicable Margin for Eurodollar Loans;

(ii) Commercial Letters of Credit: At a per annum rate equal to fifty percent (50%) of the then Applicable Margin for Eurodollar Loans.

(iii) After the occurrence and during the continuance of an Event of Default, effective upon written notice from the Lender, the L/C fees shall be increased by an amount equal to two percent (2%) per annum.

(b) In addition to the fee to be paid as provided in Subsection 2-18(a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

2-19. Cash Collateralization of L/Cs.

(a) With respect to L/Cs with a scheduled expiry after the Maturity Date, thirty (30) days prior to the Maturity Date, and

(b)           with respect to all L/Cs, upon the Lender’s request after the occurrence, and during the continuance, of any Event of Default hereunder,

the Borrower shall deposit in an account with the Lender, an amount in cash equal to 103% of the then Stated Amount of all outstanding L/Cs.  Such deposit shall be held by the Lender as collateral for the payment and performance of the Liabilities.  The Lender shall have the exclusive dominion and control over such account.  Such deposits shall not bear interest.  Monies in such account shall be automatically applied by the Lender to reimburse the Issuer for any honoring of any L/Cs, together with any other amounts owed to the Issuer, and after all L/Cs have been so reimbursed or otherwise expired, any remaining balance shall be applied in reduction of the Liabilities.  In lieu of depositing such cash with the Lender the Borrower may furnish the Lender, with a so-called “back-to-back” letter of credit in form and substance and issued by a bank reasonably satisfactory to the Lender in its sole and absolute discretion, in an amount equal to 103% of the then Stated Amount of all outstanding L/Cs.  Drawings under such “back-to-back” letters of credit shall be applied by the Lender to the Liabilities in the manner set forth above with respect to the cash collateral account.  If no Event of Default then exists, the cash collateral deposited with the Lender and/or the amount of the “back-to-back” letters of credit may be reduced by an amount equal to any reduction from time to time in the Stated Amount of all outstanding L/Cs (other than on account of drawings thereunder).

2-20. Concerning L/C’s.

(a) None of the Issuer, the Issuer’s correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

(i) The performance by any beneficiary under any L/C of that beneficiary’s obligations to the Borrower.

(ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order, except to the extent that such Issuer, Issuer’s correspondents, or advising, negotiating, or paying bank has actual knowledge of any of the foregoing.

(b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

(c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

(i) Select an advising bank, if any.

(ii) Select a paying bank, if any.

(iii) Select a negotiating bank.

(d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower.  The Issuer shall have discharged the Issuer’s obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation, except for their gross negligence or willful misconduct.

(e) The Lender’s, and the Issuer’s rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

(f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, (i) the rules of the ISP shall apply to each standby L/C, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial L/C.

(g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender, any or any Issuer has an obligation to lend to fund drawings under any L/C; or

(ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2-20(g)(i) or 2-20(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer’s reasonable allocation among that Issuer’s letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate such Issuer for such increased cost;  provided that the Borrower shall not be obligated to make payment of such amounts which arise from transactions which occurred more than ninety (90) Business Days prior to the Lender’s furnishing notice hereunder.   Any Issuer’s determination of costs incurred under Section 2-20(g)(i) or 2-20(g)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer’s certificate, shall be conclusive and binding on the Borrower, absent manifest error.

(h) The obligations of the Borrower under this Agreement with respect to L/C’s are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

(i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

(ii) Any amendment or waiver of, or consent to the departure from, any L/C.

(iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

2-21. Changed Circumstances.

(a) The Lender may give the Borrower notice of the occurrence of the following:

(i) The Lender shall have determined in good faith (which determination shall be final and conclusive) on any day on which the rate for a Eurodollar Loan would otherwise be set, that adequate and fair means do not exist for ascertaining such rate.

(ii) The Lender shall have determined in good faith (which determination shall be final and conclusive) that:

(A) The continuation of or conversion of any Revolving Credit Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law).

(B) The indices on which the interest rates for Eurodollar Loans are based shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

(b) In the event that the Lender gives the Borrower notice of an occurrence described in Section 2-21(a), then, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply:

(i) The obligation of the Lender to make Eurodollar Loans of the type affected by such changed circumstances or to permit the Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

(ii) Any notice which the Borrower had given the Lender with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Lender’s having given notice pursuant to Section 2-21(a), shall be deemed to be a request for a Base Rate Loan.

(c) Notwithstanding the foregoing, the Lender agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such designation would allow the Lender or its lending office to continue to make Eurodollar Loans.

2-22. Increased Costs»

.  If there is adopted after the date hereof any requirement of law, or if there is any new interpretation or application of any law after the date hereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

(a) subjects the Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to the Lender under this Agreement (except for taxes on the Lender’s overall net income or capital imposed by the jurisdiction in which the Lender’s principal or lending offices are located or in which the Lender is organized);

(b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of the Lender;

(c) imposes on the Lender any other condition with respect to any Loan Document; or

(d) imposes on the Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in the Lender’s reasonable opinion, is to increase the cost to the Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by the Lender in respect of any loan, advance or financial accommodation by an amount which the Lender deems to be material, then upon the Lender’s giving written notice thereof to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrower shall forthwith pay to the Lender, upon receipt of such notice, that amount which shall compensate the Lender for such additional cost or reduction in income, provided that the Borrower shall not be obligated to make payment of such amounts which arise from transactions which occurred more than ninety (90) Business Days prior to the Lender’s furnishing notice hereunder.

Notwithstanding the foregoing, the Lender agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such designation would allow the Lender or its lending office to avoid the imposition of such increased costs.

2-23. Lender’s Commitments.

(a) The Dollar Commitments, Commitment Percentages, and identities of the Lenders (but not the overall Commitment) may be changed, from time to time by the  assignment of Dollar Commitments and Commitment Percentages with other Persons who determine to become “Lenders”, provided, however, that

(i) Unless an Event of Default has occurred and is continuing (in which event, no consent of the Borrower is required) any assignment (other than an assignment to a then Lender) shall be subject to the prior consent of the Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Borrower provides the Lender with written objection, not more than five (5) Business Days after the Lender shall have given the Borrower written notice of a proposed assignment).

(ii) Any such assignment or reallocation shall be on a pro-rata basis such that each reallocated or assigned Dollar Commitment to any Person remains the same percentage of the overall Commitment (in terms of dollars) as the reallocated Commitment Percentage is to such Person.

(iii) No such assignment shall be in an amount less than Ten Million Dollars ($10,000,000.00), or, if less, the total Dollar Commitment of such assigning Lender.

(b) Upon written notice given the Borrower from time to time by the Lender, of any assignment or allocation referenced in Section 2-23(a):

(i) The Borrower shall execute replacement one or more Revolving Credit Notes to reflect such changed Dollar Commitments, Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Lender (which promptly thereafter shall deliver to the Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrower, the Lender, in lieu of causing the Borrower to execute one or more new Revolving Credit Notes, may issue the Lender’s Certificate confirming the resulting Commitments and Commitment Percentages.

(ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Lender shall have all rights and privileges of a Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Lender is a signatory and any person removed as a Lender shall be relieved of any obligations or responsibilities of a Lender hereunder thereafter.

(iii) The Borrower shall maintain a register identifying the Lenders from time to time.

(c) Intentionally Omitted.

Article 3 - Conditions Precedent:

3-1. As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3-2 through and including 3-5, (each in form and substance reasonably satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 3-6 through and including 3-15, shall have been satisfied:

3-2. Corporate Due Diligence.

(a) A Certificate of corporate good standing issued by the Secretary of State of each State in which a Loan Party is organized.

(b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of a Loan Party’s business conducted or assets owned would reasonably be expected to require such qualification.

(c) A Certificate of each Loan Party’s Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

3-3. Opinion. An opinion of counsel to the Loan Parties in form and substance reasonably satisfactory to the Lender.

3-4. Additional Documents.Such additional instruments and documents as the Lender or its counsel reasonably may require or request.

3-5. Officers’ Certificates.  Certificates executed by the President and the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Loan Parties to the Lender in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

3-6. Representations and Warranties.  Each of the representations made by or on behalf of the Loan Parties in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of a Loan Party shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

3-7. Borrowing Base Certificate.  The Lender shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on October 31, 2007, and executed by a Responsible Officer of the Borrower.

3-8. All Fees and Expenses Paid.  All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses reasonably incurred by the Lender in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Lender) shall have been paid (to the extent then invoiced).

3-9. Financial Projections.  The Lender shall have received and be satisfied with a detailed forecast for the period commencing on the Closing Date through the fiscal year ending on or about January 31, 2009, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by quarter, each prepared in conformity with GAAP and consistent with the Borrower’s current practices.

3-10. Borrower’s Assets.  The Lender shall have received a copy of the results of the Loan Parties’ most recent physical inventory and such results shall be reasonably satisfactory to the Lender.  In addition, the Lender shall be reasonably satisfied that the inventory of each Loan Party is located at such places or is in transit to such Loan Party and is in the amounts and of the quality and value previously represented by the Borrower to the Lender and the Lender shall have received such reports, material and other information concerning the inventory and the Loan Parties’ suppliers as shall reasonably satisfy the Lender in its sole discretion.

3-11. Lien Search.  The Lender shall have received results of searches or other evidence satisfactory to the Lender (in each case dated as of a date reasonably satisfactory to the Lender) indicating the absence of liens on the assets of the Loan Parties, except for Permitted Encumbrances and liens for which termination statements and releases reasonably satisfactory to the Lender are being tendered concurrently with the establishment of the Revolving Credit.

3-12. Perfection of Collateral.  The Lender shall have filed all such financing statements and given all such notices as may be necessary for the Lender to perfect its security interest in such of the Collateral as to which the Lender determines to perfect its security interests and to assure its first priority status (subject only to Permitted Encumbrances).

3-13. Insurance.  The Lender shall be reasonably satisfied with the Loan Parties’ insurance arrangements and shall have received all documentation requested in connection with such insurance including, documentation naming the Lender as “loss payee” under each policy.

3-14. No Suspension Event.  No Suspension Event shall then exist.

3-15. No Adverse Change.  No event shall have occurred or failed to occur, which occurrence or failure reasonably would be expected to have a Material Adverse Effect.

3-16. Execution and Delivery of Agreement.  This Agreement shall have been duly executed and delivered by the parties hereto, and shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Boston, Massachusetts.  Under no circumstances will this Agreement take effect until executed and accepted by the Lender at said head office.

Article 4 - General Representations, Covenants and Warranties:

To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon), the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

4-1. Payment and Performance of Liabilities.  The Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

4-2. Due Organization - Corporate Authorization - No Conflicts.

(a) Each Loan Party presently is and shall hereafter remain in good standing in its State of organization and each is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Loan Parties’ assets or operation of the Loan Parties’ business, such qualification is necessary, except where the failure to so qualify would not have a Material Adverse Effect.

(b) Each Related Entity as of the date hereof is listed on EXHIBIT 4-2, annexed hereto.  Each Subsidiary is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity’s assets or the operation of such entity’s business, such qualification may be necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  The Borrower shall provide the Lender with prior written notice of any entity’s becoming or ceasing to be a Related Entity.

(c) No Loan Party shall change its State of incorporation or its taxpayer identification number.

(d) Each Loan Party has all requisite corporate power and authority to execute and deliver all Loan Documents to which such Loan Party is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

(e) The execution and delivery by the Loan Parties of each Loan Document to which it is a party; the Loan Parties’ consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Loan Parties as contemplated hereby); each Loan Party’s performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

(i) Have been duly authorized by all necessary corporate action.

(ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of such Loan Party.

(iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of a Loan Party pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

(f) The Loan Documents have been duly executed and delivered by each Loan Party and are the legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors generally and except as the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4-3. Trade Names.

(a) EXHIBIT 4-3, annexed hereto, is a listing of:

(i) All names under which the Loan Parties conducted their business within the past five (5) years.

(ii) All entities and/or persons with whom the Loan Parties consolidated or merged within the past five (5) years, or from whom the Loan Parties, within the past five (5) years, acquired in a single transaction or in a series of related transactions substantially all of such entity’s or person’s assets.

(b) No Loan Party will change its name or conduct its business under any name not listed on EXHIBIT 4-3 except (i) upon not less than twenty-one (21) days prior written notice (with reasonable particularity) to the Lender and (ii) in compliance with all other provisions of this Agreement.

4-4. Intellectual Property.

(a) The Loan Parties each owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Loan Parties’ conduct of their respective business.

(b) The conduct by the Loan Parties of their respective business does not presently infringe in any manner which could reasonably be expected to have a Material Adverse Effect (nor will the Loan Parties conduct their businesses in the future so as to infringe  in any manner which could reasonably be expected to have a Material Adverse Effect) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

4-5. Locations.

(a) The Collateral, and the books, records, and papers of Loan Parties pertaining thereto, are kept and maintained solely at, or in transit to and from, the Loan Parties’ chief executive offices at

(i) 112 West 34th Street, New York, New York 10120

(ii) 201 Willowbrook Blvd., Wayne, New Jersey 07470

(iii) those locations which are listed on EXHIBIT 4-5 annexed hereto, as such EXHIBIT may be amended from time to time, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Loan Party owns the subject location) and of all service bureaus with which any such records are maintained.

(b) No Loan Party shall remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4-5 except:

(i) to accomplish sales of Inventory in the ordinary course of business; or

(ii) to move Inventory, Equipment and other assets  from one such location to another such location; or

(iii) to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

(iv) to accomplish other dispositions permitted pursuant to Section 4-12(d) hereof.

(v) otherwise upon thirty (30) days prior written notice to the Lender.

(c) Except (i) with respect to Inventory delivered to a processor for finishing, (ii) with respect to Inventory in transit, and (iii) as otherwise disclosed pursuant to, or permitted by, this Section 4-5, no tangible personal property of a Loan Party is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

4-6. Title to Assets.

(a) Each of the Loan Parties is, and shall hereafter remain, the owner of, or holder of subsisting license or leasehold rights in and to, the Collateral free and clear of all Encumbrances with the exceptions of the following (the “Permitted Encumbrances”):

(i) Encumbrances in favor of the Lender.

(ii) Those Encumbrances (if any) listed on EXHIBIT 4-6, annexed hereto.

(iii) Purchase money security interests in Equipment to secure Indebtedness otherwise permitted hereby.

(iv) Encumbrances for taxes, governmental assessments or charges in the nature of taxes not yet due or which are being contested in good faith by appropriate proceedings as to which adequate reserves are maintained on the books of the Loan Parties in accordance with GAAP.

(v) Encumbrances in respect of property or assets of the Loan Parties imposed by law, which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, customs broker’s, materialmen’s, repairmen’s, and mechanics’ liens and other similar Encumbrances, in each case in respect of obligations not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings.

(vi) Utility deposits and pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation.

(vii) Encumbrances arising under Capital Leases.

(viii) Encumbrances resulting from the sale, transfer and assignment of retail Accounts to credit card processors.

(ix) Deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, all to the extent such obligations are otherwise permitted hereunder.

(x) Encumbrances on Equipment of a Person which becomes a Subsidiary after the date hereof pursuant to, and Equipment acquired in connection with, a Permitted Acquisition, provided that (A) such Encumbrances existed at the time such Person became a Subsidiary or such Equipment was acquired and were not created in anticipation of the acquisition, and (B) any such Encumbrance does not cover any other assets of such Person after it became a Subsidiary or any other assets of the Loan Parties after such Equipment was acquired, and (C) such Encumbrance does not secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person became a Subsidiary or the time of such acquisition.

(xi) Encumbrances consisting of the right of setoff of a customary nature or bankers’ liens on amounts on deposit incurred in the ordinary course of business.

(xii) Encumbrances on goods in favor of customs and revenue authorities which secure the payment of customs duties in connection with the importation of such goods, which obligations are not overdue.

(xiii) Encumbrances constituting precautionary filings by lessors and bailees with respect to assets which are leased or entrusted to a Loan Party but in which assets such Loan Party has mere possessory rights.

(xiv) Encumbrances arising from judgments which do not result in an Event of Default under Section 10-10 hereof.

(b) No Loan Party has or shall have possession of any property on consignment.

(c) No Loan Party shall acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

(i) Equipment which is merely incidental to the conduct of a Loan Party’s business.

(ii) Equipment, the acquisition or right to use of which has been consented to by the Lender, which consent may be conditioned upon the Lender’s receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Lender.

(iii) Equipment, the acquisition of which is permitted pursuant to  Section 4-7(c) hereof or which is the subject of an operating lease (but not Capital Leases).

4-7. Indebtedness.  No Loan Party has or shall hereafter have any Indebtedness with the exceptions of:

(a) Any Indebtedness to the Lenders.

(b) The Indebtedness (if any) listed on EXHIBIT 4-7, annexed hereto.

(c) Capital Lease obligations and purchase money Indebtedness not to exceed the aggregate principal amount outstanding in excess of $25,000,000.00, and extensions, renewals and refinancings thereof  on terms no less favorable in any material respect to the Loan Parties than the Indebtedness or Capital Lease being refinanced.

(d) Subordinated Indebtedness.

(e) Other Indebtedness not to exceed $50,000,000.00 outstanding at any time.

4-8. Insurance Policies.

(a) EXHIBIT 4-8, annexed hereto, is a schedule of all material insurance policies owned by the Loan Parties or under which the Loan Parties are the named insured as of the date hereof .  Each of such policies is in full force and effect.  None of the issuers (to the Borrower’s knowledge) of any such policy, have provided notice that the Loan Parties are in default or violation of any such policy.

(b) The Loan Parties shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Lender .  The coverage reflected on EXHIBIT 4-8 presently satisfies the foregoing requirements, it being recognized by the Loan Parties, however, that such requirements may change hereafter to reflect changing circumstances.  All insurance carried by the Loan Parties shall provide for a minimum of fourteen (14) days’ written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, as loss payee and additional insured, which endorsement shall provide that the insurance, to the extent of the Lender’s interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Loan Parties or by the failure of the Loan Parties to comply with any warranty or condition of the policy.  In the event of the failure by the Loan Parties to maintain insurance as required herein, the Lender , at its option, may obtain such insurance, provided, however, the Lender’s obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Loan Parties’ failure to have maintained such insurance.  The Loan Parties shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Loan Parties with the foregoing insurance provisions.

(c) After the occurrence, and during the continuance, of an Event of Default, the Loan Parties shall each advise the Lender of each claim made by a Loan Party under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender’s option in each instance, to the exclusion of the Loan Parties, to conduct the adjustment of each such claim. The Loan Parties each hereby appoint the Lender as such Loan Party’s attorney in fact, exercisable after the occurrence, and during the continuance, of an Event of Default, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance.  This appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.  The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith.  The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

4-9. Licenses.  Each material license, distributorship, franchise, and similar agreement issued to, or to which a Loan Party is a party is in full force and effect.  To the Borrower’s knowledge, no party to any such license or agreement is in default or violation thereof. No Loan Party has received any notice or threat of cancellation of any such license or agreement.

4-10. Leases.  EXHIBIT 4-10, annexed hereto, is a schedule of all presently effective Capital Leases (other than Capital Leases the total obligations under which do not aggregate more than $100,000).  EXHIBIT 4-5 includes a list of all other presently effective Leases.  Each of such Leases and Capital Leases presently is in full force and effect.  As of the date hereof, no party to any such Lease or Capital Lease is in default or violation in any material respect of any such Lease or Capital Lease (for which the Loan Party has not received an indemnification from the Seller) and no Loan Party has received any notice or threat of cancellation of any such Lease or Capital Lease.  Each Loan Party hereby authorizes the Lender at any time and from time to time after the occurrence, and during the continuance, of an Event of Default to contact any of the Loan Party’s landlords in order to confirm the Loan Party’s continued compliance with the terms and conditions of the Lease(s) between such Loan Party and that landlord and to discuss such issues, concerning the Loan Party’s occupancy under such Lease(s), as the Lender  may determine.

4-11. Requirements of Law.  Each Loan Party is in compliance with, and shall hereafter comply with and use its respective assets in compliance with, all Requirements of Law, except to the extent that such non-compliance would not reasonably be expected to have a Material Adverse Effect.  No Loan Party has received any notice of any material violation of any Requirement of Law, which violation has not been cured or otherwise remedied.

4-12. Maintain Properties.  The Loan Parties each shall:

(a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

(b) Not suffer or cause the waste or destruction of any material part of the Collateral.

(c) Not use any of the Collateral in violation of any policy of insurance thereon.

(d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

(i) The sale of Inventory in compliance with this Agreement.

(ii) as long as no Event of Default exists or would arise as a result thereof, the disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Loan Parties .

(iii) The surrender, disposition, or expiration of Collateral (such as trademarks and copyrights) no longer used or useful for the conduct of the Loan Parties’ businesses in the ordinary course.

(iv) The turning over to the Lender of all Receipts as provided herein.

(v) The transfer , sale and assignment of retail Accounts to credit card processors.

4-13. Pay Taxes/Tax Shelter Regulations.

(a) Except as disclosed on EXHIBIT 4-13, (i) all tax returns (federal, state, local or foreign) that relate to or include any Loan Party and that are due on or before the date hereof, taking into account any extensions for the filing thereof, have been or will be prepared and timely filed in accordance in all material respects with applicable Requirements of Law, (ii) all such tax returns are or will be correct and complete insofar as they relate to the Loan Parties, and (iii) all taxes (federal, state, local or foreign) for which a Loan Party may be liable that are due (whether or not shown on any tax return) have been or will be paid in full.

(b) Each Loan Party has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against such Loan Party, or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Loan Party or by any governmental authority, except to the extent such taxes are being contested by a Loan Party in good faith, and adequate reserves are being maintained therefor on Loan Parties books in accordance with GAAP; properly exercise any trust responsibilities imposed upon a Loan Party by reason of withholding from employees’ pay or by reason of a Loan Party’s receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Loan Parties; and timely file all tax and other returns and other reports with each governmental authority to whom a Loan Party is obligated to so file, in each case, taking into account any applicable extension periods.

(c) At its option, after the occurrence, and during the continuance, of a Suspension Event, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon a Loan Party, or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of a Loan Party’s Employee Benefit Plan as the Lender, in the Lender’s discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender’s making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by a Loan Party’s  failure to have made such payment.

(d) The Borrower does not intend to treat the Revolving Credit and the L/Cs and the transactions related thereto as being “reportable transactions” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Lender thereof.  If the Borrower so notifies the Lender, the Borrower acknowledges that the Lender may treat the Revolving Credit and/or its interest in the L/Cs as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Lender, will maintain the lists and other records required by such Treasury Regulation.

4-14. No Margin Stock.  No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U,T, and X of the Board of Governors of the Federal Reserve System of the United States).  No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

4-15. ERISA.  From and after the date hereof, none of the Loan Parties nor any ERISA Affiliate shall, in any manner which could reasonably be expected to have a Material Adverse Effect:

(a) Fail to comply in all material respects with any Employee Benefit Plan.

(b) Fail timely to file all reports and filings required by ERISA to be filed by a Loan Party.

(c) Engage in any non-exempt “prohibited transactions” (as described in ERISA).

(d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Loan Parties on account thereof pursuant to ERISA.

(e) Accumulate any material funding deficiency within the meaning of Section 302 of ERISA.

(f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Loan Parties on account thereof pursuant to ERISA.

(g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

4-16. Hazardous Materials.

(a) Other than matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has ever:

(i) Been legally responsible for any release or threat of release of any Hazardous Material.

(ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by a Loan Party and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

(b) The Loan Parties each shall:

(i) Dispose of any Hazardous Material only in compliance with all Environmental Laws, except for dispositions which could not reasonably be expected to have a Material Adverse Effect.

(ii) Not store on any site or vessel occupied or operated by a Loan Party and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Loan Parties’ business and is in compliance with all Environmental Laws or could not reasonably be expected to have a Material Adverse Effect.

(c) The Loan Parties shall provide the Lender with written notice upon such Loan Party obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss a Loan Party may be liable, other than expense or loss that could not reasonably be expected to have a Material Adverse Effect.

4-17. Litigation.  Except as described in EXHIBIT 4-17, annexed hereto, there is not presently pending or threatened by or against the Loan Parties any suit, action, proceeding, or investigation which, if determined adversely to the Loan Parties, would have a material adverse effect upon the Loan Parties ‘s financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

4-18. Dividends or Investments.  No Loan Party shall:

(a) Pay any dividend or make any other distribution (whether in cash, securities or other property) with respect to any class of its capital stock, or make any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any or its capital stock or any option, warrant or other right to acquire such capital stock except by a Guarantor to the Borrower or unless the Liquidity Requirements are satisfied.

(b) Intentionally Omitted.

(c) Except as provided in Section 4-25 or with respect to Permitted Acquisitions, invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

(d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity, other than (i) the merger of any of the Borrower’s Subsidiaries with and into the Borrower, and (ii) in connection with any Permitted Acquisitions.

(e) Consolidate any of a Loan Party’s operations with those of any other corporation or other entity, except in connection with any Permitted Acquisition.

(f) Organize or create any Subsidiary, other than in connection with a Permitted Acquisition and only if (i) such Subsidiary guarantees the repayment of the Liabilities and (ii) such Subsidiary grants the Lender a first priority Encumbrance (subject to Permitted Encumbrances) on all of its assets, all of the foregoing satisfactory in form and substance to the Lender.

(g) Subordinate any debts or obligations owed to a Loan Party by any third party to any other debts owed by such third party to any other Person.

(h) Acquire any assets other than Permitted Acquisitions, by the making of Capital Expenditures to the extent permitted hereunder, and other than in the ordinary course and conduct of the Loan Parties business permitted under Section 4-21 hereof.

4-19. Loans.  No Loan Party shall make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

(a) Advance payments made to the Loan Parties’ suppliers in the ordinary course.

(b) Advances to a Loan Party’s officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of such Loan Party in the ordinary course of business, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by such Loan Party.

(c) Advances on account of sales of Inventory in the ordinary course of business made on credit and all Accounts arising therefrom.

(d) Provided that the Liquidity Requirements have been satisfied, loans and/or Investment in or to Aeropostale Canada.

(e) Loans and/or Investments by one Loan Party to another in the ordinary course of business.

4-20. Protection of Assets.  The Lender, in the Lender’s reasonable discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral.  The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner.  The Borrower shall pay to the Lender, on demand, or the Lender, in its reasonable discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section.  The obligation of the Borrower to pay such amounts is a Liability.

4-21. Line of Business.No Loan Party shall engage in any business other than the business in which it is currently engaged (which is agreed to be the design, sourcing, marketing, distribution and sale of apparel products and accessories and the licensing of trade names, trademarks and intellectual property to third Persons in connection with the foregoing), any business reasonably related thereto or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

4-22. Affiliate Transactions.  No Loan Party shall make any payment, nor give any value to any Related Entity except for goods and services actually purchased by such Loan Party from, or sold by such Loan Party to, such Related Entity for a price and on terms which shall not be less favorable to the Loan Party from those which would have been charged in an arms length transaction, except:

(a)  until the occurrence, and during the continuance, of an Event of Default, the Loan Parties may (a) pay management fees at the times and in the amounts, and (b) may maintain and make payments with respect to those transactions, in each case as set forth in EXHIBIT 4-22 hereof;

(b) transactions in the ordinary course of business among the Loan Parties;

(c) provided that the Liquidity Requirements have been satisfied, loans to, payments to, or Investments in Aeropostale Canada.

4-23. Additional Assurances.

(a) Except as set forth on EXHIBIT 4-23, no Loan Party is the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will not be subject to a perfected security or other collateral interest in favor of the Lender (subject only to Permitted Encumbrances) to secure the Liabilities.

(b) Except as set forth on EXHIBIT 4-23, no Loan Parties will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security or other collateral interest in favor of the Lender to secure the Liabilities (subject only to Permitted Encumbrances).

(c) The Loan Parties shall each execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender’s security interests in the Collateral; and to comply in all material respects with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral.  The Loan Parties shall each execute all such instruments as may be reasonably required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

(d) Each Loan Party hereby designates the Lender as and for such Loan Party’s true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Lender’s security and other collateral interests in the Collateral.

(e) To the full extent permitted by applicable law, a carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4-23 shall be sufficient for filing to perfect the security interests granted herein.

(f) On or before January 30, 2008 the Borrower shall cause Aeropostale Canada to execute such documents and take such steps as the Lender reasonably request in order for Aeropostale Canada to become a Guarantor hereunder and to have its assets included in the Borrowing Base.

4-24. Adequacy of Disclosure.

(a) All financial statements for periods after the date hereof which are furnished to the Lender by the Loan Parties shall be prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the condition of the Loan Parties at the date(s) thereof and the results of operations and cash flows for the period(s) covered.

(b) Intentionally Omitted

(c) As of the Second Amendment Effective Date, no Loan Party has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Loan Party’s financial statements furnished to the Lender prior to the execution of this Agreement.

(d) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of a Loan Party in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.  There is no fact known to a Loan Party which has, or which, in the foreseeable future would reasonably be expected to have, a material adverse effect on the financial condition of the Loan Parties which has not been disclosed in writing to the Lender.

4-25. Investments.  As long as no Cash Dominion Event exists, the Loan Parties may make investments consisting of Cash Equivalents maintained at such bank(s) as the Borrower may select.

4-26. Prepayments of Indebtedness.

No Loan Party will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(a) as long as no Event of Default has occurred and is continuing or would result therefrom, mandatory payments and prepayments of interest and principal as and when due in respect of any Indebtedness permitted hereunder, excluding any Subordinated Indebtedness;

(b)  payments on account of Subordinated Indebtedness to the extent permitted under any subordination agreement or provisions governing such Indebtedness;

(c) voluntary prepayments of Indebtedness permitted hereunder (other than Subordinated Indebtedness) as long as the Liquidity Requirement is satisfied; and

(d) refinancings of Indebtedness to the extent permitted under this Agreement.

4-27. Other Covenants.No Loan Party shall indirectly do or cause to be done any act which, if done directly by a Loan Party, would breach any covenant contained in this Agreement.

Article 5 - Financial Reporting and Performance Covenants:

5-1. Maintain Records.  The Borrower shall, and shall cause each Guarantor to:

(a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Loan Parties’ transactions, all in accordance with GAAP, applied consistently with all prior periods, to fairly reflect, in all material respects, the financial condition of the Loan Parties at the close of, and its results of operations for, the periods in question.

(b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP (but for the absence of footnotes and year end adjustments), applied consistently with all prior periods, to fairly reflect, in all material respects, the financial condition of the Loan Parties at the close of, and their results of operations for, the period(s) covered therein.

(c) At all times, keep accurate (in all material respects) and current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its respective Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

(d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss a Loan Party’s financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

(e) Not change a Loan Party’s fiscal year for book accounting purposes, except in connection with an initial public offering of the Borrower’s capital stock.

5-2. Access to Records.

(a) The Borrower shall, and shall cause each Guarantor to, afford the Lender and the Lender’s representatives with access from time to time, during normal business hours and, unless an Event of Default exists, upon reasonable notice, as the Lender and such representatives may require to all properties owned by or over which a Loan Party has control.  The Lender and the Lender’s representatives shall have the right, and the Borrower will, and will cause each Guarantor to, permit the Lender and such representatives from time to time as the Lender and such representatives may request, during normal business hours and, unless an Event of Default exists, upon reasonable notice, to examine, inspect, copy, and make extracts from any and all of the Loan Parties’ books, records, electronically stored data, papers, and files pertaining to its business operations, financial information or the Collateral.  The Borrower shall, and shall cause the Guarantor to, make copying facilities reasonably available to the Lender.

(b) The Borrower for itself, and as the sole shareholder or member, as applicable, of each Guarantor , hereby authorizes the Lender and the Lender’s representatives to:

(i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Loan Parties, whether in the possession of a Loan Party or in the possession of any service bureau, contractor, accountant, or other person, (and the Loan Parties each directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender’s  representatives with respect thereto), provided that, except as set forth in Section 5-10 hereof, such inspections and reviews shall not be undertaken by the Lender as long as no Event of Default then exists and is continuing.

(ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Loan Party’s computer billing companies, collection agencies, and accountants and to sign the name of the Loan Party on any notice to such Loan Party’s Account Debtors or verification of the Collateral, provided that, as long as no Event of Default exists and is continuing, the form and content of any such verification letters shall be subject to the prior approval of the Borrower (whose consent shall not be unreasonably withheld or delayed).

5-3. Prompt Notice to Lender.

(a) The Borrower shall, and shall cause each Guarantor to, provide the Lender with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

(i) Any change in a Loan Party’s executive officers.

(ii) The completion of any physical count of a Loan Party’s Inventory (together with a copy of the certified results thereof).

(iii) Any ceasing of any Loan Party making of payment, in the ordinary course, to a material portion (in amount or number) of its creditors.

(iv) Any failure by a Loan Party to pay rent at any of the locations, which failure continues for more than twenty (20) Business Days following the day on which such rent first came due, except for Leases for such locations which have been terminated or abandoned by a Loan Party.

(v) Any material change in the business, operations, or financial affairs of a Loan Party.

(vi) The occurrence of any Suspension Event, that has not been cured by the Loan Parties or waived by the Lender.

(vii) Any decision on the part of a Loan Party to discharge a Loan Party’s present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(d)).

(viii) Any litigation which, if determined adversely to a Loan Party, would reasonably be expected to have a material adverse effect on the financial condition of such Loan Party.

(ix) The acquisition by a Loan Party of any Commercial Tort Claim.

(x) The intention by Borrower to treat the Revolving Credit and/or the L/Cs and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), by delivering a duly completed copy of IRS Form 8886 or any successor form.

(b) The Borrower shall, and shall cause each Guarantor to, provide the Lender, when received by the Borrower or Guarantor, with a copy of any management letter or similar communications from any accountant of the Borrower or Guarantor.

5-4. Intentionally Omitted.

5-5. Borrowing Base Certificates.  Monthly, within seven (7) days after the end of the Borrower’s prior fiscal month, the Borrower shall provide the Lender with a certificate in the form of Exhibit 5-5 (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the last day of the Borrower’s immediately preceding fiscal month, each such Certificate to be certified as complete and correct on behalf of the Borrower by a Responsible Officer of the Borrower.

5-6. Monthly Reports.  Only if a Cash Dominion Event exists, within twenty (20) days following the end of each of the Borrower’s fiscal months, the Borrower shall provide the Lender with original counterparts of an internally prepared financial statement of the Loan Parties’ financial condition and the results of their respective operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a “consolidated” basis), cash flow and comparison of same store sales for the corresponding quarter of the then immediately previous year, as well as to the Business Plan, and management’s analysis and discussion of the operating results reflected therein.

5-7. Quarterly Reports.  Within forty-five (45) days following the end of each of the Borrower’s fiscal quarters, the Borrower shall provide the Lender with original counterparts of an internally prepared financial statement of the Loan Parties’ financial condition and the results of their respective operations for, the period ending with the end of the subject quarter, which financial statement shall include, at a minimum, a balance sheet, income statement (on a “consolidated” basis), cash flow and comparison of same store sales for the corresponding quarter of the then immediately previous year, as well as to the Business Plan, and management’s analysis and discussion of the operating results reflected therein.  The delivery either electronically or in paper to the Lender of the Borrower’s Form 10Q or Form 10K, as the case may be, which is filed with the Securities and Exchange Commission shall satisfy the Borrower’s obligations under this Section 5-7.

5-8. Annual Reports.

(a) Annually, within ninety (90) days following the end of the Borrower’s fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower’s consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower’s independent certified public accountants (i.e. said statement shall be “certified” by such accountants).  Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders’ equity, and cash flows.  The delivery either electronically or in paper to the Lender of the Borrower’s Form 10K which is filed with the Securities and Exchange Commission shall satisfy the Borrower’s obligations under this Section 5-8(a).

(b) No later than the earlier of fifteen (15) days prior to the end of each of the Borrower’s fiscal years or the date on which such accountants commence their work on the preparation of the Borrower’s annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Lender) that:

(i) Such annual financial statement will be delivered by the Borrower to the Lender.

(ii) It is an intention of the Loan Parties, in their engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.

(iii) The Loan Parties have been advised that the Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

(c) Each annual statement shall be accompanied by such accountant’s Certificate indicating that, in the preparation of such annual statement, such accountants did not conclude that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

5-9. Intentionally Omitted.

5-10. Inventories, Appraisals, and Audits.

(a) The Lender, at the expense of the Borrower, may observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of, and at the request of, a Loan Party.

(b) The Loan Parties, at their own expense, shall cause not less than one (1) physical inventory to be undertaken in each twelve (12) month period during which this Agreement is in effect to be conducted by a national third party inventory taker.

(i) The Loan Parties shall provide the Lender with a copy of the final results of each such inventory (as well as of any other physical inventory undertaken by a Loan Party) within fourteen (14) days following the completion of such inventory.

(ii) The Borrower shall provide the Lender with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by a Loan Party) to the Loan Party’s books and records within forty-five (45) days following completion of such inventory.

(iii) The Lender, in its discretion, following the occurrence, and during the continuance, of a Suspension Event, may cause such additional inventories to be taken as the Lender determines (each, at the expense of the Borrower).

(c) Upon the Lender’s request from time to time, the Borrower shall, and shall cause each Guarantor to, permit the Lender to obtain appraisals conducted by such appraisers as are satisfactory to the Lender and using a methodology similar in scope and nature as was undertaken on behalf of the Lender prior to the effectiveness of this Agreement.  Without limiting the foregoing, the Lender may obtain periodic Inventory liquidation analyses performed by Hilco/Great American Group or another liquidation analysis firm selected by the Lender; provided that the expense for any such appraisals shall be borne by the Lender (except as provided in the final two sentences of this clause), unless and until the Aggregate Outstandings exceed, or are anticipated to exceed, $75,000,000.  At any time after the Aggregate Outstandings exceed, or are anticipated to exceed, $75,000,000, the Lender shall have the right to undertake two appraisals, at the Loan Parties’ expense, in each twelve month period.  After the occurrence and during the continuance of an Event of Default, all such appraisals shall be undertaken at the Loan Parties’ expense.

(d) Upon the Lender’s request from time to time, the Borrower shall, and shall cause each Guarantor to, permit the Lender to conduct commercial finance audits of the Borrower’s and Guarantor’s books and records using a methodology similar in scope and nature as was undertaken on behalf of the Lender prior to the effectiveness of this Agreement, provided that the expense for any such audits shall be borne by the Lender (except as provided in the final two sentences of this clause), unless and until the Aggregate Outstandings exceed, or are anticipated to exceed, $75,000,000.  At any time after the Aggregate Outstandings exceed, or are anticipated to exceed, $75,000,000, the Lender shall have the right to undertake two audits, at the Loan Parties’ expense, in each twelve month period.  After the occurrence and during the continuance of an Event of Default, all such audits shall be undertaken at the Loan Parties’ expense.

(e) Intentionally Omitted.

5-11. Additional Financial Information.

(a) In addition to all other information required to be provided pursuant to this Article 5, the Borrower promptly shall provide the Lender (and shall cause each Guarantor and any other guarantor of the Liabilities to also provide the Lender), with such other and additional information concerning the Borrower or Guarantor, the Collateral, the operation of the Borrower’s or Guarantor’s business, and the Borrower’s or Guarantor’s) financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time reasonably request from the Borrower.

(b) The Borrower may provide the Lender, at the Lender’s discretion, from time to time hereafter, with updated projections of the Loan Parties’ anticipated performance and operating results.

(c) In all events, the Borrower, no sooner than ninety (90) nor later than thirty (30) days prior to the end of each of the Borrower’s fiscal years, shall furnish the Lender with an updated and extended balance sheet, income statement, cash flow statement (including an Availability model), prepared on a monthly basis and which shall go out at least through the end of the then next fiscal year. Together with such updated and extended projections, the Borrower shall deliver to the Lender a description of the methodology and assumptions upon which the projections were prepared.

(d) The Loan Parties each recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Lender may obtain, develop, or receive with respect to the Loan Parties is confidential to the Lender and that, except as otherwise provided herein, no Loan Party is entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

5-12. Intentionally Omitted.

Article 6 - Use and Collection of Collateral:

6-1. Use of Inventory Collateral.

(a) The Borrower shall not, and shall cause each Guarantor not to engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower’s or Guarantor’s business in the ordinary course (other than promotions, markdowns, and discounts in the ordinary course of business) nor shall either engage in sales or other dispositions to creditors in reduction or satisfaction of such creditors’ claims; sales or other dispositions in bulk; or any use of any of the Inventory in breach of any provision of this Agreement. Notwithstanding the foregoing, the Loan Parties may “job-out” end of season and slow-moving Inventory, provided that the Inventory so disposed of does not exceed five percent (5%) of the Loan Parties’ aggregate retail receipts in any fiscal year.

(b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Loan Parties’ customary return policy applicable to the return of inventory purchased by the Loan Parties’ retail customers in the ordinary course, such Inventory may be returned to the Loan Parties without the consent of the Lender.

6-2. Adjustments and Allowances.  A Loan Party may grant such allowances or other adjustments to the such Loan Party’s Account Debtors as the Loan Party, respectively, may reasonably deem to accord with sound business practice, provided, however, the authority granted the Loan Parties pursuant to this Section 6-2 may be limited or terminated by the Lender at any time after the occurrence, and during the continuance, of an Event of Default in the Lender’s discretion.

6-3. Validity of Accounts.

(a) The amount of each Account shown on the books, records, and invoices of the Loan Parties represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor (subject to adjustments for returned Inventory in the ordinary course of business) and shall have been fully earned by performance by such Loan Party.

(b) The Lender, from time to time (at the expense of the Borrower in each instance), may verify the validity, amount, and all other matters with respect to the Receivables Collateral directly with Account Debtors (including without limitation, by forwarding balance verification requests to each Loan Party’s Account Debtors), and with each Loan Party’s accountants, collection agents, and computer service bureaus (each of which is hereby authorized and directed to cooperate in full with the Lender and to provide the Lender with such information and materials as the Lender may request), provided that, as long as no Event of Default exists and is continuing, the form and content of any such verification letters shall be subject to the prior approval of the Borrower (whose consent shall not be unreasonably withheld or delayed).

(c) No Loan Party has knowledge of any impairment of the validity or collectibility of any of the Accounts (other than customary adjustments and chargebacks in the ordinary course of business) and shall notify the Lender of any such fact immediately after a Loan Party becomes aware of any such impairment.

(d) Except as set forth in EXHIBIT 6-3, no Loan Party shall post any bond to secure a Loan Party’s performance under any agreement to which a Loan Party is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of a Loan Party (other than to the Lender) in the event of Loan Party’s failure so to perform.

6-4. Notification to Account Debtors.  The Lender shall have the right at any time after the occurrence, and during the continuance, of an Event of Default, to notify any of a Loan Party’s Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

Article 7 - Cash Management. Payment of Liabilities:

7-1. Depository Accounts.

(a) Annexed hereto as EXHIBIT 7-1 is a Schedule of all present DDAs, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

(b) To the extent not previously delivered to the Lender, the Borrower shall, and shall cause each Guarantor to, deliver to the Lender, as a condition to the effectiveness of this Agreement:

(i) Notification, executed on behalf of the Borrower or Guarantor, as applicable, to each depository institution with which any DDA is maintained (other than the Operating Account), in form reasonably satisfactory to the Lender, of the Lender’s interest in such DDA.

(ii) An agreement (generally referred to as a “Blocked Account Agreement”), in form reasonably satisfactory to the Lender, with any depository institution at which a Blocked Account is maintained.

(iii) An agreement, in form reasonably satisfactory to the Lender, with any depository institution at which the Operating Account is maintained.

(c) No Loan Party will establish any DDA hereafter unless, contemporaneous with such establishment, such Loan Party, delivers to the Lender an agreement (in form satisfactory to the Lender) executed on behalf of the depository with which such DDA is being established.

7-2. Credit Card Receipts.

(a) Annexed hereto as EXHIBIT 7-2 is a Schedule which describes all arrangements to which each Loan Party is a party with respect to the payment to such Loan Party, of the proceeds of all credit card charges for sales by the Loan Party.

(b) To the extent not previously delivered to the Lender, the Borrower shall, and shall cause each Guarantor to, deliver to the Lender, as a condition to the effectiveness of this Agreement, notifications, executed on behalf of the Borrower or such Guarantor, as applicable, to each of the Borrower’s and Guarantor’s credit card clearinghouses and processors of notice (in form satisfactory to the Lender), which notice provides that payment of all credit card charges submitted by the Borrower or Guarantor to that clearinghouse or other processor and any other amount payable to the Borrower or Guarantor by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Lender.  Neither the Borrower nor any Guarantor shall change such direction or designation except upon and with the prior written consent of the Lender.

7-3. The Concentration, Blocked, and Operating Accounts.

(a) The following checking accounts have been or will be established (and are so referred to herein):

(i) The Concentration Account: Established by the Lender with Bank of America, N.A.

(ii) The Blocked Account: Established by the Borrower with Bank of America, N.A.

(iii) The Operating Account:  Established by the Borrower with Bank of America, N.A.

(b) The contents of each DDA, of the Operating Account, and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Lender’s property.

(c) The Loan Parties:

(i) To the extent not previously delivered to the Lender, contemporaneously with the execution of this Agreement, shall provide the Lender with such agreement (generally referred to as a “Blocked Account Agreement”) of the depository with which the Blocked Account is maintained as may be reasonably satisfactory to the Lender;

(ii) To the extent not previously delivered to the Lender, contemporaneously with the execution of this Agreement, shall provide the Lender with such agreement of the depository with which the Operating Account is maintained as may be reasonably satisfactory to the Lender; and

(iii) Shall not establish any Blocked Account or Operating Account hereafter except upon not less than thirty (30) days prior written notice to the Lender and the delivery to the Lender of a similar such agreement.

(d) The Loan Parties shall pay all fees and charges of, and maintain such impressed balances as may be required by the Lender or by any bank in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Lender).

7-4. Proceeds and Collection of Accounts.

(a) All Receipts constitute Collateral and proceeds of Collateral and, after the occurrence and during the continuance of a Cash Dominion Event, shall be held in trust by the Loan Parties for the Lender; shall not be commingled with any of a Loan Party’s other funds; and shall be deposited and/or transferred only to the Blocked Account.

(b) After the occurrence and during the continuance of a Cash Dominion Event, the Borrower shall cause the, and shall cause each Guarantor to, ACH or wire transfer to the Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of

(i) the then current contents of each DDA (other than the Operating Account), each such transfer to be net of any minimum balance, not to exceed $5,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained); and

(ii) the proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Lender on each Business Day on which any such transfer is made.

(c) After the occurrence and during the continuance of a Cash Dominion Event, whether or not any Liabilities are then outstanding, the Loan Parties shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $5,000.00, as may be required to be maintained in the Blocked Account by the bank at which the Blocked Account is maintained.

(d) After the occurrence and during the continuance of a Cash Dominion Event, in the event that, notwithstanding the provisions of this Section 7-4, a Loan Party receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by such Loan Party for the Lender and shall not be commingled with any of the Loan Party’s other funds or deposited in any account of the Loan Party other than as instructed by the Lender.

7-5. Payment of Liabilities.

(a) On each Business Day, the Lender shall apply, towards the Liabilities, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained).

(b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

(i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Lender by 2:00 PM on that Business Day.

(ii) Funds paid to the Lender, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Lender by 2:00PM on that Business Day.

(iii) If notice of a deposit to the Concentration Account (Section 7-5(b)(i)) or payment (Section 7-5(b)(ii)) is not available to the Lender until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 AM on the then next Business Day.

(iv) All deposits to the Concentration Account and other payments to the Lender are subject to clearance and collection.

(c) All payments shall be applied First to pay Liabilities other than the principal balance of the Loan Account; Second in reduction of Base Rate Loans until paid in full, and Third in reduction of Eurodollar Loans until paid in full, together with any amounts which become due as a result of such payment pursuant to Section 2-7(e) hereof; provided that at the Borrower’s option, as long as no Event of Default then exists, the Borrower shall have the right, in lieu of making a prepayment on account of the Eurodollar Loans, to cause any amounts in excess of the sums required to pay the Liabilities described in clauses First and Second, above, to be deposited with the Lender and held as collateral for the Liabilities and applied to the payment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto, in order of maturity of such Interest Periods (or upon the occurrence, and during the continuance, of an Event of Default, to the Liabilities in such order and manner as the Lender, in its discretion, shall determine).

(d) The Lender shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7-5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that both (i) a Suspension Event has occurred and is continuing, and (ii) one or more L/C’s are then outstanding, the Lender may establish a funded reserve of up to 103% of the aggregate Stated Amounts of such L/C’s.

7-6. The Operating Account. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Loan Parties upon, and other disbursements shall be made by the Loan Parties solely from, the Operating Account.  Until the occurrence, and during the continuance, of an Event of Default, as provided in the agreement with the depository with which the Operating Account has been established, the Lender shall not be entitled to exercise any dominion or control over the funds in the Operating Account.

Article 8 - Grant of Security Interest:

8-1. Grant of Security Interest.  To secure the Borrower’s prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, (and ratifies and confirms the Borrower’s prior grant of a security interest to the Lender pursuant to the Existing Loan Agreement, in and to) the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the “Collateral”):

(a) All Accounts and Accounts Receivable.

(b) All Inventory.

(c) All General Intangibles, including, without limitation, all Payment Intangibles.

(d) All Equipment.

(e) All Goods.

(f) All Fixtures.

(g) All Chattel Paper.

(h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

(i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

(j) All Letter of Credit Rights and Supporting Obligations.

(k) All Commercial Tort Claims.

(l) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing(8-1(a) through 8-1(k)) or otherwise.

(m) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8-1(a) through 8-1(l)), including the right of stoppage in transit.

provided that, the Collateral shall not include leases or licenses and rights thereunder to the extent of enforceable anti-assignment provisions therein contained which have not been waived, provided, however, that in no event shall the foregoing be construed to exclude from the security interest created by this Agreement, proceeds or products of any such leases or licenses or any accounts receivable or the right to payments due or to become due the Borrower under any such lease or license.

8-2. Extent and Duration of Security Interest.  This grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities, until all Liabilities have been paid and/or satisfied in full (other than indemnities not then due and payable, which survive repayment of the Revolving Credit Loans and the L/Cs and termination of the Commitments) and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender (which the Lender agrees to do upon payment and satisfaction of all such Liabilities).

Article 9 - Lender As Borrower’s Attorney-In-Fact:

9-1. Appointment as Attorney-In-Fact.  The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower’s true and lawful attorney, with full power of substitution, exercisable only after the occurrence, and during the continuance, of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by this appointment include but are not limited to the right and power to:

(a) Prosecute, defend, compromise, or release any action relating to the Collateral.

(b) Sign change of address forms to change the address to which the Borrower’s mail is to be sent to such address as the Lender shall designate; receive and open the Borrower’s mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

(c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

(d) Sign the name of the Borrower on any notice to the Borrower’s Account Debtors or verification of the Receivables Collateral; sign the Borrower’s name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts.

(e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which the Borrower is a beneficiary.

(f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

(g) Use, license or transfer any or all General Intangibles of the Borrower.

9-2. No Obligation to Act.  The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, provided that, if the Lender elects to use or license any General Intangibles of the Borrower consisting of trademarks, copyrights or similar property, the Lender shall use reasonable efforts to preserve and maintain any such trademark, copyright or similar property (but nothing contained herein shall obligate the Lender to undertake (or refrain from undertaking) any specific action with respect thereto). The Lender shall not be responsible to the Borrower for any act or omission to act pursuant to Section 9-1, except to the extent that the subject act or omission to act had been grossly negligent or in actual bad faith.

Article 10 - Events of Default:

The occurrence of any event described in this Article 10 shall constitute an “Event of Default” herein.  Upon the occurrence of any Event of Default described in Section 10-12, any and all Liabilities shall become due and payable without any further act on the part of the Lender.  Upon the occurrence, and during the continuance, of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender and without notice or demand.  The occurrence and continuance of any Event of Default shall also constitute, without notice or demand, a default under all other Loan Documents, whether such Loan Documents now exist or hereafter arise.

10-1. Failure to Pay Revolving Credit.  The failure by the Borrower to pay any principal amount when due under the Revolving Credit.

10-2. Failure To Make Other Payments.  The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability within three (3) days of the date when due other than the principal amount under the Revolving Credit.

10-3. Failure to Perform Covenant or Liability (No Grace Period).  The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in Section 10-1 or Section 10-2 hereof, and included in any of the following provisions hereof:

Section______Relates to______:

4-5                      Location of Collateral

4-6                      Title to Assets

4-7                      Indebtedness

4-8(b)                 Insurance Policies

6                          Use of Collateral

Article 7             Cash Management

10-4. Failure to Perform Covenant or Liability (Limited Grace Period).  The failure by the Borrower, upon three (3) days written notice by the Lender, to cure the Borrower’s failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant under Sections 4-13, 4-22, 4-23, and Article 5 hereof.

10-5. Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrower, upon fifteen (15) days written notice by the Lender, to cure the Borrower’s failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant hereunder or under any other Loan Document or with any Liability not described in any of Sections 10-1, 10-2, 10-3 or 10-4 hereof.

10-6. Misrepresentation. Any representation or warranty at any time made by the Borrower to the Lender is not true or complete in all material respects when given.

10-7. Default of Other Debt. The occurrence of any event such that any Indebtedness of the Borrower to any creditor in excess of $10,000,000.00, other than the Lender, could then be accelerated (whether or not the subject creditor takes any action on account of such occurrence), provided that if such event is waived in writing by the holder of the Indebtedness prior to the exercise of remedies by the Lender hereunder, the occurrence of such event shall not constitute an Event of Default hereunder.

10-8. Default of Leases. The occurrence of any event such that any Lease or Leases of the Borrower could then be terminated (whether or not any or all of the subject lessors take any action on account of such occurrence) and such termination (individually or together with all other such terminations) could reasonably likely have a Material Adverse Effect, provided that if such event is waived in writing by the subject lessors prior to the exercise of remedies by the Lender hereunder, the occurrence of such event shall not constitute an Event of Default hereunder.

10-9. Uninsured Casualty Loss.The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, having an aggregate value in excess of $1,500,000.00.

10-10. Judgment.  Restraint of Business.

(a) The entry of any uninsured judgment against the Borrower, in excess of $5,000,000.00, individually or in the aggregate, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

(b) The entry of any order or the imposition of any other process having the force of law, in either case applicable specifically to the Borrower, the effect of which is to restrain in any material adverse way the conduct by the Borrower of its business in the ordinary course, which order is not dissolved within ten (10) days of its imposition.

10-11. Business Failure. Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any material part of the Borrower’s property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower generally; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief generally from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors, provided that, if such proceeding is initiated against the Borrower, an Event of Default shall not arise hereunder unless such proceeding is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when initiated; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or any material part of the Borrower’s business or operations.

10-12. Bankruptcy. The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from its debts generally pursuant to the Bankruptcy Code or any other insolvency statute or procedure of general application; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from its debts generally pursuant to the Bankruptcy Code or any other insolvency statute or procedure of general application, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

10-13. Indictment - Forfeiture.  The indictment of, or institution of any legal process or proceeding against, the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which would reasonably be expected to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

10-14. Default by Guarantor or Subsidiary.  The occurrence of any of the foregoing Events of Default with respect to any Guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any Subsidiary of the Borrower, as if such guarantor or Subsidiary were the “Borrower” described therein.

10-15. Termination of Guaranty. The termination or attempted termination of any Guaranty Agreement by any Guarantor of the Liabilities (other than in accordance with its terms or as permitted by the Lenders).

10-16. Challenge to Loan Documents.

(a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

(b) Any determination by any court or any other judicial or government authority that the Loan Documents, taken as a whole, are not enforceable strictly in accordance with their terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

10-17. Intentionally Omitted.

10-18. Change in Control.  Any Change in Control.

Article 11 - Rights and Remedies Upon Default:

In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence, and during the continuance, of any Event of Default.

11-1. Rights of Enforcement.  The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

(a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

(b) To take possession of all or any portion of the Collateral.

(c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

(d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

(e) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

(f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

11-2. Sale of Collateral.

(a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender’s  disposition of the Collateral.

(b) The Lender, in the exercise of the Lender’s rights and remedies upon default, may conduct one or more going out of business sales, in the Lender’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower.  The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

(c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender’s rights and remedies upon default.

(d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article (to the extent permitted by applicable law).

(e) The Lender shall apply the proceeds of any exercise of the Lender’s Rights and Remedies under this Article 11 towards the Liabilities in the following order:

First:	To all costs and expenses incurred by the Lender under this Agreement, or any other Loan Document, including all Costs of Collection.

Second:	To accrued and unpaid interest on the Revolving Credit Loans until all accrued and unpaid interest on the Revolving Credit Loans has been paid in full.

Third:	To the principal balance of the Revolving Credit Loans, until the unpaid principal balance of the Revolving Credit Loans has been paid in full.

Fourth:	To all fees due under this Agreement or any other Loan Document, until the remaining balance of all fees (including L/C Fees, Line (Unused Fees)) have been paid in full.

Fifth:	To all other Liabilities, including without limitation, on account of Bank Products and Cash Management Services, until such Liabilities have been paid in full.

Sixth:	As provided under applicable law, to each Person then entitled thereto.

11-3. Occupation of Business Location. In connection with the Lender’s exercise of the Lender’s rights under this Article 11, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender’s taking possession thereof, and may render any Collateral unusable to the Borrower.  In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower’s employees and utilities) incurred in connection with the Lender’s exercise of the Lender’s Rights and Remedies, except for such charges which are incurred as a result of the Lender’s gross negligence or willful misconduct.

11-4. Grant of Nonexclusive License.  The Borrower hereby grants to the Lender a royalty free nonexclusive irrevocable license, exercisable upon the occurrence, and during the continuance, of an Event of Default, to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender’s exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory. In exercising its rights under such license, the Lender shall use reasonable efforts to preserve and maintain any such trademark, trade name, or logo, but nothing contained herein shall obligate the Lender to undertake (or refrain from undertaking) any specific action and the Lender shall, under no circumstances, have any liability to the Borrower, except for such which are a result of the Lender’s gross negligence or willful misconduct.

11-5. Assembly of Collateral. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower’s sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

11-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the “ Lender’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Lender in exercising or enforcing any of the Lender’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Lender’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender’s Rights and Remedies.  No waiver by the Lender of any of the Lender’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  All of the Lender’s Rights and Remedies and all of the Lender’s rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine.  The Lender’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

Article 12 - Notices:

12-1. Notice Addresses.  All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Lender:

Bank of America, N.A.

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Attention                      : Christine Hutchinson

          Vice President

Fax                                : (617) 790-1234

Email: christine.hutchinson@bankofamerica.com

With a copy to:

Riemer & Braunstein LLP

Three Center Plaza

Boston, Massachusetts  02108

Attention                      :  David S. Berman, Esquire

Fax                                : (617) 880-3456

Email: dberman@riemerlaw.com

If to the Borrower:

Aeropostale, Inc.

201 Willowbrook Blvd.

Wayne, New Jersey 07470

Attention                      : Joseph Pachella, VP and Treasurer

Fax                                : (201) 581-0399

Email: jpachella@aeropostale.com

With a Copy to:

Edward M. Slezak, Esquire

General Counsel

Aeropostale, Inc.

112 West 34th Street, 22nd Floor

New York, New York 10120

Fax: (646) 619-4873

Email: eslezak@aeropostale.com

12-2. Notice Given.

(a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

(i) By mail: the sooner of when actually received or three (3) days following deposit in the United States mail, postage prepaid.

(ii) By recognized overnight express delivery: the Business Day following the day when sent.

(iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered.  Otherwise, at the opening of the then next Business Day.

(iv) By Facsimile or electronic transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent.  Otherwise, at the opening of the then next Business Day.

(b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

Article 13 - Term:

13-1. Termination of Revolving Credit.  The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2-5(h) hereof) until the Termination Date.

13-2. Effect of Termination.  On the Termination Date, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities (other than indemnities, not then due and payable, which survive repayment of the Revolving Credit Loans and L/Cs and termination of the Commitments), including, without limitation: the entire balance of the Loan Account; any accrued and unpaid Line (Unused) Fee; any payments due on account of the indemnification obligations included in Section 2-9(e); and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible; and shall make such arrangements concerning any L/C’s then outstanding are reasonably satisfactory to the Lender.  Until such payment, all provisions of this Agreement, other than those contained in Article 2 which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities (other than indemnities, not then due and payable, which survive repayment of the Revolving Credit Loans and L/Cs and termination of the Commitments) shall have been paid in full.  The release by the Lender of the security and other collateral interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may reasonably require to protect the Lender against and chargebacks, credits, returned items and any other reversal of payments which had been received by the Lender and applied toward such Liabilities.

Article 14 - General:

14-1. Protection of Collateral.  The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.  With the Borrower’s prior approval (which shall not be unreasonably delayed or withheld), the Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

14-2. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Borrower’s representatives, successors, and assigns and shall inure to the benefit of the Lender and its successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder.  In the event that the Lender, in accordance with the provisions of Section 2-23 hereof, assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

14-3. Severability.  Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

14-4. Amendments.  Course of Dealing.

(a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding.  No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof.  No failure by the Lender to give notice to the Borrower of the Borrower’s having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

(b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender.  No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

14-5. Power of Attorney.  In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement.  No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

14-6. Application of Proceeds.  Except as otherwise provided in Section 11-2(e) hereof, the proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion.  The Borrower shall remain liable for any deficiency remaining following such application.

14-7. Costs and Expenses of Lender.

(a) The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all other costs and expenses of the Lender which relate to the credit facility contemplated hereby.

(b) The Borrower shall pay on demand all costs and expenses (including reasonable attorneys’ fees) incurred, following the occurrence, and during the continuance, of any Event of Default, by the Lender in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as any such costs and expenses in connection with any “workout”, forbearance, or restructuring of the credit facility contemplated hereby.

(c) The Borrower authorizes the Lender to pay all such fees and expenses and in the Lender’s discretion, to add such fees and expenses to the Loan Account.

(d) The undertaking on the part of the Borrower in this Section 14-7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this Section 14-7.

14-8. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced.  Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

14-9. Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

14-10. Consent to Jurisdiction.

(a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender’s sole discretion.  By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts.

(b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower’s address for notices as specified herein, such service to become effective ten (10) Business Days after such mailing.

(c) The Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted in the aforesaid courts under any of the Loan Documents.

(d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

(e) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

14-11. Indemnification.  The Borrower shall indemnify, defend, and hold the  Lender and any employee, officer, or agent of the Lender (each, an “Indemnified Person”) harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from reasonable attorneys’ fees and expenses in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities with the Lender (each, an “Indemnified Claim”) other than any claim resulting from the gross negligence or willful misconduct of such Indemnified Person.  Each Indemnified Claim may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender’s selection (and if such Indemnified Claim is brought by a Person other than the Borrower, any guarantor or endorser of the Liabilities or any Affiliate of the Borrower, after consultation with (but not approval of) the Borrower regarding the selection of such counsel), but at the expense of the Borrower, provided that any Indemnified Claim may not be settled without the consent of the Borrower (which shall not be unreasonably withheld or delayed) if as the result of any such settlement the Borrower will be obligated to make any payment (other than reimbursement of the reasonable costs and expenses of  the Indemnified Person). This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this Section 14-11.

14-12. Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

(a) Words in the singular include the plural and words in the plural include the singular.

(b) Titles, headings (indicated by being underlined or shown in Small Capitals) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument’s meaning, construction, or effect.

(c) The words “includes” and “including” are not limiting.

(d) Text which follows the words “including, without limitation” (or similar words) is illustrative and not limitational.

(e) Except where the context otherwise requires or where the relevant subsections are joined by “or”, compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision.  Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by “or” may be accomplished by compliance with any of such subsections.

(f) Text which is shown in italics, shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

(g) The words “may not” are prohibitive and not permissive.

(h) The word “or” is not exclusive.

(i) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

(j) The symbol “$” refers to United States Dollars.

(k) Unless limited by reference to a particular Section or provision, any reference to “herein”, “hereof”, or “within” is to the entire Loan Document in which such reference is made.

(l) References to “this Agreement” or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

(m) Except as otherwise specifically provided, all references to time are to Boston time.

(n) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

(i) Unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (B) the period so computed shall end at 5:00 PM on the relevant Business Day.

(ii) The word “from” means “from and including”.

(iii) The words “to” and “until” each mean “to, but excluding”.

(iv) The word “through” means “to and including”.

(o) References to “presently”, “currently”, “Second Amendment Effective Date of this Agreement”, and other similar expressions mean the date of this Agreement.

(p) The term “upon the occurrence, and during the continuance, of an Event of Default”, “upon the occurrence, and during the continuance, of Default Interest Event” and any other similar term means the occurrence of an Event of Default or a Default Interest Event which has not been (i) waived by the Lender, or (ii) resolved to the reasonable satisfaction of the Lender. For purposes hereof, an Event of Default shall be deemed “resolved to the reasonable satisfaction of the Lender” if (A) the Lender has not theretofore exercised any of its rights and remedies on account of the existence of such Event of Default, and (B) the matter giving rise to such Event of Default has been fully remediated by the Borrower, provided, however, that (1) nothing contained herein shall furnish the Borrower with any additional cure periods beyond those set forth in Article 10, if any, prior to an event constituting an “Event of Default”, (2) notwithstanding the foregoing, any Event of Default under Article 7, or Sections 10-1, 10-2, 10-11, or 10-12 hereof may only be waived by the Lender and shall not ever be deemed “resolved to the reasonable satisfaction of the Lender”, and (3) the Borrower may not resolve any occurrences which constitute Events of Default to the reasonable satisfaction of the Lender on more than four (4) occasions in any fiscal year.

(q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14-13 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

14-13. Intent. It is intended that:

(a) This Agreement take effect as a sealed instrument.

(b) The scope of the security interests created by this Agreement be broadly construed in favor of the Lender.

(c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

(d) All reasonable costs and expenses (other than  overhead costs) incurred by the Lender in connection with its relationship with the Borrower shall be borne by the Borrower.

(e) Unless otherwise explicitly provided herein, the Lender’s consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its reasonable discretion and without reference to Section 2-16 hereof.

14-14. Right of Set-Off. Any and all deposits (other than Trust Deposit Accounts) or other sums at any time credited by or due to the Borrower from the Lender, or any participant (a “Participant”) in the credit facility contemplated hereby or any from any Affiliate of the Lender, or any Participant and any cash, securities, instruments or other property of the Borrower in the possession of the Lender, any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the  Lender or any Participant or any such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any Participant or any such Affiliate.

14-15. Maximum Interest Rate. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Liabilities hereunder.

14-16. Waivers.

(a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 14-16(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

(b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

(i) Except as otherwise specifically required hereby, and to the extent permissible under applicable law, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

(ii) Except as otherwise specifically required hereby, and to the extent permissible under applicable law, the right to notice and/or hearing prior to the Lender’s  exercising of the Lender’s rights upon default.

(iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

(iv) Except to the extent that such may not be waived under applicable law, the benefits or availability of any stay, limitation, hindrance, delay, or restriction with respect to any action which the Lender may or may become entitled to take hereunder.

(v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

(vi) Any claim against the Lender to consequential, special, or punitive damages.

14-17. Confidentiality. The Lender shall keep, and shall cause its officers, directors, employees, affiliates and attorneys to keep, all financial statements, reports and other proprietary information furnished to it by the Borrower, the Guarantor or their respective Affiliates (hereinafter collectively, the “Information”) confidential and shall not disclose such Information, or cause such Information to be disclosed, to any Person, provided, however, that (i) the Information may be disclosed to the Lender’s officers, directors, employees, affiliates, attorneys and other advisors as need to know the Information in connection with the Lender’s administration of the Liabilities; (ii) the Information may be disclosed to any regulatory or other governmental authorities having jurisdiction over the Lender as required in connection with the exercise of their regulatory activity; (iii) the Information may be disclosed to any prospective assignee or participant, who has agreed to be bound by the provisions of this Section  14-17; (iv) the Information may be disclosed in connection with the enforcement of the Liabilities by the Lender to the extent required in connection therewith; and (v) the Information may otherwise be disclosed to the extent required by law.  Notwithstanding anything herein to the contrary, “Information” shall not include, and Lender (and each employee, representative, or other agent of the Lender) may disclose to any and all Persons without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including options or other tax analyses) that are provided to the Lender (and each employee, representative, or other agent of the Lender) relating to such tax treatment and tax structure; provided, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Revolving Credit, the L/Cs and other transactions contemplated hereby.

14-18. Press Releases.Once the Borrower has filed this Agreement with the Securities and Exchange Commission and disseminated a corresponding Press Release regarding this Agreement, then Borrower consents to the publication by the Lender of advertising material relating to the financing transactions contemplated by this Agreement using the Borrower’s name, product photographs, logo or trademark.  The Lender shall provide a draft reasonably in advance of any advertising material to the Borrower for review and comment prior to the publication thereof.  Subject to the conditions contained in this Section 14-18, the Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

14-19. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Party, on the one hand, and the Lender, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) the Lender has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Lender has advised or is currently advising the Loan Parties or any of their respective Affiliates on other matters) and the Lender has no any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and the Lender has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Lender has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty.

14-20. USA PATRIOT Act Notice. The Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each such Person and other information that will allow the Lender to identify the Loan Parties in accordance with the Act. Each of the Loan Parties is in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the Revolving Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

14-21. Existing Loan Agreement Amended and Restated.  This Agreement shall amend and restate the Existing Loan Agreement in its entirety.  On the Second Amendment Effective Date, the rights and obligations of the parties under the Existing Loan Agreement shall be subsumed within and be governed by this Agreement; provided, however, that each of the “Revolving Credit Loans” (as such term is defined in the Existing Loan Agreement) outstanding under the Existing Loan Agreement on the Second Amendment Effective Date shall, for purposes of this Agreement, be included as  Revolving Credit Loans hereunder and each of the “L/Cs” (as defined in the Existing Loan Agreement) outstanding under the Existing Loan Agreement on the Second Amendment Effective Date shall be L/Cs hereunder.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date above first written.  This Agreement shall take effect as a sealed instrument.

AEROPOSTALE, INC.
(“Borrower”)

By:	/s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Executive Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A.
(“Lender”)

By:	/s/ Kathleen A. Dimock
Name:	Kathleen A. Dimock
Title:	Managing Director

1041615.7

[Signature Page to Second Amended and Restated Loan and Security Agreement]

Exhibit 2.8

Revolving Credit Note

AMENDED AND RESTATED REVOLVING CREDIT NOTE
Bank of America, N.A.

Boston, Massachusetts
November 13, 2007

FOR VALUE RECEIVED, the undersigned, Aeropostale, Inc., Inc., a Delaware corporation with its principal executive offices at 112 West 34th Street, New York, New York 10120 (the "Borrower") promises to pay to the order of Bank of America, N.A. (as assignee of Fleet Retail Finance Inc. (“Fleet”) pursuant to that certain Assignment and Acceptance dated as of even date herewith by and between Fleet, as Assignor, and Bank of America, N.A., as Assignee), a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts  02110 (hereinafter, with any subsequent holder, a "Lender") the aggregate unpaid principal balance of loans and advances made to or for the account of the Borrower pursuant to the Revolving Credit established pursuant to the Second Amended and Restated Loan and Security Agreement dated as of even date herewith (as such may be amended hereafter, the "Loan Agreement") among the Lender, the Guarantors party thereto, and the Borrower, with interest at the rate and payable in the manner stated therein.  All capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.

This is a "Revolving Credit Note" to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Revolving Credit Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein.  This Revolving Credit Note replaces in its entirety that certain Revolving Credit Note dated October 7, 2003 by the Borrower, in favor of Fleet.

The Lender's books and records concerning loans and advances pursuant to the Revolving Credit, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by the Lender in exercising or enforcing any of the Lender's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof; assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted by the Lender with respect to this Revolving Credit Note and/or any collateral given to secure this Revolving Credit Note or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower.

This Revolving Credit Note shall be binding upon the Borrower and upon its successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of the Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by the Lender of any one or more such Persons shall not release any other Person obligated on account of this Revolving Credit Note.  Each reference in this Revolving Credit Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Revolving Credit Note may seek contribution from any other Person also obligated unless and until all liabilities, obligations and indebtedness to the Lender of the Person from whom contribution is sought have been satisfied in full.

This Revolving Credit Note is delivered to the Lender at its offices in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lender in the establishment and maintenance of its relationship with the Borrower contemplated by the within Revolving Credit Note, is relying thereon.  THE BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THE BORROWER OR OF ANY OTHER PERSON LIABLE TO THE LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER, ANY SUCH PERSON, AND THE LENDER.

[Signature Page to Follow]

                 BORROWER:
Witness:
/s/ Joseph M. Pachella
AEROPOSTALE, INC.

By:	/s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Executive Vice President and
Chief Financial Officer

1043675.3

[Signature Page to Second Amended and Restated Loan and Security Agreement]

EXHIBIT 4-2

RELATED ENTITIES

   Other than the Guarantors, Aeropostale Canada, Inc.

Exhibit 4-3
Trade Names

    Aeropostale
    Jimmy'Z

Exhibit 4-5

Locations, Leases, and Landlords

(See Attached)

Store #	Store Name	Space #	City	State	Zip Code	Sq. Ft.	Developer	Developer Address
4	ADI		South River	New Jersey	8810	315,000	LIT-Northend LLC	2100 Mckinney Avenue	Suite 700	Dallas	TX	75201
5	Willowbrook Office	7th & 8th Floor	Wayne	New Jersey	7470	40,000	Willowbrook Center	2 Daniel Road		Fairfield	NJ	7004
11	Franklin Mills Mall		Philadelphia	Pennsylvania	19154	4,865	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
14	NYC Office		New York	New York	10017	59,121	Helmsley Spear	60 East 42nd Street		New York	NY	10017
19	Arizona Mills Mall		Tempe	Arizona	85282	4,255	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
20	Newport Center		Jersey City	New Jersey	7307	3,385	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
22	Stoneridge Mall		Pleasanton	California	95466	3,709	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
23	Bridgewater Commons	279	Bridgewater	New Jersey	8807	3,130	General Growth	110 N Wacker Dr.		Chicago	IL	60606
25	Parmatown Mall	#4	Parmatown	Ohio	44129	3,017	RMS Investment Company	7899 W Ridgewood Drive		Parma	OH	44129
27	Great Northern Mall		North Olmstead	Ohio	44070	3,423	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
28	Woodbridge Center		Woodbridge	New Jersey	7095	3,890	General Growth	110 N Wacker Dr.		Chicago	IL	60606
29	Nanuet Mall		Nanuet	New York	10954	3,900	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
30	Staten Island Mall	#247A	Staten Island	New York	10314	3,724	General Growth	110 N Wacker Dr.		Chicago	IL	60606
31	Rockaway Townsquare Mall	#128	Rockaway	New Jersey	7866	3,621	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
34	The Mall at Greece Ridge		Rochester	New York	14626	3,132	Wilmorite	1265 Scottsville Road		Rochester	NY	14624
35	Ross Park Mall		Pittsburgh	Pennsylvania	15237	3,584	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
36	The Mall at St Matthews	#1340	Louisville	Kentucky	40207	5,127	General Growth	110 N Wacker Dr.		Chicago	IL	60606
37	Cherry Hill Mall	#1230	Cherry Hill	New Jersey	8002	3,667	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
38	Valley Fair Shopping Center	#B577	Santa Clara	California	95050	2,864	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
41	River Oaks Center		Calumet City	Illinois	60409	2,778	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
43	Lycoming Mall	US Rts. 220 & 180	Pennsdale	Pennsylvania	17756	3,519	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
46	Lehigh Valley Mall		Whitehall	Pennsylvania	18052	4,020	Kravco	225 W Washington Street		Indianapolis	IN	46204
48	South Hills Village		Upper St Clair	Pennsylvania	15241	3,590	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
49	Hamilton Mall		Mays Landing	New Jersey	8330	4,221	Kravco	225 W Washington Street		Indianapolis	IN	46204
50	Square One Mall		Saugus	Massachusetts	1906	3,977	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
51	Dadeland Mall		Miami	Florida	33156	4,674	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
52	Sunrise Mall		Massapequa	New York	11758	3,290	General Growth	110 N Wacker Dr.		Chicago	IL	60606
54	Manhattan Mall		New York	New York	10001	4,326	Vomado	210 Route 4 East		Paramus	NJ	7652
56	Washington Crown Center	1500 W. Chestnut Street	Washington	Pennsylvania	15301-5864	3,436	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
57	Eastview Mall	#F9	Victor	New York	14564	3,600	Wilmorite	1265 Scottsville Road		Rochester	NY	14624
58	Garden State Plaza	#L1A	Paramus	New Jersey	7652	5,903	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
59	Marketplace Mall		Rochester	New York	14623	3,479	Wilmorite	1265 Scottsville Road		Rochester	NY	14624
60	Granite Run Mall		Media	Pennsylvania	19063	3,202	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
62	Walden Galleria	L213	Buffalo	New York	14225	3,073	Pyramid	4 Clinton Square		Syracuse	NY	13202
63	Burlington Mall	C16A	Burlington	Massachusetts	1803	2,800	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
65	Del Amo Mall	#14	Torrance	California	90503	3,300	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
66	Roosevelt Field Mall	#1036 & 1037	Garden City	New York	11530	5,377	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
67	Smith Haven Mall	J03	Lake Grove	New York	11755	4,116	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
70	Emerald Square	D322	North Attleboro	Massachusetts	2760	2,853	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
71	Twelve Oaks Mall	D181	Novi	Michigan	48377	2,799	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
75	Poughkeepsie Galleria		Poughkeepsie	New York	12601	3,409	Pyramid	4 Clinton Square		Syracuse	NY	13202
77	Hamilton Place	#267	Chattanooga	Tennessee	37421	2,593	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
78	Mall at Steamtown		Scranton	Pennsylvania	18503	4,645	Prizm Asset Mgt Co	300 Lackawanna Avenue		Scranton	PA	18503
79	Pentagon City	#1028	Arlington	Virginia	22202	3,840	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
84	Gwinnett Place		Duluth	Georgia	30096	3,383	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
85	Castleton Square		Indianapolis	Indiana	46250	4,030	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
86	Towne Center At Cobb		Kennesaw	Georgia	30144	4,098	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
87	Crossgates Mall	D206A	Albany	New York	12203	3,317	Pyramid	4 Clinton Square		Syracuse	NY	13202
88	Scottsdale Fashion Square	#2129	Scottsdale	Arizona	85251	3,708	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
89	Jefferson Valley Mall		Yorktown Heights	New York	10598	3,384	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
90	Trumball Shopping Park		Trumball	Connecticut	6611	3,500	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
91	Concord Mall		Wilmington	Delaware	19803	3,600	Allied Properties	4737 Concord Pike		Wilmington	DE	19803
92	Oxford Valley Mall		Langhome	Pennsylvania	19047	3,896	Kravco	225 W Washington Street		Indianapolis	IN	46204
93	Paramus Park Mall	#1675	Paramus	New Jersey	7652	4,240	General Growth	110 N Wacker Dr.		Chicago	IL	60606
99	Kings Plaza		Brooklyn	New York	11234	4,895	Vomado	210 Route 4 East		Paramus	NJ	7652
100	Willowbrook Mall	#1126	Wayne	New Jersey	7470	4,296	General Growth	110 N Wacker Dr.		Chicago	IL	60606
102	Park City Center	#C220	Lancaster	Pennsylvania	17601	3,786	General Growth	110 N Wacker Dr.		Chicago	IL	60606
103	Ohio Valley Mall	#320	St Clairsville	Ohio	43950	3,567	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
104	Los Cerritos Center		Cerritos	California	90703	3,900	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
105	Monroeville Mall		Monroeville	Pennsylvania	15146	3,845	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
106	Natick Mall		Natick	Massachusetts	1760	3,726	General Growth	110 N Wacker Dr.		Chicago	IL	60606
109	Belden Village		Canton	Ohio	44718	3,945	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
110	Dulles Town Center	#220	Dulles	Virginia	20166	3,000	Lemer	11501 Huff Court		North Bethesda	MD	20895
111	Lakeside Mall	D129	Sterling Heights	Michigan	48313	3,500	General Growth	110 N Wacker Dr.		Chicago	IL	60606
112	Holyoke Mall at Ingleside		Holyoke	Massachusetts	1040	3,136	Pyramid	4 Clinton Square		Syracuse	NY	13202
113	Genesee Valley Center		Flint	Michigan	48507	4,500	The Mills Corp	3341 S Linden Road		Flint	MI	48507
114	Greenwood Park Mall		Indianapolis	Indiana	46142	3,406	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
115	Shoppingtown Mall	#229A	Dewitt	New York	13214	4,625	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
116	University Park Mall		Mishawaka	Indiana	46545	3,634	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
117	Cross County Shopping Center		Yonkers	New York	10704	3,154	Marx Realty & Improvement Co	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
120	St Charles Towne Center		Waldorf	Maryland	20603	3,369	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
121	Fiesta Mall	#1250	Mesa	Arizona	85202	3,635	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
123	Great Lakes Mall	#330	Mentor	Ohio	44060	3,482	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
124	West Town Mall	#1156	Knoxville	Tennessee	37919	2,990	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
127	Edison Mall		Fort Meyers	Florida	33901	3,500	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
129	Quaker Bridge Mall		Lawrenceville	New Jersey	8608	3,222	Kravco	225 W Washington Street		Indianapolis	IN	46204
130	Livingston Mall	#1022	Livingston	New Jersey	7039	4,351	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
131	Ocean County Mall	#101L	Toms River	New Jersey	8753	3,645	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
132	Walt Whitman Mall	#1063	Huntington Station	New York	11746	4,354	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204

133	Tri-County Mall	G-9	Cincinnati	Ohio	45246	2,500	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
134	Monmouth Mall		Eatontown	New Jersey	7724	3,598	Vornado	210 Route 4 East		Paramus	NJ	7652
135	Montgomery Mall	C1 &C2	North Wales	Pennsylvania	19454	4,046	Kravco	225 W Washington Street		Indianapolis	IN	46204
136	White Plains	#489	White Plains	New York	10601	3,690	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
137	Willow Grove Park		Willow Grove	Pennsylvania	19090	3,124	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
138	Stonestown Galleria		San Francisco	California	94132	3,581	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
139	Galleria at Crystal Run	D209	Middletown	New York	10940	3,599	Pyramid	4 Clinton Square		Syracuse	NY	13202
140	Carousel Center		Syracuse	New York	13290	3,070	Pyramid	4 Clinton Square		Syracuse	NY	13202
141	Sun Valley Mall		Concord	California	94520	2,590	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
142	Hawthom Center	G6UL	Vernon Hills	Illinois	60061	3,268	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
143	Stratford Square Mall	B20	Bloomingdale	Illinois	60108	2,557	The Mills Corp	3225 N Central Avenue	Suite 1205	Phoenix	AZ	85012
144	Deptford Mall		Deptford	New Jersey	8096	4,404	Kravco	225 W Washington Street		Indianapolis	IN	46204
145	Stamford Town Center		Stamford	Connecticut	6901	3,672	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
146	Woodfield Mall	G311	Schaumburg	Illinois	60173	5,124	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
147	Fox Valley Shopping Center		Aurora	Illinois	60504	4,086	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
148	Danbury Fair Mall		Danbury	Connecticut	6810	4,827	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
149	Eastern Hills Mali		Williamsville	New York	14221	3,550	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
150	Freehold Raceway Mall		Freehold	New Jersey	7728	2,981	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
151	Silver City Galleria Mall		Taunton	Massachusetts	2780	3,127	General Growth	110 N Wacker Dr.		Chicago	IL	60606
152	Christiana Mall		Newark	Delaware	19702	4,875	General Growth	110 N Wacker Dr.		Chicago	IL	60606
153	Columbia Mall	#153	Columbia	Maryland	21044	4,000	General Growth	110 N Wacker Dr.		Chicago	IL	60606
154	Menlo Park Mall		Edison	New Jersey	8837	4,000	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
157	Southlake Mall		Merrillville	Indiana	46410	4,598	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
158	Boulevard Mall		Amherst	New York	14226	4,731	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
159	Fairfield Mall		Beavercreek	Ohio	45431	3,731	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
160	Lynnhaven Mall	D06A	Virginia Beach	Virginia	23452	3,330	General Growth	110 N Wacker Dr.		Chicago	IL	60606
162	Seminole Towne Center		Sanford	Florida	32771	3,213	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
164	Chesterfield Towne Center		Midlothian	Virginia	23235	5,240	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
166	Queen Center		Elmhurst	New York	11373	3,823	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
167	Great Northern Mall		Clay	New York	13041	3,091	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
169	Sangertown Mall	G-02	New Hartford	Connecticut	13413	3,500	Pyramid	4 Clinton Square		Syracuse	NY	13202
171	Westmoreland Malt	#218	Greensburg	Pennsylvania	15601	2,838	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
172	Dover Mall		Dover	Delaware	19901	4,274	General Growth	110 N Wacker Dr.		Chicago	IL	60606
174	Green Acres Mall		Valley Stream	New York	11581	6,056	Vornado	210 Route 4 East		Paramus	NJ	7652
175	Tippecanoe Mall		Lafayette	Indiana	47905	4,633	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
176	Fox Run Mall	#1	Newington	New Hampshire	3801	3,670	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
177	Pyramid Mall Ithaca	B07	Ithaca	New York	14850	3,533	Pyramid	4 Clinton Square		Syracuse	NY	13202
178	Hudson Valley Mall		Kingston	New York	12401	3,600	Pyramid	4 Clinton Square		Syracuse	NY	13202
183	Metrocenter Mall		Phoenix	Arizona	85051	3,702	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
184	Palisades Center	B203	West Nyack	New York	10994	3,549	Pyramid	4 Clinton Square		Syracuse	NY	13202
185	South Shore Mall		Bay Shore	New York	11706	3,593	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
186	Owings Mills Mall	1106	Owings Mills	Maryland	21117	3,017	General Growth	110 N Wacker Dr.		Chicago	IL	60606
188	Stones River Mall		Murfreesboro	Tennessee	37129	3,000	General Growth	110 N Wacker Dr.		Chicago	IL	60606
189	Southland Shopping Center	1290	Taylor	Michigan	48180	3,500	General Growth	110 N Wacker Dr.		Chicago	IL	60606
190	Dayton Mall	252	Dayton	Ohio	45459	3,720	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
192	The Pavillions at Buckland Hills	1138	Manchester	Connecticut	6040	4,000	General Growth	110 N Wacker Dr.		Chicago	IL	60606
193	Exton Square Mall	2005	Exton	Pennsylvania	19341	3,360	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
194	Mall of New Hampshire	W123	Manchester	New Hampshire	3103	3,633	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
195	Crystal Mall	R207	Waterford	Connecticut	6385	2,842	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
196	Springfield Mali	GG10	Springfield	Virginia	22150	3,077	Vornado	210 Route 4 East		Paramus	NJ	7652
197	Annapolis Mall		Annapolis	Maryland	21401	3,974	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
198	Orland Square Shopping Center	B11	Chicago	Illinois	60462	3,081	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
200	Northshore Mall	E155	Peabody	Massachusetts	1960	3,467	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
201	Southern Park Mall	725	Youngstown	Ohio	44512	2,787	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
202	Great Lakes Crossing	859	Auburn Hills	Michigan	48326	3,184	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
203	Northwoods Mall	G532	Charleston	South Carolina	29406	4,072	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
204	Mall of America	N118	Bloomington	Minnesota	55425	4,077	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
205	Century Mall III	629	West Mifflin	Pennsylvania	15123	3,107	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
206	Hanes Mall	AL-120	Winston Salem	North Carolina	27103	3,961	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
207	Rivertown Crossing	2048	Grandville	Michigan	49418	3,549	General Growth	110 N Wacker Dr.		Chicago	IL	60606
208	Providence Place	B307	Providence	Rhode Island	2903	3,090	General Growth	110 N Wacker Dr.		Chicago	IL	60606
209	Meriden Square Mall	4068	Meriden	Connecticut	6451	3,436	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
214	Southpark Center	DL-408	Strongsville	Ohio	44136	3,424	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
215	Glenbrook Square Mall	E6	Fort Wayne	Indiana	46805	3,467	General Growth	110 N Wacker Dr.		Chicago	IL	60606
216	Market Place Shopping Center	340	Champaigne	Illinois	61820	3,826	General Growth	110 N Wacker Dr.		Chicago	IL	60606
218	Summit Mall	258A	Akron	Ohio	44333	3,139	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
219	Eastwood Mall	652	Niles	Ohio	44446	3,500	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
220	College Mall	M13A	Bloomington	Indiana	47401	3,523	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
221	Muncie Mall	L05	Muncie	Indiana	47303	3,698	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
222	Plymouth Meeting Mall	2100	Plymouth	Pennsylvania	19462	3,083	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
223	Haywood Mall	2045	Greenville	South Carolina	29605	3,442	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
224	Jersey Gardens	2076	Elizabeth	New Jersey	7201	2,543	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
225	Knoxville Center Mall	2187	Knoxville	Tennessee	37924	3,019	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
226	Meridian Mall	243	Lansing	Michigan	48864	3,630	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
227	Franklin Park Mall	520	Toledo	Ohio	43623	3,835	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
228	Potomac Mills Center	247	Woodbridge	Virginia	22192	3,561	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
229	Coventry Mail	C8	Pottstown	Pennsylvania	19465	2,958	Stoltz Management	Routes 724 & 100		Pottstown	PA	19465
230	Coolsprings Galleria	2430	Franklin	Tennessee	37067	2,418	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
231	Fairlane Town Center	N314	Dearborn	Michigan	48126	3,047	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
233	Colonial Mall Gadsden	47	Gadsden	Alabama	35901	3,165	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102

234	Colonial Park Mall	15	Harrisburg	Pennsylvania	17109	3,125	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
235	Hickory Hollow Mall	2111/2113	Antioch	Tennessee	37013	3,597	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
236	Pheasant Lane Mall	E145	Nashua	New Hampshire	3060	2,630	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
237	Beaver Valley Mall	640	Monaca	Pennsylvania	15061	4,000	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
238	Honey Creek	B2	Terre Haute	Indiana	44310	3,667	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
239	RiverGate Mall	A6A	Goodlettsville	Tennessee	37072	3,452	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
240	Cary Town Center	E4428	Raleigh	North Carolina	27511	2,567	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
242	Grand Central Mall	273	Vienna	West Virginia	26105	2,712	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
243	Mall at Johnson City	17	Johnson City	Tennessee	37601	3,055	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
244	Maplewood Mall	2012	Maplewood	Minnesota	55109	2,974	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
245	Chesterfield Mall	BL220	Chesterfield	Missouri	63017	3,208	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
246	Chapel Hill Mall	339	Akron	Ohio	44310	3,418	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
247	Fashion Square Mall	C312	Saginaw	Michigan	48604	3,009	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
248	Wilton Mall	E18	Saratoga Springs	New York	12866	2,467	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
249	Asheville Mall	L42	Asheville	North Carolina	28805	3,363	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
250	Burnsville Center	1044	Burnsville	Minnesota	55306	2,676	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
251	Eastland Mall	64	Evansville	Indiana	47715	3,310	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
252	Opry Mills	476	Nashville	Tennessee	37214	3,590	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
253	Crestwood Mall	436	St Louis	Missouri	63126	2,570	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
254	Mid Rivers	1252	St Peters	Missouri	63376	3,133	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
255	Charlestown Mall	C214	St Charles	Illinois	60174	3,016	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
256	Independence Mall	D114	Kingston	Massachusetts	2364	3,081	Pyramid	4 Clinton Square		Syracuse	NY	13202
257	Circle Centre Mall	F16	Indianapolis	Indiana	46225	3,632	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
258	Tysons Corner Center	G5U	McLean	Virginia	22102	3,578	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
259	Arundel Mills	211	Hanover	Maryland	21076	3,088	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
260	Arnot Mall	N9	Horsehead	New York	14844	3,000	Arnot Realty	3300 Chambers Road South		Horsehead	NY	14845
261	Morgantown	613	Morgantown	West Virginia	26501	2,870	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
262	Arbor Place	1180	Douglassville	Georgia	30315	3,237	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
263	Governor's Square	2170	Tallahassee	Florida	32301	3,024	General Growth	110 N Wacker Dr.		Chicago	IL	60606
264	Colonial Mall at Macon	18	Macon	Georgia	31206	3,120	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
265	Miller Hill	J08	Duluth	Minnesota	55811	2,842	Simon Property Group	225 W Washington Street .		Indianapolis	IN	46204
266	Merle Hay Mall	912	Des Moines	Iowa	50310	3,456	The Mills Corp	3850 Merle Hay Road	Suite 101	Des Moines	IA	50310
268	Oak Court	1130	Memphis	Tennessee	38117	4,000	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
269	Four Seasons Mall	209	Greensboro	North Carolina	27407	3,585	General Growth	110 N Wacker Dr.		Chicago	IL	60606
271	Harford Mall	W4	Belair	Maryland	21014	3,243	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
272	University Mall	112	Tuscaloosa	Alabama	35405	3,539	Aronov Realty Management	3500 Eastern Blvd		Montgomery	AL	36116
273	Meadowbrook Mall	640	Bridgeport	West Virginia	26330	3,325	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
274	Sandusky Mall	327	Sandusky	Ohio	44870	3,457	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
275	Eastland Mall	1055	Bloomington	Illinois	61701	4,211	Copaken White Blitt	1100 Walnut	Suite 2000	Kansas City	MO	64106
277	Brass Mill	1128	Waterbury	Connecticut	6706	3,759	General Growth	110 N Wacker Dr.		Chicago	IL	60606
278	White Marsh	2035	Baltimore	Maryland	21236	3,265	General Growth	110 N Wacker Dr.		Chicago	IL	60606
280	Concord Mills	699	Concord	North Carolina	28027	3,051	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
281	Kennedy Mall	566	Dubuque	Iowa	52002	3,745	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
282	Augusta Mall	1131	Augusta	Georgia	30909	3,242	General Growth	110 N Wacker Dr.		Chicago	IL	60606
283	Independence Mall	1093	Wilmington	North Carolina	28403	3,216	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
284	Colonial Myrtle Beach	D9	Myrtle Beach	South Carolina	29572	3,438	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
285	Colonial Mall Greenville	D4	Greenville	North Carolina	27858	2,895	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
286	Richland Mall	A7	Mansfield	Ohio	44906	3,500	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
287	North Dartmouth Mall	1360	North Dartmouth	Massachusetts	2747	3,300	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
288	Eastland Mall	B8	Columbus	Ohio	43232	4,560	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
289	Woodland Mall	1A	Grand Rapids	Michigan	49512	3,615	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
290	Valley Hills Mall	230	Hickory	North Carolina	28602	3,699	General Growth	110 N Wacker Dr.		Chicago	IL	60606
291	Riverchase Galleria	V2	Birmingham	Alabama	35244	3,089	General Growth	110 N Wacker Dr.		Chicago	IL	60606
292	Westroads		Omaha	Nebraska	68114	4,022	General Growth	110 N Wacker Dr.		Chicago	IL	60606
293	Tanger Factory Outlet Center-NY	304	Riverhead	New York	11901	3,860	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
294	Springfield Mall	10BU	Springfield	Pennsylvania	19064	3,071	Kravco	225 W Washington Street		Indianapolis	IN	46204
297	Macomb Mall	240/250	Roseville	Michigan	48066	3,000	Macomb Association	25 W 39th Street		New York	NY	10018
299	Mall of Louisiana	2186	Baton Rouge	Louisiana	70836	3,369	General Growth	110 N Wacker Dr.		Chicago	IL	60606
300	River Hills Mall	308	Mankato	Minnesota	56001	3,044	General Growth	110 N Wacker Dr.		Chicago	IL	60606
301	Colonial Mall Bel Aire	C19	Mobile	Alabama	36606	2,846	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
303	Northtown Mall	H19	Blaine	Minnesota	55434	3,600	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
304	Bangor Mall	E6	Bangor	Maine	4401	3,514	Kravco	225 W Washington Street		Indianapolis	IN	46204
305	Oakdale	Suite 76	Johnson City	New York	13790	2,827	Vomado	210 Route 4 East		Paramus	NJ	7652
306	Independence Center	G07	Independence	Missouri	64057	3,800	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
307	Polaris	2094	Columbus	Ohio	43240	3,243	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
308	South County Mall	51	St Louis	Missouri	63129	3,861	Westfieid	11601 Willshire Boulevard		Los Angeles	CA	90025
309	Midway Mall	F36	Elyria	Ohio	44035	3,036	Westfieid	11601 Willshire Boulevard		Los Angeles	CA	90025
310	Valley View Mall	LB40	Roanoke	Virginia	24012	2,920	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
311	West Ridge Mall	G13A	Topeka	Kansas	66604	3,093	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
312	McKinley Mall	807	Buffalo	New York	14219	3,372	Zamias	300 Market Street		Johnstown	PA	15901
313	Maine Mall	W11	Portland	Maine	4106	3,370	General Growth	110 N Wacker Dr.		Chicago	IL	60606
314	CherryVale Mall	F129	Rockford	Illinois	61112	3,438	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
315	St Clair Square	105	Fairview Heights	Illinois	62208	4,041	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
316	Cross Creek Mall	TB7	Fayetteville	North Carolina	28303	3,858	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
317	Charleston Town Center	2105	Charleston	West Virginia	25389	2,849	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
318	Mayfair Mall	865	Wauwatosa	Wisconsin	53226	3,023	General Growth	110 N Wacker Dr.		Chicago	IL	60606
319	White Oaks Mall	C10	Springfield	Illinois	62704	3,623	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
330	Park Plaza Mall		Little Rock	Arkansas	72205	2,910	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
331	The Hanover Mall	113	Hanover	Massachusetts	2339	3,000	Weiner	1775 Washinton Street		Hanover	MA	2339
332	Chicago Ridge		Chicago	Illinois	60415	3,509	Shopco Advisory Corp.	1250 Braodway		New York	NY	10001

333	Washington Square	166	Indianapolis	Indiana	46229	3,016	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
334	Ashland Town Center	468	Ashland	Kentucky	41101	3,354	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
335	River Valley Mall		Lancaster	Ohio	43130	3,200	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
336	Logan Valley Mall	944	Altoona	Pennsylvania	16602	3,227	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
337	Capital City Mall		Camp Hill	Pennsylvania	17011-7003	3,603	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
338	Jefferson Pointe Mall	H10	Fort Wayne	Indiana	46804	3,401	Red Development	4717 Central Avenue		Kansas City	MS	64112
339	The Mall at Whitney Field	Formerly Searstown Mall Leominster		Massachusetts	46804	3,548	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
340	Oakwood Mall	322	Eau Claire	Wisconsin	54701	3,786	General Growth	110 N Wacker Dr.		Chicago	IL	60606
341	The Lakes Mall	1076	Muskegon	Michigan	49444	2,928	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
342	York Galleria	166	York	Pennsylvania	17402	3,055	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
343	River Ridge Mall	B90	Lynchburgh	Virginia	24502	3,200	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
344	Berkshire Mall	B104	Lanesboro	Massachusetts	1237	3,500	Pyramid	4 Clinton Square		Syracuse	NY	13202
346	Robinson Town Center		Robinson Township	Pennsylvania		3,266	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
347	Stroud Mall		Stroudsburgh	Pennsylvania	18360	2,750	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
348	Connecticut Post	2041	Milford	Connecticut	6460	2,890	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
349	Berkshire Mall	G7	Wyomissing	Pennsylvania	19610	3,625	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
350	South Pointe	D5	Lincoln	Nebraska	68516	2,800	Red Development	4717 Central Avenue		Kansas City	MS	64112
351	The Plaza at King of Prussia		King of Prussia	Pennsylvania	19406	3,223	Kravco	225 W Washington Street		Indianapolis	IN	46204
353	Northpark Mall	36	Davenport	Iowa	52806	3,415	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
354	Southpark Mall	175	Moline	Illinois	61265	3,103	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
355	Eastgate Mall	344	Cincinnati	Ohio	45245	3,964	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
356	Southpark	F40	Colonial Heights	Virginia	23834	3,150	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
357	Clearview Mall	BL06	Butler	Pennsylvania	16001	2,997	JJ Gumberg	1051 Brinlon Road		Pittsburgh	PA	15221
358	Gateway Mall		Lincoln	Nebraska		3,728	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
359	Burlington Town Center		Burlington	Vermont		3,000	General Growth	110 N Wacker Dr.		Chicago	IL	60606
360	Nittany Mall		State College	Pennsylvania	16801	3,333	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
361	Spring Hill	Lease ID # 405001 0003	iWest Dundee	Illinois	60118	3,402	General Growth	110 N Wacker Dr.		Chicago	IL	60606
362	Solomon Pond	N219	Marlborough	Massachusetts	1752	3,208	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
363	Mall of Georgia	2025	Buford	Georgia	30519	3,713	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
364	Northwoods Mall		Peoria	Illinois	61613	4,281	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
365	Findlay Village	#153	Findlay	Ohio	45839	3,600	JJ Gumberg	1051 Brinton Road		Pittsburgh	PA	15221
366	Wausau Center		Wausau	Wisconsin		3,600	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
367	Birchwood Mall		Port Huron	Michigan		3,199	General Growth	110 N Wacker Dr.		Chicago	IL	60606
368	Susquehanna Valley		Selinsgrove	Pennsylvania	17870	3,090	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
369	Eden Prairie Center		Eden Prairie	Minnesota	55344	3,530	General Growth	110 N Wacker Dr.		Chicago	IL	60606
370	Steeplegate Mall		Concord	New Hampshire	3301	3,158	General Growth	110 N Wacker Dr.		Chicago	IL	60606
371	Salmon Run Mall	NYS Rte 3	Watertown	New York		2,958	Pyramid	4 Clinton Square		Syracuse	NY	13202
372	Champlain Center North	C119	Pittsburgh	New York		3,366	Pyramid	4 Clinton Square		Syracuse	NY	13202
373	Florence Mall		Florence	Kentucky		3,828	General Growth	110 N Wacker Dr.		Chicago	IL	60606
374	North Grand Mall		Ames	Iowa	50010	3,707	Landau & Heyman	303 E Main Street	Suite 201	Barrington	IL	60010
375	Palmer Park Mall	Palmer Township	Easton	Pennsylvania	18042	2,971	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
376	Manhattan Town Center		Manhattan	Kansas		3,500	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
377	Jefferson Mall		Louisville	Kentucky		2,521	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
378	University Mall		South Burlington	Vermont		3,000	Finard & Company	One Burlington Woods Dr		Burlington	MA	01803
379	Rockingham Park Mall		Salem	New Hampshire	3079	3,419	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
380	Brookfield Square		Brookfield	Wisconsin	53005-6084	3,968	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
381	Johnstown Galleria		Johnstown	Pennsylvania	15901	3,250	Zamias	300 Market Street		Johnstown	PA	15901
382	Madison Square Mall		Huntsville	Alabama	35806	3,060	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
383	Rotterdam Square		Schenectady	New York	12306	2,930	Wilmorite	1265 Scottsville Road		Rochester	NY	14624
384	Kenwood Town Center		Cincinnati	Ohio	45236	3,650	General Growth	110 N Wacker Dr.		Chicago	IL	60606
385	Kentucky Oaks Mall		Paducah	Kentucky	42001	3,651	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
386	Upper Valley Mall		Springfield	Ohio	45504	3,024	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
387	Apple Blossom Mall		Winchester	Virginia	22601	3,252	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
388	College Square - IA		Cedar Falls	Iowa	50613	3,514	Landau & Heyman of Iowa, Inc.	249 W 17th Street		New York	NY	10011
389	Wolfchase Galleria		Memphis	Tennessee	38133	3,450	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
390	Magnolia Mall		Florence	South Carolina	29501	3,002	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
391	Phillipsburg Mall		Phillipsburg	New Jersey	08865-4105	3,696	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
392	West Towne Mall		Madison	Wisconsin	53719-1069	3,050	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
393	Regency Mall		Racine	Wisconsin	53406-5052	3,450	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
394	Northgate Mall		Cincinnati	Ohio	45251	3,300	David Hocker	1901 Frederica Street		Owensboro	KY	42301
395	Brunswick Square		East Brunswick	New Jersey	8816	3,790	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
396	Easton Town Center		Columbus	Ohio	43219	3,673	Steiner and Associates, Inc.	4200 Regent Street	Suite 210	Columbus	OH	43219
397	Indian Mound Mall		Heath	Ohio	43056	3,953	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
398	Towne East Square		Wichita	Kansas	67207	3,100	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
399	Sikes Senter Mall		Wichita Falls	Texas	76308	3,500	General Growth	110 N Wacker Dr.		Chicago	IL	60606
440	Coral Ridge Mall		Coralville	Iowa	52241	3,401	General Growth	110 N Wacker Dr.		Chicago	IL	60606
441	Georgia Square Mall	Suite 212	Athens	Georgia	30606-3155	3,150	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
442	Mall of Abilene		Abilene	Texas	79606	3,339	Landau & Heyman	124 Johnson Ferry Rd		Atlanta	GA	30328
443	Great Mall of the Great Plains		Olathe	Kansas	66061	4,284	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
444	Central Mall		Fort Smith	Arkansas	72903	2,920	Warmack and Company, LLC	Central Mall		Fort Smith	AR	72903
445	Santa Rosa Mall	Suite 60	Mary Esther	Florida	32569	3,054	Jim Wilson	3500 Piedmont Road NE	Suite 600	Atlanta	GA	30305
446	Westwood Mall		Jackson	Michigan	49201	4,214	General Growth	110 N Wacker Dr.		Chicago	IL	60606
447	Eastwood Town Center		Lansing	Michigan	48912	3,600	Jeffery R. Anderson Realty	3805 Edwards Road	Suite 700	Cincinnati	OH	45209
448	Penn Square Mall		Oklahoma City	Oklahoma	73116	3,152	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
449	Louis Joliet Mall		Joliet	Illinois	60431	4,281	The Mills Corp	3340 Mall Loop		Joliet	IL	60431
450	Crossroads Center		St. Cloud	Minnesota	56301	4,021	General Growth	110 N Wacker Dr.		Chicago	IL	60606
451	University Mall		Carbondale	Illinois	62902	3,600	Landau & Heyman	120 South Riverside Plaza	Suite 1605	Chicago	IL	60606
452	West Valley Mall		Tracy	California	95304	3,498	General Growth	110 N Wacker Dr.		Chicago	IL	60606
453	Cape Cod Mall		Hyannis	Massachusetts	2601	3,862	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
454	Grand Traverse Mall		Traverse City	Michigan	49684	3,040	General Growth	110 N Wacker Dr.		Chicago	IL	60606

455	Enfield		Enfield	Connecticut	6082	3,300	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
456	Lakeland Square Mall	RM 304	Lakeland	Florida	33809	3,200	General Growth	110 N Wacker Dr.		Chicago	IL	60606
457	Colony Square		Zanesvllle	Ohio	43701	2,659	General Growth	110 N Wacker Dr.		Chicago	IL	60606
458	Westshore Mall		Holland	Michigan	49424	3,053	Wilmorite	1265 Scottsville Road		Rochester	NY	14624
459	Towne Mall		Elizabethtown	Kentucky	42701	3,000	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
460	Janesville Mall		Janesville	Wisconsin	53545	3,418	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
461	West Park Mall	Suite 134	Cape Girardeau	Missouri	63703	3,811	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
462	Viewmont Mall		Scranton	Pennsylvania	18508-1305	3,300	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
463	Swansea Mall		Swansea	Massachusetts	2777	3,028	General Growth	110 N Wacker Dr.		Chicago	IL	60606
464	Bay City Mall		Bay City	Michigan	48706	3,410	General Growth	110 N Wacker Dr.		Chicago	IL	60606
465	Lansing Mall		Lansing	Michigan	48917	3,500	General Growth	110 N Wacker Dr.		Chicago	IL	60606
466	Lakeview Square Mall		Battle Creek	Michigan	49015	3,500	General Growth	110 N Wacker Dr.		Chicago	IL	60606
467	Governor's Square Mall		Clarksville	Tennessee	37042	3,720	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
468	Eastfield Mall		Springfield	Massachusetts	1129	3,470	Mountain Development Corp.	100 Delawanna Avenue	Suite 100	Clifton	NJ	7014
469	Northpark Mall	101 Rangeline Road	Joplin	Missouri	64801	3,167	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
470	Northgate Mall (TN)		Chattanooga	Tennessee	37415	3,000	General Growth	110 N Wacker Dr.		Chicago	IL	60606
471	Hulen Mall		Fort Worth	Texas	76132	2,909	General Growth	110 N Wacker Dr.		Chicago	IL	60606
472	Ridgemar Mall		Fort Worth	Texas	76116	2,982	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
473	Arsenal Mall		Watertown	Massachusetts	2472	3,809	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
474	Apache Mall		Rochester	Minnesota	55902	3,041	General Growth	110 N Wacker Dr.		Chicago	IL	60606
475	Anderson Mall		Anderson	South Carolina	29621	3,848	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
476	South Shore Plaza		Braintree	Massachusetts	2184	3,190	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
477	Northgate Mall (NC)		Raleigh	North Carolina	27701	2,747	Northgate Associates	P.O. Box 2476		Durham	NC	27715
478	Yorktown Mall		Lombard	Illinois	60148	2,835	Pehrson Long Associates	203 Yorktown Center		Lombard	IL	60148
479	Pecanland Mall		Monroe	Louisiana	71203	3,654	General Growth	110 N Wacker Dr.		Chicago	IL	60606
481	Park Place Mall		Tucson	Arizona	85711	3,174	General Growth	110 N Wacker Dr.		Chicago	IL	60606
482	Neshaminy Mall		Bensalem	Pennsylvania	19020	3,175	General Growth	110 N Wacker Dr.		Chicago	IL	60606
483	Triangle Town Center		Raleigh	North Carolina	27616	3,541	Jacobs Group	25425 Center Ridge Road		Cleveland	OH	44145
484	The Oaks Mall		Gainsville	Florida	32605	3,349	General Growth	110 N Wacker Dr.		Chicago	IL	60606
485	Collin Creek Mall		Piano	Texas	75075	3,531	General Growth	110 N Wacker Dr.		Chicago	IL	60606
486	Colonial Mall at Auburn		Auburn	Alabama	36830	3,538	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
487	Carolina Place Mall		Pineville	North Carolina	28134	2,997	General Growth	110 N Wacker Dr.		Chicago	IL	60606
488	The Parks at Arlington	#2206	Arlington	Texas	76015-4194	3,330	General Growth	110 N Wacker Dr.		Chicago	IL	60606
489	Towne Square Mall		Owensboro	Kentucky	42301	3,674	Aronov Realty Management	3500 Eastern Blvd		Montgomery	AL	36116
490	Prime Outlets of Grove City		Grove City	Pennsylvania	16127	4,749	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
491	Prime Outlets of Hagerstown		Hagerstown	Maryland	21740	5,063	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
492	San Marcos Outlet Stores	Suite 450	San Marcos	Texas	78666-5957	5,764	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
493	Rehoboth Outlets		Rehoboth Beach	Delaware	19971	5,000	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
494	Valley Mall	Attention: Mall Management	Harrisonburg	Virginia	22801	3,200	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
506	Shenango Valley Mall		Hermitage	Pennsylvania	16148	3,600	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
507	Greenwood Mall		Bowling Green	Kentucky	42104	3,584	General Growth	110 N Wacker Dr.		Chicago	IL	60606
508	Myrtle Beach Outlet		Myrtle Beach	South Carolina	29579	5,040	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
509	Pleasant Prairie Outlets		Kenosha	Wisconsin	53158	3,600	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
510	Jeffersonville		Jeffersonville	Ohio	43128	4,976	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
511	Prime Outlets Brich Run		Birch Run	Michigan	48415	6,000	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
512	Prime Outlets Niagara		Niagara Falls	New York	14304	3,874	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
515	Waterloo Outlets		Waterloo	New York	13165	6,000	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
516	Huntley Outlets		Huntley	Illinois	60149	5,104	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
517	New River Valley Mall		Christiansburg	Virginia	24073-6506	3,542	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
518	Crossroads Mall		Portage	Michigan	49024	3,271	General Growth	110 N Wacker Dr.		Chicago	IL	60606
519	Wyoming Valley Mall		Wilkes Barre	Pennsylvania	18702	3,385	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
520	Virginia Center Commons		Glen Allen	Virginia	23059	2,809	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
521	Geneva Center Commons		Geneva	Illinois	60134	3,600	Jeffery R. Anderson Realty	3805 Edwards Road	Suite 700	Cincinnati	OH	45209
522	Southridge Mall		Greendale	Wisconsin	53129	4,500	The Mills Corp	5425 Wisconsin Avenue	Suite 500	Chevey Chase	MD	20815
523	Tulsa Promenade		Tulsa	Oklahoma	74135	3,682	Coyote Management LP	16475 Dallas Parkway	Suite 250	Addison	TX	75001
524	Esplanade Mall		Kenner	Louisiana	70065	3,274	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
525	Kirkwood Mall		Bismark	North Dakota	58504	4,284	The Mills Corp	7th Street and Bismark Exp		Bismark	ND	58504
526	Grapevine Mills Mall		Grapevine	Texas	76051	2,803	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
527	Golden East Crossing		Rocky Mount	North Carolina	27804	2,606	General Growth	110 N Wacker Dr.		Chicago	IL	60606
528	Sarasota Square		Sarasota	Florida	34238	3,389	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
529	Green Tree Mall		Clarksville	Indiana	47129	3,000	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
530	Columbia Mall (MO)		Columbia	Missouri	65203	3,003	General Growth	110 N Wacker Dr.		Chicago	IL	60606
531	Quintard Mall		Oxford	Alabama	36203	3,515	Grimmer Realty Company	200 Green Springs Highway		Birmingham	AL	35209
532	Huntington Mall		Barboursville	West Virginia	25504	3,566	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
533	Northtown Mall		Spokane	Washington	99207	3,067	General Growth	110 N Wacker Dr.		Chicago	IL	60606
534	Southwest Plaza		Littleton	Colorado	80123	3,828	General Growth	110 N Wacker Dr.		Chicago	IL	60606
535	Bellis Fair Mall		Bellingham	Washington	98226	3,426	General Growth	110 N Wacker Dr.		Chicago	IL	60606
536	Patrick Henry Mall		New Port News	Virginia	23602	3,434	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
537	The Citadel Mall		Colorado Springs	Colorado	80909	3,848	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
538	North East Mall		Hurst	Texas	76053	3,199	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
539	Alderwood Mall		Lynnwood	Washington	98037	3,132	General Growth	110 N Wacker Dr.		Chicago	IL	60606
540	Kitsap Mall		Silverdale	Washington	98383	3,500	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
541	South Hill Mall		Puyallup	Washington	98373	3,382	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
542	Arbor Lakes Mall		Maple Grove	Minnesota	55369	3,620	Red Development	4717 Central Avenue		Kansas City	MS	64112
543	Vancouver Mall		Vancouver	Washington	98662	3,210	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
544	Bay Park Square		Green Bay	Wisconsin	54304	3,527	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
545	Country Side Mall		Clearwater	Florida	33761	3,349	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
546	Fox River Mall		Appleton	Wisconsin	54913	4,000	General Growth	110 N Wacker Dr.		Chicago	IL	60606
547	Columbia Mall		Grand Forks	North Dakota	58201	3,309	The Mills Corp	257 E Main Street		Barrington	IL	60010
548	Lima Mall		Lima	Ohio	45805	4,000	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204

549	Valley View Mall-WI		LaCrosse	Wisconsin	54601	3,422	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
550	Post Oak Mall		College Station	Texas	77840	3,785	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
551	Midland Mall	Pay rent for 3800 sqft, sp	Midland	Michigan	48642	3,800	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
552	Moorestown Mall		Moorestown	New Jersey	8057	3,000	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
553	Carolina Mall		Concord	North Carolina	28025	3,418	Hull Storey Retail Group	3632 Wheeler Road		Augusta	GA	30909
554	Valley West Mall		West DeMoines	Iowa	50266	3,880	Watson Centers	3100 W Lake Street	Suite 420	Minneapolis	MN	55416
555	Cordova Mall		Pensacola	Florida	32504	3,999	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
556	Mall of the Bluffs		Council Bluffs	Iowa	51503	3,571	General Growth	110 N Wacker Dr.		Chicago	IL	60606
557	Quail Springs		Oklahoma City	Oklahoma	73134	3,333	General Growth	110 N Wacker Dr.		Chicago	IL	60606
558	Towne West Square		Wichita	Kansas	67209	3,180	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
559	Eastdale Mall		Montgomery	Alabama	36117	3,395	Aronov Realty Management	3500 Eastern Blvd		Montgomery	AL	36116
560	North Point Mall		Alpharetta	Georgia	30022	3,596	General Growth	110 N Wacker Dr.		Chicago	IL	60606
561	Altamonte Mall		Altamonte Springs	Florida	32701	3,552	General Growth	110 N Wacker Dr.		Chicago	IL	60606
562	Foothills Mall		Fort Collins	Colorado	80525	3,188	General Growth	110 N Wacker Dr.		Chicago	IL	60606
563	Vista Ridge Mall		Lewisville	Texas	75067	2,762	General Growth	110 N Wacker Dr.		Chicago	IL	60606
564	Ridgedale Mall		Minnetonka	Minnesota	55305	3,481	General Growth	110 N Wacker Dr.		Chicago	IL	60606
565	North Star Mall		San Antonio	Texas	78216	4,620	General Growth	110 N Wacker Dr.		Chicago	IL	60606
566	Memorial City Mall		Houston	Texas	77027	3,458	General Growth	110 N Wacker Dr.		Chicago	IL	60606
567	Empire Mali		Sioux Falls	South Dakota	57106	3,409	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
568	Southern Hills Mall		Sioux City	Iowa	51106	3,561	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
569	Oglethorpe Mall		Savannah	Georgia	31406	3,580	General Growth	110 N Wacker Dr.		Chicago	IL	60606
570	Southlake Mall		Morrow	Georgia	30260	4,121	General Growth	110 N Wacker Dr.		Chicago	IL	60606
571	Millcreek Mall		Erie	Pennsylvania	16565	3,708	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
572	Vintage Faire Mall		Modesto	California	95356	3,776	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
573	Wiregrass Commons		Dothan	Alabama	36303	3,407	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
574	Westgate Mall		Spartanburg	South Carolina	29301	4,191	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
575	Deerbrook Mall		Humble	Texas	77338	3,090	General Growth	110 N Wacker Dr.		Chicago	IL	60606
576	Colonial Mall Valdosta		Valdosta	Georgia	31601	3,371	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
577	Parkway Place Mall		Huntsville	Alabama	35801	3,545	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
578	Francis Scott Key Mall		Frederick	Maryland	21703	4,089	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
579	Tanger Five Oaks		Sevierville	Tennessee	37862	3,550	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
580	Prime Outlets Ellenton		Ellenton	Florida	34222	4,118	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
581	Prime Outlets at Gaffney		Gaffney	South Carolina	29341	3,514	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
582	Tanger Outlet Center in Foley	see letter 12/22/03 for l	Foley	Alabama	36535	5,240	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
583	Gettysburg Outlet		Gettysburg	Pennsylvania	17325	3,600	Delancey Realty Services	718 Arch Street	Suite 400	Philadelphia	PA	19106
584	Woodland Hills Mall		Tulsa	Oklahoma	74133	3,531	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
585	Valley River Mall		Eugene	Oregon	97401	3,500	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
586	Dakota Square	Paying 7% of sales until $	Minot	North Dakota	58701	3,393	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
587	South Plains Mall		Lubbock	Texas	79414	3,590	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
588	Rivercenter Mall		San Antonio	Texas	78205	3,558	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
589	Lakeline Mall		Cedar Park	Texas	78613	2,986	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
590	Tuttle Crossing		Dublin	Ohio	43016	3,013	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
591	Lakeforest Mall		Gaithersburg	Maryland	20877	3,162	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
592	Clackamas Town Center		Portland	Oregon	97086	3,390	General Growth	110 N Wacker Dr.		Chicago	IL	60606
593	Fort Henry Mall		Kingsport	Tennessee	37664	2,880	Boardwalk Management Company, Inc.	31640 US Highway 19 N	Suite 1	Palm Harbor	FL	34684
594	Regency Square Mall		Florence	Alabama	35630	3,500	Hull Storey Retail Group	3632 Wheeler Road		Augusta	GA	30909
595	Eastridge Mall		Gastonia	North Carolina	28054	2,870	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
596	Acadiana Mall		Lafayette	Louisiana	70503	2,984	Lafayette Associates	2690 Crooks Rd	Suite 400	Troy	Ml	48084
597	Spotsylvania Mall	For calculation purposes	Fredericksburg	Virginia	22407	3,563	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
596	Rushmore Mall		Rapid City	South Dakota	57701	3,393	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
599	Tanger Branson		Branson	Missouri	65616	3,345	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
600	Castle Rock Outlets		Castle Rock	Colorado	80106	4,718	Craig Realty Group	1500 Quail Street	Suite 100	Newport Beach	CA	92660
601	Silver Sand Outlet Center		Destin	Florida	32550	3,852	Howard Group	185 Grand Blvd	Suite 100	Sandestin	FL	32550
602	Northpark Mall		Ridgeland	Mississippi	39157	3,753	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
603	Tyrone Square		St. Petersburg	Florida	33710	3,500	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
604	West Acres		Fargo	North Dakota	58103	3,318	West Acres Development	P.O. Box 9978		Fargo	ND	58106
605	University Mall		Tampa Bay	Florida	33612	4,026	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
606	Oakridge Mall		San Jose	California	95123	3,065	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
607	Desert Ridge Mall		Phoenix	Arizona	85050	3,550	Vestar Development	2425 E Camelback Road	Siute 750	Phoenix	AZ	85016
608	Florida Mall		Orlando	Florida	32809	3,077	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
609	The Maine Mall Outlets		Kittery	Maine	3904	3,203	Ram Management Company	200 US RT 1	Suite 200	Scarborough	ME	4074
611	Coastal Grand Mall		Myrtle Beach	South Carolina	29577	3,360	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
612	Superstition Springs Mall		Mesa	Arizona	85206	3,310	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
613	Tanger Williamsburg (IA)		Williamsburg	Iowa	52361	5,000	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
614	Wheaton Mall		Silver Spring	Maryland	20902	3,650	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
615	St. Augustine Outlets		St. Augustine	Florida	32092	3,900	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
616	Johnson Creek		Johnson Creek	Wisconsin	53038	4,000	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
617	Plaza Camino Real		Carlsbad	California	92008	3,860	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
618	Berkeley Mall		Goldsboro	North Carolina	27534	3,782	Faison	720 S. Lafayette Street		Shelby	NC	28150
619	Center at Salisbury		Salisbury	Maryland	21801	3,100	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
620	Barton Creek Mall		Austin	Texas	78746	3,615	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
621	Brandon Town Center		Brandon	Florida	3351	3,081	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
622	North County Fair Mall		Escondido	California	92025	4,117	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
623	Jacksonville Mall		Jacksonville	North Carolina	28546	3,015	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
624	Katy Mills		Katy	Texas	77494	3,213	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
625	Citrus Park Mall		Tampa	Florida	33625	3,783	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
626	Westgate Mall		Amarillo	Texas	79121-0140	3,500	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
627	Mission Valley Mall		San Diego	California	92108	3,146	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
628	Towson Town Center		Towson	Maryland	21204	3,000	General Growth	110 N Wacker Dr.		Chicago	IL	60606
629	Parkway Plaza		El Cajon	California	92020	3,981	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025

630	Cortana Mall		Baton Rouge	Louisiana	70815	3,500	Mall Prop	654 Madison Avenue		New York	NY	10021
631	Southland Mall		Houma	Louisiana	70364	3,510	Sizeler Properties	4200 Regent Street	Suite 210	Columbus	OH	43219
632	Belmar Mall		Lakewood	Colorado	80226	3,538	Continuum Property Management Co.	405 S. Teller St		Denver	CO	80226
633	Chandler Fashion Center		Chandler	Arizona	85226	3,072	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
634	Panama City		Panama City	Florida	32405	2,804	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
635	Mall St Vincent		Shreveport	Louisiana	71104	3,214	General Growth	110 N Wacker Dr.		Chicago	IL	60606
636	St Louis Mills		Hazelwood	Missouri	63042	3,692	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
637	Chico Mall		Chico	California	95928	3,130	General Growth	110 N Wacker Dr.		Chicago	IL	60606
638	Battlefield Mall		Springfield	Missouri	65804	4,568	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
639	Clifton Park Mall		Clifton Park	New York	12065	3,400	The Mills Corp	900 N Michigan Avenue	Suite 1300	Chicago	IL	60611
640	Cumberland Mall		Vineland	New Jersey	8360	2,994	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
641	Chapel Hills Mall (CO)		Colorado Springs	Colorado	80920	3,547	General Growth	110 N Wacker Dr.		Chicago	IL	60606
642	Paddock Mall		Ocala	Florida	34474	3,575	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
643	Richmond Square		Richmond	Indiana	47374	4,332	Landau & Heyman	249 W 17th Street		New York	NY	10011
644	East Towne Mall		Madison	Wisconsin	53704	3,800	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
645	Indiana Mall		Indiana	Pennsylvania	15701	3,341	Zamias	300 Market Street		Johnstown	PA	15901
646	Markland Mall		Kokomo	Indiana	46902	3,480	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
647	Colorado Mills		Lakewood	Colorado	80401	3,467	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
648	Salem Center		Salem	Oregon	97301	3,537	General Growth	110 N Wacker Dr.		Chicago	IL	60606
649	Jordan Creek Mall		Des Moines	Iowa	50266	3,149	General Growth	110 N Wacker Dr.		Chicago	IL	60606
650	Sooner Mall		Norman	Oklahoma	73072	3,485	General Growth	110 N Wacker Dr.		Chicago	IL	60606
651	Albertville Outlets		Albertville	Minnesota	55301	4,500	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
652	Arrowhead Town Center		Glendale	Arizona	85038	3,013	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
653	Lighthouse Outlets		Michigan City	Indiana	46360	4,879	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
654	Plaza Bonita		National City	California	91950	4,064	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
655	Colonial Mall Decatur		Decatur	Alabama	35601	3,235	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
656	Brookwood Village		Birmingham	Alabama	35209	3,610	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
657	Baybrook Mall		Friendswood	Texas	77546	3,482	General Growth	110 N Wacker Dr.		Chicago	IL	60606
658	Regency Square Mall (VA)		Richmond	Virginia	23229	3,052	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
659	Algonquin Commons		Algonquin	Illinois	60102	3,600	Jeffery R. Anderson Realty	3805 Edwards Road	Suite 700	Cincinnati	OH	45209
660	Spokane Valley Mall		Spokane	Washington	99216	3,891	General Growth	110 N Wacker Dr.		Chicago	IL	60606
661	Golden Triangle Mall		Denton	Texas	76205	3,554	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
662	Central Mall (TX)		Texarkana	Texas	75503	3,199	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
663	Prime Outlet Williamsburg		Williamsburg	Virginia	23188	4,118	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
664	Adrian Mall		Adrian	Michigan	49221	3,434	General Growth	110 N Wacker Dr.		Chicago	IL	60606
665	Mall at Wellington Green		Wellington	Florida	33414	2,866	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
667	Victor Valley Mall		Victorville	California	92393	3,165	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
668	Cincinnati Mills		Cincinnati	Ohio	45240	3,426	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
669	Shoppes at Grand Prairie		Peoria	Illinois	61615	3,574	Culian Properties	211 Fulton Street	Suite 700	Pearia	IL	61602
670	Clay Terrace Mall		Carmel	Indiana	21740	2,832	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
671	Old Hickory Mall		Jackson	Tennessee	38305	3,928	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
672	Zona Rosa Mall		Kansas City	Missouri	64153	3,595	Steiner and Associates, Inc.	4200 Regent Street	Suite 210	Columbus	OH	43219
673	Valley Plaza Mall		Bakersfield	California	93304	3,570	General Growth	110 N Wacker Dr.		Chicago	IL	60606
674	Chautauqua Mall		Lakewood	New York	14750	3,478	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
675	Ingram Park Mall		San Antonio	Texas	78238	3,480	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
676	Richland Mall		Waco	Texas	76710	3,500	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
677	Broadway Mall		Hicksville	New York	11801	4,014	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
678	Northgate Mall (WA)		Seattle	Washington	98125	3,621	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
679	Melbourne Square Mall		Melbourne	Florida	32904	3,000	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
680	Greenbrier Mall		Chesapeake	Virginia	23320	3,502	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
681	Galleria at Dallas		Dallas	Texas	75240	3,200	General Growth	110 N Wacker Dr.		Chicago	IL	60606
682	Treasure Coast Mall		Jensen Beach	Florida	34957	2,663	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
683	Tanger Howell		Howell	Michigan	48855	4,500	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
684	Coastland Mall		Naples	Florida	34102	3,644	General Growth	110 N Wacker Dr.		Chicago	IL	60606
685	Edgewater Mall		Biloxi	Mississippi	39531	4,235	Jim Wilson	3500 Piedmont Road NE	Suite 600	Atlanta	GA	30305
686	Broadway Square		Tyler	Texas	75703	3,630	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
687	Osage Beach Outlets		Osage Beach	Missouri	65065	4,518	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
688	Imperial Valley Mall		El Centra	California	92243	3,958	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
689	Mall at Barnes Crossing		Tupelo	Mississippi	38804	3,575	David Hocker	1901 Frederica Street		Owensboro	KY	42301
690	Valley Mall (MD)		Hagerstown	Maryland	21740	3,025	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
691	Orange Park Mall		Orange Park	Florida	32073	3,127	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
692	Sunland Park Mall		El Paso	Texas	79912	3,407	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
693	Northwest Arkansas Mall		Fayetteville	Arkansas	72703	3,536	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
694	Flatiron Crossing	Suite 5555	Broomfield	Colorado	80021	3,600	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
695	Parkdale Mall		Beaumont	Texas	77706	3,004	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
696	Charlottesville Mall		Charlottesville	Virginia	22901	2,816	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
697	Houston Galleria		Houston	Texas	77056	3,297	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
698	The Avenues		Jacksonville	Florida	32256	3,842	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
699	Sawgrass Mills Mall		Sunrise	Florida	33323	3,326	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
700	Oak View Mall		Omaha	Nebraska	68144	3,344	General Growth	110 N Wacker Dr.		Chicago	IL	60606
701	First Colony		Sugarland	Texas	77479	3,762	General Growth	110 N Wacker Dr.		Chicago	IL	60606
702	Lufkin Mall		Lufkin	Texas	75901	3,156	The Mills Corp	900 N Michigan Avenue	Suite 1300	Chicago	IL	60611
703	Southdale Center		Edina	Minnesota	55435	3,897	The Mills Corp	10 Southdale Center		Edina	MN	55435
704	Hampshire Mall		Hadley	Massachusetts	1035	3,250	Pyramid	4 Clinton Square		Syracuse	NY	13202
705	Coronado Mall		Alburquerque	New Mexico	87110	3,454	General Growth	110 N Wacker Dr.		Chicago	IL	60606
706	Capital Mall		Olympia	Washington	98502	3,240	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
707	College Square Mall		Morristown	Tennessee	37813	4,027	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
708	Boynton Beach		Boynton Beach	Florida	33426	3,314	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
710	Aviation Mall		Queensbury	New York	12804	3,400	Pyramid	4 Clinton Square		Syracuse	NY	13202
711	Paradise Valley Mall		Phoenix	Arizona	85032	3,500	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401

712	Clinton Crossings Outlet	Clinton	Connecticut	6413	4,052	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
713	Edinburgh Outlets	Edinburgh	Indiana	46124	6,074	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
714	Saint Louis Galleria	St. Loius	Missouri	63117	3,663	General Growth	110 N Wacker Dr.		Chicago	IL	60606
715	Valencia Town Center	Valencia	California	91355	3,289	The Mills Corp	24201 W Valencia Blvd	Suite 150	Valencia	CA	91355
716	Frenchtown Square	Monroe	Michigan	48162	2,976	Cafaro	2445 Belmont Ave		Youngstown	OH	44504
717	Ontario Mills	Ontario	California	91764	3,769	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
718	Montgomery Mall (MD)	Bethesda	Maryland	20817	3,500	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
719	Chicago Outlets	Aurora	Illinois	60504	4,459	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
720	Wrentham Outlets	Wrentham	Massachusetts	2093	3,531	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
721	Desoto Square	Bradenton	Florida	34205	3,130	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
722	The Crossings Outlets	Tannersville	Pennsylvania	18372	3,000	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
723	Petaluma Outlets	Petaluma	California	94952	4,453	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
724	Alexandria Mall	Alexandria	Louisiana	71301	3,740	General Growth	110 N Wacker Dr.		Chicago	IL	60606
725	Burlington Square Mall	Burlington	North Carolina	27215	3,000	Prime Retail, LP.	326 Third Street		Lakewood	NJ	8701
726	Aurora Outlets	Aurora	Ohio	44202	4,043	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
727	The Woodlands Mall	The Woodlands	Texas	77380	3,510	General Growth	110 N Wacker Dr.		Chicago	IL	60606
728	LaPlaza Mall	McAllen	Texas	78503	3,625	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
729	Fair Oaks Mall	Fairfax	Virginia	22033	3,695	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	Ml	48303
730	Chula Vista Mall	Chula Vista	California	91910	3,040	General Growth	110 N Wacker Dr.		Chicago	IL	60606
731	Rogue Valley Mall	Medford	Oregon	97501	2,895	General Growth	110 N Wacker Dr.		Chicago	IL	60606
732	Boise Town Square	Boise	Idaho	83704	3,540	General Growth	110 N Wacker Dr.		Chicago	IL	60606
733	Lakeside Mall	Metairie	Louisiana	70002	3,643	Lakeside Mall	3301 Veteran's Memorial Blvd		Metairie	LA	70002
734	Crabtree Valley Mall	Raliegh	North Carolina	27612	3,551	Plaza Associates	4325 Glentown Avenue		Raleigh	NC	27612
735	The Meadows Malt	Las Vegas	Nevada	89107	3,690	General Growth	110 N Wacker Dr.		Chicago	IL	60606
736	Galleria at Tyler	Riverside	California	32503	3,403	General Growth	110 N Wacker Dr.		Chicago	IL	60606
737	Sunrise Mall (TX)	Brownsville	Texas	78256	3,431	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
738	Peachtree Mall	Columbus	Georgia	31909	3,800	General Growth	110 N Wacker Dr.		Chicago	IL	60606
739	Woodbury Commons	Central Valley	New York	10917	4,214	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
740	Atlantic City Outlets	Atlantic City	New Jersey	8401	5,100	Cordish Company	601 East Pratt St	6th Floor	Baltimore	MD	21202
741	Las Americas	San Ysidro	California		4,500	JER International	4211 Camino De La Plaza	Suite 176	San Diego	CA	92173
742	Woodbury Lakes Mali	Woodbury	Minnesota	55125	3,596	Red Development	4717 Central Avenue		Kansas City	MS	64112
743	The Gateway	Salt Lake City	Utah	84101	2,704	Inland Southwest Management LLC	2901 Butterfield Rd		Oak Brook	IL	60523
744	University Mall (UT)	Orem	Utah	84097	3,942	Woodbury Corporation	2733 E Parley Way	Suite 300	Salt Lake City	UT	84109
745	Provo Town Center	Provo	Utah	84601	3,286	General Growth	110 N Wacker Dr.		Chicago	IL	60606
746	Palm Desert Mall	Palm Desert	California	92260	3,048	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
747	Camarillo Outlets	Camarillo	California	93010	2,925	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
748	Cielo Vista Mall	El Paso	Texas	79925	3,536	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
749	Northlake Mall	Charlotte	North Carolina	28216	3,071	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
750	Fayette Mall	Lexington	Kentucky	40503	3,502	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
751	Marley Station	Glenn Bumie	Maryland	21061	3,500	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
752	Shops at Saucon Valley	Bethlehem	Pennsylvania	18034	3,400	Saucon Valley Venture LLC	6410 Popar Avenue	Suite 850	Memphis	TN	3819
753	Great Mall Milpitas	Milpitas	California	95035	3,800	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
754	Oakland Mall	Troy	Michigan	48083	4,000	Oakland Mall LLC	39577 Woodward Avenue	Suite 110	Bloomfield Hills	MI	48304
755	Albany Mall	Albany	Georgia	31707	3,676	Aronov Realty Management	3500 Eastern Blvd		Montgomery	AL	36116
756	Rock Hill Galleria	Rock Hill	South Carolina	29730	3,500	General Growth	110 N Wacker Dr.		Chicago	IL	60606
757	Lindale Mall	Cedar Rapids	Iowa	52402	3,668	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
758	Citadel Mall (SC)	Charleston	South Carolina	29407	2,960	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
759	Westgate Mall (MA)	Brockton	Massachusetts	2301	2,964	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
760	Rimrock Mall	Billings	Montana	59102	3,800	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
761	Eastridge Mall (CA)	San Jose	California	95122	3,335	General Growth	110 N Wacker Dr.		Chicago	IL	60606
762	Uniontown Mall	Uniontown	Pennsylvania	15401	3,513	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
763	Crossroads Mall (WV)	Breckley	West Virginia	25800	3,620	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
764	Coral Square Mall	Coral Springs	Florida	33071	3,880	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
765	Turtle Creek Mall	Hattiesburg	Mississippi	39402	3,430	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
766	MacArthur Center	Norfolk	Virginia	23510	3,554	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	Ml	48303
767	Forest Mall	Fond Du Lac	Wisconsin	54935	3,533	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
768	Tacoma Mall	Tacoma	Washington	98409	3,587	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
769	Fingerlakes Mall	Auburn	New York	13022	3,591	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
770	Firewheel Town Center	Garland	Texas	75040	3,654	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
771	Newgate Mall	Ogden	Utah	84405	3,456	General Growth	110 N Wacker Dr.		Chicago	IL	60606
772	Legends at Village West	Kansas City	Kansas	66109	3,384	Red Development	4717 Central Avenue		Kansas City	MS	64112
773	Shoppes at La Cantera	San Antonio	Texas	78256	3,246	General Growth	110 N Wacker Dr.		Chicago	IL	60606
774	Highland Mall	Austin	Texas	78752	3,742	General Growth	110 N Wacker Dr.		Chicago	IL	60606
775	Indian River Mall	Vero Beach	Florida	32966	2,912	General Growth	110 N Wacker Dr.		Chicago	IL	60606
776	Northshore Square Mall	Slidell	Louisiana	70460	3,398	Sizeler Properties	4200 Regent Street	Suite 210	Columbus	OH	43219
777	Northridge Mall	Northridge	California	91324	3,758	Genera! Growth	110 N Wacker Dr.		Chicago	IL	60606
778	Montclair Plaza	Montclair	California	91763	3,501	General Growth	110 N Wacker Dr.		Chicago	IL	60606
779	Piedmont Mall	Danville	Virginia	24540	3,500	Genera! Growth	110 N Wacker Dr.		Chicago	IL	60606
780	Santa Rosa Mall	Santa Rosa	California	95401	3,201	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
781	Irvine Spectrum Center	Irvine	California	92618	3,430	Irvine Company	100 Innovation Dr		Irvine	CA	92617
782	Layton Hills Mall	Layton	Utah	84041	3,281	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
783	Aurora Mall	Aurora	Colorado	80012	3,700	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
784	Southaven Towne Center	Southaven	Mississippi	38671	3,090	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
785	Eastern Shores	Spanish Fort	Alabama	36527	3,500	MG Herring Group	5710 LBJ Freeway	Suite 450	Dallas	TX	75240
786	Mt. Berry Square	Rome	Georgia	30165	3,205	Prime Retail, LP.	326 Third Street		Lakewood	NJ	8701
787	Dolphin Mall	Miami	Florida	33172	4,689	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	Ml	48303
788	Santa Anita Mall	Arcadia	California	91007	3,335	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
789	Fresno Fashion Fair	Fresno	California	93710	3,794	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
790	Settlers Green	North Conway	New Hampshire	3860	4,171	OVP Management	13 Settlers Green		North Conway	NH	3860
791	Northridge Mall (CA)	Salinas	California	93906	3,840	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401

792	Newpark Mall		Newark	California	94560	3,012	General Growth	110 N Wacker Dr.		Chicago	IL	60606
793	Las Vegas Fashion Outlets		Primm	Nevada	89019	4,200	Talisman Company	5420 Kietzke Lane	Suite 108	Reno	NV	89511
794	Seattle Premium Outlets		Tulalip	Washington	98271	2,935	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
795	Solano Mall		Fairfield	California	94533	3,089	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
796	Weberstown Mall		Stockton	California	95207	3,790	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
797	Walnut Square Mall		Dalton	Georgia	30721	2,901	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
798	Longview Mall		Longview	Texas	75604	4,000	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
799	Foothills Mall (TN)		Maryville	Tennessee	37801	3,600	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
800	North Georgia Outlets		Dawsonville	Georgia	30534	4,014	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
801	Central Mall (OK)		Lawton	Oklahoma	73501	3,174	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
802	Pittsburgh Mills		Tarentum	Pennsylvania	15084	3,321	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
803	Prien Lake Mall		Lake Charles	Louisiana	70601	3,760	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
804	Metropolis Mall		Plainfield	Indiana	46168	3,300	North Shore Properties	5252 E 82nd Street	Suite 300	Indianapolis	IN	46250
805	Volusia Mall		Daytona Beach	Florida	32114	2,945	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
806	Mainplace Mall		Santa Ana	California	92705	3,100	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
807	Rolling Oaks Mall		San Antonio	Texas	78247	2,979	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
809	Bradley Square		Cleveland	Tennessee	37312	3,482	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
810	Gumee Mills Mall		Gumee	Illinois	60031	3,500	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
811	Tucson Mall		Tucson	Arizona	85705	3,198	General Growth	110 N Wacker Dr.		Chicago	IL	60606
812	Lakewood Center		Lakewood	California	90712	3,500	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
813	South Towne Center		Salt Lake City	Utah	84070	3,000	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
814	Streets at Southpoint		Durham	North Carolina	27713	3,845	General Growth	110 N Wacker Dr.		Chicago	IL	60606
815	Aubum Mall (MA)		Aubum	Massachusetts	1501	3,510	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
816	Tanger Park City Outlets		Park City	Utah	84098	4,500	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
817	Horizon Outlet Center		Tulare	California	93274	4,000	Horizon Group Properties Inc	6250 N. River Rd	Suite 10400	Rosemont	IL	60018
818	Glendale Galleria		Glendale	California	91210	2,864	General Growth	110 N Wacker Dr.		Chicago	IL	60606
819	Port Charlotte Town Center		Port Charlotte	Florida	33948	3,457	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
820	Hot Springs Mall		Hot Springs	Arkansas	71913	3,849	Aronov Realty Management	3500 Eastern Blvd		Montgomery	AL	36116
821	Summit Sierra		Reno	Nevada	89511	3,502	Bayer Properties Inc.	2222 Arlington Ave.		Birmingham	AL	35205
822	Regency Square (FL)		Jacksonville	Florida	32225	2,863	General Growth	110 N Wacker Dr.		Chicago	IL	60606
823	Stonebriar Mall		Frisco	Texas	75034	3,242	General Growth	110 N Wacker Dr.		Chicago	IL	60606
824	Tanger Locust Grove		Locust Grove	Georgia	30248	5,300	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
825	Northpark Mall		Dallas	Texas	75225	3,520	Nasher	8080 N Central Expressway	Suite 100	Dallas	TX	75206
826	Horton Plaza		San Diego Bossier	California	92101	3,500	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
827	Pierre Bossier		Bossier	Louisiana	71111	3,412	General Growth	110 N Wacker Dr.		Chicago	IL	60606
828	Mall at Turtle Creek	Suite 200	Jonesboro	Arkansas	72401	3,500	David Hocker	1901 Frederica Street		Owensboro	KY	42301
829	Tanger Lincoln City		Lincoln City	Nebraska	97367	4,297	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
830	Branson Landing		Branson	Missouri	65616	3,054	The Mills Corp	3027 W Highway 76	Suite B	Branson	MO	65616
831	Briarwood Mall		Ann Arbor	Michigan	48180	4,344	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
832	Shops at Sunset		Miami	Florida	33143	3,116	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
833	Columbiana Centre		Columbia	South Carolina	29212	3,925	General Growth	110 N Wacker Dr.		Chicago	IL	60606
834	Westminster Mall		Westminster	California	92683	3,850	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
835	West Oaks Mall (FL)		Orlando	Florida	34761	3,504	General Growth	110 N Wacker Dr.		Chicago	IL	60606
836	Victoria Mall (TX)		Victoria	Texas	77904	3,500	Hull Storey Retail Group	3632 Wheeler Road		Augusta	GA	30909
837	Merced Mall		Merced	California	95348	3,446	Codding Enterprises	1400 Valley House Dr.	Suite 100	Rohnert Park	CA	94928
838	Woodburn Company Store		Woodburn	Oregon	97071	4,668	Craig Realty Group	1500 Quail Street	Suite 100	Newport Beach	CA	92660
839	Bonita Lakes		Meridian	Mississippi	39301	2,977	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
840	Carriage Crossing		Memphis	Tennessee	38017	3,499	Wilson	2500 Windy Ridge Parkway	Suite 160	Atlanta	GA	30339
841	Killeen Mall		Killeen	Texas	76543	3,089	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
842	Town East (TX)		Mesquite	Texas	75150	2,963	General Growth	110 N Wacker Dr.		Chicago	IL	60606
843	Willowbend Mall		Piano	Texas	75093	3,416	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
844	Glynn Place		Brunswick	Georgia	31525	3,120	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
845	Oakbrook Center		Oakbrook	Illinois	60523	2,997	General Growth	110 N Wacker Dr.		Chicago	IL	60606
846	Visalia Mall		Visalia	California	93277	4,000	General Growth	110 N Wacker Dr.		Chicago	IL	60606
847	Tanger Gonzales Outlets		Gonzales	Louisiana	70737	4,000	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
848	Rosedale Center		Roseville	Minnesota	55113	3,390	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
849	Magic Valley Mall		Twin Falls	Idaho		3,353	Woodbury Corporation	2733 E Parley Way	Suite 300	Salt Lake City	UT	84109
850	Galleria at Sunset		Henderson	Nevada	89014	3,802	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
851	Fair Oaks Mall		Columbus	Indiana	47201	2,854	Veritas Realty	930 E 66th Street		Indianapolis	IN	46220
852	Grand Teton Mail		Idaho Falls	Idaho	83404	3,600	General Growth	110 N Wacker Dr.		Chicago	IL	60606
853	Mesilla Valley Mail		Las Cruces	New Mexico	1502	3,968	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
854	Irving Mall (TX)		Irving	Texas	75062	3,974	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
855	Capitola Mall		Capitola	California	95010	3,431	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
856	Jordan Landing		West Jordan	Utah	84084	3,798	Foursquare Properties	5850 Avenida Encinas	Suite A	Carlsnad	CA	92008
B57	Red Cliffs Mall		St. George	Utah	84790	3,331	General Growth	110 N Wacker Dr.		Chicago	IL	60606
858	Bayshore Town Center		Milwaukee	Wisconsin	53217	3,502	Steiner and Associates, Inc.	4200 Regent Street	Suite 210	Columbus	OH	43219
859	Tanger Commerce II		Commerce	Georgia	30529	4,000	Tanger Properties, LP.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
860	Fashion Place		Murray	Utah	84107	3,671	General Growth	110 N Wacker Dr.		Chicago	IL	60606
861	West Oaks (TX)		Houston	Texas	77082	3,500	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
862	Waterford Lakes Town Center		Orlando	Florida	32828	3,128	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
863	Brea Mall		Brea	California	92821	3,400	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
864	Lloyd Center		Portland	Oregon	97232	4,060	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
865	Columbia Center (WA)		Kennewick	Washington	99336	3,361	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
866	Willowbrook Mall (TX)		Houston	Texas	77070	3,248	General Growth	110 N Wacker Dr.		Chicago	IL	60606
867	Oak Park Mall		Overland Park	Kansas	66214	3,355	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
868	Merritt Square		Merritt Island	Florida	32952	3,650	Thor Merritt Square	139 Fifth Avenue		New York	NY	10010
869	Mall at Stonecrest		Lithonia	Georgia	30038	3,200	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
870	Hershey Outlets		Hershey	Pennsylvania	17033	4,065	FSH Associates	120 N Pointe Blvd	Suite 301	Lancaster	PA	17601
871	Shoppes at Montage		Moosic	Pennsylvania	18507	3,500	Jeffery R. Anderson Realty	3805 Edwards Road	Suite 700	Cincinnati	OH	45209
872	Round Rock Outlets		Round Rock	Texas	78664	3,824	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068

873	Coconut Point		Estero	Florida	33928	3,175	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
874	Gulfview Square		Port Richey	Florida	34668	3,650	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
875	Village at Sandhill		Columbia	South Carolina	29229	3,804	Hill Partners	10 Flintlake Rd		Columbia	SC	29223
876	Pinnacle Hills		Rogers	Arkansas	72758	3,690	General Growth	110 N Wacker Dr.		Chicago	IL	60606
877	Green Oaks Village		Brighton	Michigan	48116	3,500	Lormax	One Town Square	Suite 1600	Southfield	MI	75201
878	Shops at Fallen Timbers	Suite 1599	Maumee	Ohio	43537	3,545	General Growth Properties	110 N Wacker Dr.		Chicago	IL	60606
879	Greene Town Center		Beavercreek	Ohio	45440	2,873	Steiner and Associates, Inc.	4200 Regent Street	Suite 210	Columbus	OH	43219
880	Topanga Plaza		Canoga Park	California	91303	3,907	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
881	Miromar Outlets		Estero	Florida	33928	4,000	Mirormar	10801 Corkscrew Rd	Suite 305	Estero	FL	33928
882	Rio Grande Outlets		Mercedes	Texas	78570	4,284	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
883	Southgate Mall		Missoula	Montana	59801	3,057	Southgate Mall Associates	3011 American Way		Missoula	MT	59808
884	International Plaza		Tampa	Florida	33607	4,000	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	MI	48303
885	Lake Buena Vista Outlets		Orlando	Florida	32821	4,000	Lake Buena Vista Joint Venture	1725 University Drive	Suite 450	Coral Springs	FL	33071
886	Prime Outlets at Gulfport		Gulfport	Mississippi	39503	4,847	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
887	Hillsboro Outlets		Hillsboro	Texas	76645	4,015	Prime Retail, LP.	326 Third Street		Lakewood	NJ	8701
888	Mall Del Norte		Laredo	Texas	78041	3,800	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
889	Pinnacle at Tutwiler Farm		Birmingham	Alabama	35235	3,480	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
890	Leesburg Premium Outlets	Suite 1625	Leesburg	Virginia	20176	3,467	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
891	Prime Outlets at Queenstown		Queenstown	Maryland	21658	4,000	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
892	Arden Fair Mall	Ste 1167	Sacramento	California	95815	2,867	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
893	Southlake Town Square		Dallas	Texas	76092	3,365	SLTS Grand Ave, LP	1256 Main Street	Suite 240	Southlake	TX	76092
894	Sacramento Gateway		Sacramento	California	95815	3,494	Opus Northwest	10350 Bren Road West		Minnetonka	MN	55343
895	Prime Outlets Lebanon		Lebanon	Tennessee	37090	3,759	Prime Retail, LP.	326 Third Street		Lakewood	NJ	8701
896	Tanger Outlet Myrtle Beach		Myrtle Beach	South Carolina	29572	3,490	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
897	Galleria at Centervllle		Centerville	Georgia	31028	3,056	Zamias	300 Market Street		Johnstown	PA	15901
898	Oak Hollow		High Point	North Carolina	27262	3,190	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
899	Aiken Mall	Suite 335	Aiken	South Carolina	29803	2,989	Veritas Realty	930 E 66th Street		Indianapolis	IN	46220
900	Town Center at Otay Ranch		Chula Vista	California	91915	3,500	General Growth	110 N Wacker Dr.		Chicago	IL	60606
901	Randolph Mall		Asheboro	North Carolina	27203	3,653	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
902	Brazos Mall		Lake Jackson	Texas	77566	3,537	Prime Retail, LP.	326 Third Street		Lakewood	NJ	8701
903	Manassas Mall		Manassas	Virginia	20109	3,400	Vomado	210 Route 4 East		Paramus	NJ	7652
904	Promenade at Bolingbrook		Bolingbrook	Illinois	60440	3,600	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
905	Prime Outlets Oshkosh		Oshkosh	Wisconsin	54904	3,500	Prime Retail, LP.	326 Third Street		Lakewood	NJ	8701
906	Supermall of the Great Northwest	Suite 1268	Auburn	Washington	98001	4,630	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
907	Tanger Tilton		Tilton	New Hampshire	3276	3,500	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
908	Pembroke Lakes Mall		Pembroke Pines	Florida	33026	4,064	General Growth	110 N Wacker Dr.		Chicago	IL	60606
909	Puente Hills Mall		Industry	California	91748	3,419	Glimcher Properties Ltd	150 East Gay Street		Columbus	OH	43215
910	Cache Valley Mall		Logan	Utah	84341	3,253	General Growth	110 N Wacker Dr.		Chicago	IL	60606
911	Chesapeake Square Mall		Chesapeake	Virginia	23321	3,568	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
912	Cottonwood Mall		Alburquerque	New Mexico	87114	3,025	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
913	Plaza at West Covina		West Covina	California	91790	3,269	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
914	Shawnee Mall		Shawnee	Oklahoma	74804	3,946	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
915	Antelope Valley Mall		Palmdale	California	93551	3,088	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
916	Cascade Mall		Burlington	Washington	98233	3,426	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
917	Eagle Ridge Mall		Lake Wales	Florida	33859	3,500	General Growth	110 N Wacker Dr.		Chicago	IL	60606
918	Westside Pavilion		Los Angeles	California	90064	3,858	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
919	Valley Mall		Yakima	Washington	98903	3,646	Valley Mall LLC	7455 SW Bridgeport Road	Suite 205	Tigard	OR	97224
920	Hickory Point Mall		Forsyth	Illinois	62535	3,500	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
921	Prime Outlets Orlando		Orlando	Florida	32819	4,500	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
922	San Tan Village		Gilbert	Arizona	85296	3,593	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
924	Tanger Outlets Lancaster		Lancaster	Pennsylvania	17602	3,910	Tanger Properties, L.P.	3200 Northline Avenue	Suite 360	Greensboro	NC	27408
925	Outlet Shopps El Paso		El Paso	Texas	79932	4,400	Horizon Group Properties Inc	6250 N. River Rd	Suite 10400	Rosemont	IL	60018
926	Avenue Webb Gin		Snellville	Georgia	30078	3,152	Cousins	191 Peachtree Street NE	Suite 3600	Atlanta	GA	30303
927	Town Square Las Vegas		Las Vegas	Nevada	89119	3,318	Tumberry	P.O. Box 8000	Dept 976	Buffalo	NY	14267
929	Las Palmas Marketplace		El Paso	Texas	79936	3,500	ADD Holdings	5823 N. Mesa	Suite 195	El Paso	TX	79912
930	Mesa Mall		Grand Junction	Colorado	81505	3,652	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
931	Tempe Marketplace	Suite 350	Tempe	Arizona	85281	3,516	Vestar Development	2425 E Camelback Road	Siute 750	Phoenix	AZ	85016
932	Pinnacle at Turkey Creek		Knoxville	Tennessee		3,267	Colonial Properties	2101 6th Ave North	Suite 750	Birmingham	AL	35203
933	Hamburg Pavilion		Lexington	Kentucky	40509	4,000	Thomas	45 Ansley Drive		Newman	GA	30263
934	The Loop		Kissimmee	Florida	34741	3,353	Wilder	800 Boylston Street	Suite 1300	Boston	MA	2199
935	Prime Outlets Lee		Lee	Massachusetts	1238	4,382	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
936	Allen Premium Outlets		Allen	Texas	75013	4,066	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
937	The Block at Orange		Orange	California	92868	3,400	Mills Corporation	225 W Washington Street		Indianapolis	IN	46204
938	Las Vegas Outlet		Las Vegas	Nevada	89106	4,214	Chelsea Property Group	105 Eisenhower Parkway		Roseland	NJ	7068
939	Five Points Plaza		Huntington Beach	California	92648	4,125	Metrovation	225 108TH Avenue	NE Suite 520	Bellevue	WA	98004
940	Town Center Plaza		Leawood	Kansas	66211	3,971	DDR	5029 West 117th Street		Leawood	KS	66211
941	Gateway Station		Fort Worth	Texas	76028	3,225	Kimco Realty	3333 New Hyde Park Rd	Suite 100	New Hyde Park	NY	11042
942	Pacific View Mall		Ventura	California	93003	3,683	Macerich Company	401 Wilshire Boulevard	Suite 700	Santa Monica	CA	90401
943	Country Club Mall		Cumberland	Maryland	21502	3,600	JJ Gumberg	1051 Brinton Road		Pittsburgh	PA	15221
944	Midland Park		Midland	Texas	79705-3256	5,672	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
945	Highland Village		Highland Village	Texas	75077	3,212	Shops at Highland Village Developers	121 West Forsyth	Suite 200	Jacksonville	FL	32202
946	Burr Ridge Town Center		Burr Ridge	Illinois	60527	3,052	Opus Northwest	10350 Bren Road West		Minnetonka	MN	55343
947	Cumberland Mall		Atlanta	Georgia	30339	3,599	General Growth	110 N Wacker Dr.		Chicago	IL	60606
948	South Park Mall		San Antonio	Texas	78224	3,500	Jones Lang LaSalle	3424 Peachtree Road NE	Suite 300	Atlanta	GA	30326
949	Colonie Center		Albany	New York	12205	3,500	Feldman	2201 E. Camelback Rd	Suite 350	Phoenix	AZ	85016
950	West County Mall		Des Peres	Missouri	63131	4,160	Westfield	11601 Willshire Boulevard		Los Angeles	CA	90025
951	Harrisburg Mall		Harrisburg	Pennsylvania	17111	4,586	Feldman	2201 E. Camelback Rd	Suite 350	Phoenix	AZ	85016
952	Short Pump Town Center		Richmond	Virginia	23233	2,825	Forest City Enterprises	100 Terminal Tower		Cleveland	OH	44113
953	Prime Outlets Pismo Beach		Pismo	California	93449	3,500	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
954	Meadowood Mall		Reno	Nevada	89502	4,000	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204

955	Riverdale Village		Coon Rapids	Minnesota	55433	3,333	DDR	5029 West 117th Street		Leawood	KS	66211
956	Shops at Centerra		Loveland	Colorado	80538	3,960	Poag & McEwen	6410 Poplar Avenue	Suite 850	Memphis	TN	38119
957	Village at Stonecreek		San Antonio	Texas	78259	3,405	Reata	3300 Enterprise Parkway		Beachwood	OH	44122
958	Hill Country Galleria		Bee Cave	Texas	78738	3,727	Open Realty	P.O. Box 8000	Dept 976	Buffalo	NY	14267
959	North Hanover Mali		Hanover	Pennsylvania	17331	4,333	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
962	Warwick Mall		Warwick	Rhode Island	2886	247	Warwick Mall	P.O. Box 2513		Providence	RI	2906
1004	West Coast Distribution Center		Ontario	California	91761	359,996	ProLogis	2817 E Cedar Street	Suite 200	Ontario	CA	91761

2011	Jimmy'z Exton Square		Exton	Pennsylvania	19341	3,600	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
2012	Jimmy'Z Galleria at Tyler		Riverside	California	92503	3,503	Genera! Growth	110 N Wacker Dr.		Chicago	IL	60606
2013	Jimmy'z Wellington Green		West Palm Beach	Florida	33414	3,800	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	Ml	48303
2014	JIMMYZ Woodlands Mall	Suite 700	The Woodlands	Texas	77380	3,327	General Growth	110 N Wacker Dr.		Chicago	IL	60606
2015	Jimmy'z Woodfield Mall		Shaumburg	Illinois	60173	4,283	Taubman	200 E Long Lake Road	Suite 300	Bloomfield Hills	Ml	48303
2016	JIMMY'Z Mall of America		Bloomington	Minnesota	55425	3,717	Simon Property Group	225 W Washington Street		Indianapolis	IN	46204
2017	Jimmy'z San Marcos Outlets		San Marcos	Texas	78666	4,012	Prime Retail, L.P.	326 Third Street		Lakewood	NJ	8701
2018	Jimmy'z Grove City Outlets		Grove City	Pennsylvania	16127	5,446	Prime Retail, LP.	326 Third Street		Lakewood	NJ	8701
2019	Jimmy'z Logan Valley Mall		Altoona	Pennsylvania	16602	3,319	Preit-Rubin	200 South Broad Street		Philadelphia	PA	19102
2020	Jimmy'z St. Louis Galleria		St. Louis	Missouri	63117	3,500	General Growth	110 N Wacker Dr.		Chicago	IL	60606
2021	Jimmy'z Fox River Mall		Appleton	Wisconsin	54913	3,368	General Growth	110 N Wacker Dr.		Chicago	IL	60606
2022	Jimmy'z Hanes Mall		Winston-Salem	North Carolina	27103	3,952	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421
2023	Jimmy'z Manhattan Mall		New York	New York	10001	4,500	Argent Ventures LLC	551 Fifth Avenue	34th Floor	New York	NY	10176
2024	Jimmy'z College Square		Morristown	Tennessee	37813	3,500	CBL & Associates	2030 Hamilton Place Blvd		Chattanooga	TN	37421

3009	Canadian Office	Suite 208	Mississauga	Ontario	L4V1E3	1,391	Orlando Corporation	6205 Airport Road		Mississauga	Ontario	L4V 1E3
3011	Metropolis at Metrotown	M175	Burnaby	British Columbia	V5H4P1	3524	Ivanhoe Cam	1001 Square Victoria	bureau C-500	Montreal	Quebec	H2Z 2B5
3012	Guildford TC	2608A	Surrey	British Columbia	V3R7C1	3608	Ivanhoe Cam	1001 Square Victoria	bureau C-500	Montreal	Quebec	H2Z 2B5
3013	White Oaks Mall	491/495	London	Ontario	N6E1V4	3380	Redcliff	4040 University Avenue	Suite 1200	Toronto	Ontario	M5J1T1
3014	Pickering Town Center	193	Pickering	Ontario	L1V1B8	3434	20 Vic	1355 Kingston Road		Pickering	Ontario	L1V1B8
3015	Fairview Park	E005	Kitchener	Ontario	N2C1X1	3026	Cadillac Fairview	20 Queen Street West	5th Floor	Toronto	Ontario	MSH 3R4
3016	Georgian Mall	D 016	Barrie	Ontario	L4M4Z8	3384	Cadillac Fairview	20 Queen Street West	5th Floor	Toronto	Ontario	MSH 3R4
3017	Oakville Place	121A	Oakville	Ontario	L6H3H6	3191	Ivanhoe Cam	1001 Square Victoria	bureau C-500	Montreal	Quebec	H2Z 2B5
3018	Vaughan Mills	439	Vaughn	Ontario	L4K5W4	5095	Ivanhoe Cam	1001 Square Victoria	bureau C-500	Montreal	Quebec	H2Z 2B5
3019	Dufferin Mall	168	Toronto	Ontario	M6H4B1	3112	Oxford	130 Adelaide Street	Suite 100	Toronto	Ontario	M5H 3P5
3021	Square One	2-305	Mississauga	Ontario	L5B2C9	3447	Oxford	130 Adelaide Street	Suite 100	Toronto	Ontario	M5H 3P5
3022	Lime Ridge Mall	229B	Hamilton	Ontario	L9A4X5	3135	Cadillac Fairview	20 Queen Street West	5th Floor	Toronto	Ontario	MSH 3R4
3023	Scarborough TC	46/47	Scarborough	Ontario	M1P4P5	3235	Oxford	130 Adelaide Street	Suite 100	Toronto	Ontario	M5H 3P5

EXHIBIT 4-6

ENCUMBERANCES

   Please see attached.

FLEET RETAIL/AEROPOSTALE/MSS DELAWARE

UCC Search Chart

2/14/08

DEBTOR	STATE	FILING OFFICE	SEARCH THRU DATE	TAX LIEN – SEE LEGEND	SECURED CREDITOR	FILING DATE	FILING NUMBER	ACOUNTS RECIEVABLE	INVENTORY	EQUIPMENT (ALL)	EQUIPMENT (SPECIFIC)	GOODS	INVESTMENT PROPERTY	GENERAL INTANGIBLES	INTELLECTUAL PROPERTY	R.E. FIXTURE FILING	OTHER COLLATERAL AND/OR COMMENTS
Aeropostale, Inc.	DE	SOS	10/31/07	F:C	Fleet Retail Finance Inc. (Formerly known as BankBoston Retail Finance Inc.), as Agent Continuation	11/26/01 10/12/06	11535942 63529575	X	X	X		X	X	X	X		In Lieu Financing Statement
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit Corporation (Lessor)	2/11/02	20590376				X						Lease
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit Corporation	8/1/02	22024366				X						Lease
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit Corporation	8/2/02	22038556				X						Lease
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	1/29/03	30496334				X						Lease
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	4/11/03	30946346				X						Lease
Aeropostale, inc.	DE	SOS	10/31/07		Racine Joing Venturell, CBL & Associates Properties, Inc.	7/15/03	32010372	X	X	X		X	X				Security interest granted to Landlord by Tenant
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	5/3/04	41226796				X						Lease
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	4/12/05	51122523				X						Lease
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	7/11/05	52117746				X						Lease
Aeropostale, Inc.	DE	SOS	10/31/07		Georgia Square Mai!	4/08/06	61389535	X	X	X		X	X				Security interest granted to Landlord by Tenant
Aeropostale, Inc.	DE	SOS	10/31/07		CBL & Associates Properties	5/30/06	6185994	X	X	X		X	X				Security interest granted to Landlord by Tenant
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	6/29/06	62246189				X
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	1/3/07	70016856				X
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	2/15/07	70608736				X
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	7/2/07	72496072				X
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	9/19/07	73541892				X
Aeropostale, Inc.	DE	SOS	10/31/07		IBM Credit LLC	10/24/07	74028519				X

F: Federal Tax Lien
S: State Tax Lien
J: Judgment Lien
C: Clear

979915_1.XLS

1

21694.00138

FLEET RETAIL/AEROPOSTALE/MSS DELAWARE

UCC Search Chart

2/14/08

Aeropostale West, Inc.	DE	SOS	10/31/07		Fleet Retail Finance Inc. (Formerly known as BankBoston Retail Finance Inc.), as Agen Continuation	2/1/02 10/12/06	20282032 63529559	X	X	X	X	X	X	X	In Lieu Financing Statement
Aero GC Management LLC	VA	SOS	11/02/07		No UCC Filings
Aero GC Management LLC	VA	SOS	11/02/07	F: C
Aero GC Management LLC	VA	Richmond City	11/07/07	S: C
Aero GC Management LLC	NY	SOS	11/02/00	F: C
Aero GC Management LLC	NY	New York County	10/28/07	S: C
Jimmy 'Z Surf Co., Inc.	DE	SOS	11/01/07		No UCC Filings
Jimmy 'Z Surf Co., Inc.	DE	SOS	11/01/07	F: C
Jimmy 'Z Surf Co., Inc.	DE	New Castle County	11/01/07	S: C
Jimmy 'Z Surf Co., Inc.	NY	SOS	11/02/07	S: C
Jimmy 'Z Surf Co., Inc.	NY	New York County	10/28/07	S: C

F: Federal Tax Lien
S: State Tax Lien
J: Judgment Lien
C: Clear

9979915_1.XLS

2

Exhibit 4-7
Indebtedness

    None.

Exhibit 4-8
Insurance Policies

(See Attached)

STANDARD FIRE INSURANCE POLICY

[Affiliated FM Logo]
Affiliated FM Insurance Company
P.O. Box 7500
Johnston, Rhode Island 02919
1-800-343-7722

*

* = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 10-Q.

THE HANOVER INSURANCE COMPANY

THE HANOVER INSURANCE COMPANY, 440 LINCOLN ST., WORCESTER, MA 01605

COMMERCIAL LINES POLICY

*

* = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 10-Q.

[THE HANOVER INSURANCE GROUP LOGO]

COMMERCIAL UMBRELLA POLICY

*

* = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 10-Q.

EXCESS LIABILITY POLICY

FIREMAN’S FUND INSURANCE COMPANIES

*

* = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 10-Q.

[THE HANOVER INSURANCE GROUP LOGO]

COMMERCIAL LINES POLICY

*

* = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 10-Q.

[TRAVELERS LOGO]
WORKERS COMPENSATION
AND
EMPLOYERS LIABILITY POLICY

*

* = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 10-Q.

[AXIS LOGO]

SECUREXCESS DECLARATIONS

*

* = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 10-Q.

Exhibit 4-10
Capital Leases

    None.

Exhibit 4-13
Taxes

    None.

Exhibit 4-17
                                                                                                                                        LITIGATION

MATTER	CLAIM AMT	DESCRIPTION	STATUS
Matters in Litigation/ Mediation:

Pictures Patents, LLC V. Aeropostale	Unspecified	Plaintiff purports to own a patent on a technology which permits picture images to be viewed and linked to over the Internet. They are claiming our website uses their technology.	*

Card Activation Technologies v. Aeropostale	Unspecified
Plaintiff purports to own a patent on a technology which allows debit card terminals to talk to a central network and receive authorizations. They are claiming our debit card terminals in our stores use their patented technology.
*

Administrative Hearings:
Various Unrelated Employee Claims (EEOC related Claims)	Unspecified	7 complaints filed by former store employees for various issues.	*

Various Accident Reports/Product Related Claims (Storeline)	Unspecified	6 accidents claimed to have occurred in a store (submitted to insurance)	*

* = Material omitted pursuant to a request for Confidentiality Treatment and filed separately with the Commission on the date of filing of this form 10-Q.

Exhibit 4-22
Permitted Management Fees and Other Affiliated Transactions

*

* = Material omitted pursuant to a request for Confidentiality Treatment and filed separately with the Commission on the date of filing of this form 10-Q.

EXHIBIT 4-23

EXCLUDED ASSETS

   1.  Collateral as to which the security interest in favor of the Lender either (a) may not be perfected by the filing of a financing statement under the applicable Uniform Commercial Code or (b) as to which the Lender has elected not to perfect its security interest, for whatever reason.

    2. To the extent not included in Item 1 above, real property leasehold interests.

Exhibit 5-5
Borrowing Base Certificate

(See Attached)

AEROPOSTALE. INC.

REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION IF BORROWINGS ARE LESS THAN S75MM

E-E-MAIL TO: Gheisa Cruz at gheisa.m.cruz@bankofamerica.com F FAX TO: (617) 434-4310	Cert. No.

G General Ledger Inventory as of: ___________		$-	(A)

StStated Inventory Advance Rate:		95.0	% (B)

InInventory Availability (A*B)		$-	(C)

MMajor Credit Card Receivables as of: ___________		$-	(D)

MMajor Credit Card Receivable Advance Rate:		85.0	% (E)

MMajor Credit Card Receivable Availability (D*E)		-	(F)

L LESS Availability Reserves:

Gift Certificates (50% of outstanding)	$
Rent (2 months in WA, VA, PA)	$
Other Availability Reserves (TBD based on results of field exam)	$

TOTAL AVAILABILITY RESERVES		$-	(G)

Total Uncapped Borrowing Base (C+F-G)	$

Total Capped Borrowing Base (not to exceed $150MM)		$-	(H)

AVAILABILITY CALCULATION

Beginning Principal Balance	$
ADD: Prior days advance		$-
LESS: Prior day's paydown	$

Ending principal balance	$

ADD: Standby Letters of Credit	$
ADD: Documentary Letters of Credit	$

Total loan balance prior to request		$-	(1)

Net availability prior to today's request (H-I)		$-	(J)

ADVANCE REQUEST		$-	(K)

Net availability after today's request (J-K)		$-	(L)

The undersigned represents and warrants that (a) the information set forth above has been prepared in accordance with the requirements of the Second Amended and Restated Loan and Security Agreement (the "Agreement") among the Borrower and Bank of America, N.A.; (b) the information set forth above is complete and correct; (c) no "Default" (as defined in the Agreement) is presently in existence; and (c) all or a portion of the advance requested hereby will be set aside by the Borrower to cover 100% of the Loan Parties' obligation for sales tax on account of sales since the most recent borrowing under the Agreement.

Authorized Signer

AEROPOSTALE, INC.

REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION IF BORROWINGS EXCEED $75MM

E-E-MAIL TO: Gheisa Cruz at gheisa.m.cruz@bankofamerica.com F FAX TO: (617) 434-4310			Cert. No.

Stock Ledger Inventory at Cost as of: ___________			$-

LESS Inventory Reserves:

Shrink			$-
RTVs			$-
Damaged Inventory			$-
Other Inventory Reserves (TBD based on results of field exam)			$-

TOTAL INVENTORY RESERVES			$-

Eligible Inventory, as of: ___________			$-	(A)

Effective Inventory Advance Rate:	Appraised NOLV of Eligible Inventory	Inventory Advance Percentage	TBD	(B)
(85% of Appraised NOLV of	TBD based on updated appraisal	TBD
Eligible Inventory)

Inventory Availability (A*B)			#VALUE!	(C)

Major Credit Card Receivables as of: ___________			$-	(D)

Major Credit Card Receivable Advance Rate:			85.0	% (E)

Major Credit Card Receivable Availability (D*E)			-	(F)

LESS Availability Reserves:

Gift Certificates (50% of outstanding)			$-
Rent (2 months in WA, VA, PA)			$-
Other Availability Reserves (TBD based on results of field exam)			$-

TOTAL AVAILABILITY RESERVES			$-	(G)

Total Uncapped Borrowing Base (C+F-G)			#VALUE!

Total Capped Borrowing Base (not to exceed $150MM)			#VALUE!	(H)

AVAILABILITY CALCULATION

Beginning Principal Balance		$-
ADD: Prior days advance		$-
LESS: Prior day's paydown		$-

Ending principal balance		$-

ADD: Standby Letters of Credit		$-
ADD: Documentary Letters of Credit	$

Total loan balance prior to request		$-	(1)

Net availability prior to today's request (H-I)			(J)

ADVANCE REQUEST		$-	(K)

Net availability after today's request (J-K)			(L)

The undersigned represents and warrants that (a) the information set forth above has been prepared in accordance with the requirements of the Second Amended and Restated Loan and Security Agreement (the "Agreement") among the Borrower and Bank of America, N.A.; (b) the information set forth above is complete and correct; (c) no "Default" (as defined in the Agreement) is presently in existence; and (c) all or a portion of the advance requested hereby will be set aside by the Borrower to cover 100% of the Loan Parties' obligation for sales tax on account of sales since the most recent borrowing under the Agreement.

Authorized Signer

EXHIBIT 6-3

BONDS & DEPOSITS

    Aeroposale, Inc. has guaranteed Jimmy'Z Surf Co., Inc.'s store operating leases.

Exhibit 7-1
DDAs

(See Attached)

Aeropostale Stores’ Depository Bank Accounts

12/6/07

*

* = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 10-Q.

Exhibit 7-2

Credit Card Arrangements

The Loan Parties currently have the following credit card agreements in place:

1)	Aeropostale, Inc. First Data Merchant Services (merchant number: *)

2)	Jimmy’Z Surf Co., Inc.: First Data Merchant Services (merchant number: *)

3)	Aeropostale, Inc. and Jimmy’Z Surf Co., Inc.: American Express (merchant number: *)

4)	Aeropostale, Inc. and Jimmy’Z Surf Co., Inc.: Discover Card (merchant number: *)

None of the above agreements are currently evidenced by a writing.  However, the Loan Parties are in process of acquiring written documentation to evidence each of the above agreements, which shall be immediately furnished to Lender upon completion.

1062846.1

* = Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission on the date of filing of this Form 10-Q.